Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-175136
Prospectus Supplement No. 1
(To prospectus dated September 13, 2011)
Lyondell Chemical Company
$602,883,016 11% Senior Secured Notes due 2018

     This prospectus supplement (the “prospectus supplement”) supplements and amends the prospectus dated September 13, 2011 as filed with the Securities and Exchange Commission on August 16, 2011 (the “prospectus”) relating to up to $602,883,016 aggregate principal amount of 11% Senior Secured Notes due 2018 of Lyondell Chemical Company to be sold for the account of the selling security holders named in the prospectus. You should read this prospectus supplement together with the prospectus. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus.
     This prospectus supplement includes the following documents, as filed by LyondellBasell Industries N.V. with the Securities and Exchange Commission: LyondellBasell Industries N.V.’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 and Current Reports on Form 8-K filed on October 3, October 11, October 21 (two reports), November 8, November 9 and November 17, 2011.

     Investing in the notes involves risks. See “Risk Factors” beginning on page 5 of the prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 29, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-Q
(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2011
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from            to
Commission file number: 001-34726
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	98-0646235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of principal executive offices)
31 10 275 5500
(Registrant’s telephone number, including area code)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes ☑ No ☐
The registrant had 577,441,527 ordinary shares, €0.04 par value, outstanding at October 28, 2011.

LYONDELLBASELL INDUSTRIES N.V.

PART I. FINANCIAL INFORMATION
ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
LYONDELLBASELL INDUSTRIES N.V.
CONSOLIDATED STATEMENTS OF INCOME

	Successor				Predecessor
					January 1
	Three Months Ended		Nine Months Ended	May 1 through	through
	September 30,		September 30,	September 30,	April 30,
Millions of dollars, except earnings per share	2011	2010	2011	2010	2010
Sales and other operating revenues:
Trade	$13,023	$10,116	$38,716	$16,771	$13,260
Related parties	274	186	875	303	207

	13,297	10,302	39,591	17,074	13,467

Operating costs and expenses:
Cost of sales	11,538	9,075	34,955	15,273	12,414
Selling, general and administrative expenses	239	204	697	333	308
Research and development expenses	53	35	142	58	55

	11,830	9,314	35,794	15,664	12,777
Operating income	1,467	988	3,797	1,410	690
Interest expense	(155)	(182)	(495)	(314)	(713)
Interest income	10	(4)	31	8	5
Other income (expense), net	10	(97)	12	(43)	(265)

Income (loss) before equity investments, reorganization items and income taxes	1,332	705	3,345	1,061	(283)
Income from equity investments	52	29	183	56	84
Reorganization items	—	(13)	(30)	(21)	7,388

Income before income taxes	1,384	721	3,498	1,096	7,189
Provision for (benefit from) income taxes	489	254	1,140	282	(1,315)

Net income	895	467	2,358	814	8,504
Net loss attributable to non-controlling interests	—	7	4	2	60

Net income attributable to the Company	$895	$474	$2,362	$816	$8,564

Earnings per share:
Net income:
Basic	$1.56	$0.84	$4.14	$1.45

Diluted	$1.51	$0.84	$4.12	$1.45

See Notes to the Consolidated Financial Statements.

1

LYONDELLBASELL INDUSTRIES N.V.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
Millions, except shares and par value data	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$5,609	$4,222
Restricted cash	292	11
Accounts receivable:
Trade, net	3,786	3,482
Related parties	252	265
Inventories	5,682	4,824
Prepaid expenses and other current assets	1,097	975

Total current assets	16,718	13,779
Property, plant and equipment, net	7,363	7,190
Investments and long-term receivables:
Investment in PO joint ventures	422	437
Equity investments	1,594	1,587
Related party receivables	4	14
Other investments and long-term receivables	67	67
Goodwill	598	595
Intangible assets, net	1,237	1,360
Other assets	264	273

Total assets	$28,267	$25,302

See Notes to the Consolidated Financial Statements.

2

LYONDELLBASELL INDUSTRIES N.V.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
Millions, except shares and par value data	2011	2010
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2	$4
Short-term debt	49	42
Accounts payable:
Trade	2,440	1,968
Related parties	867	793
Accrued liabilities	1,505	1,705
Deferred income taxes	315	319

Total current liabilities	5,178	4,831
Long-term debt	5,782	6,036
Other liabilities	2,021	2,183
Deferred income taxes	1,204	656
Commitments and contingencies
Stockholders’ equity:
Ordinary shares, €0.04 par value, 1,275 million shares authorized, 573,257,117 and 565,676,222 shares issued, respectively	31	30
Additional paid-in capital	10,265	9,837
Retained earnings	3,778	1,587
Accumulated other comprehensive income	79	81
Treasury stock, at cost, 4,184,410 and 1,122,651 ordinary shares, respectively	(128)	—

Total company share of stockholders’ equity	14,025	11,535
Non-controlling interests	57	61

Total equity	14,082	11,596

Total liabilities and equity	$28,267	$25,302

See Notes to the Consolidated Financial Statements.

3

LYONDELLBASELL INDUSTRIES N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
		May 1	January 1
	Nine Months Ended	through	through
	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2010
Cash flows from operating activities:
Net income	$2,358	$814	$8,504
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	676	351	565
Asset impairments	44	—	9
Amortization of debt-related costs	28	15	307
Inventory valuation adjustment	—	365	—
Equity investments -
Equity income	(183)	(56)	(84)
Distribution of earnings, net of tax	162	28	18
Deferred income taxes	667	185	(1,321)
Reorganization items and fresh start accounting adjustments, net	30	21	(7,388)
Reorganization-related payments, net	(10)	(334)	(407)
(Gain) loss on sale of assets	(45)	—	4
Unrealized foreign currency exchange loss (gain)	16	21	264
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(282)	34	(650)
Inventories	(864)	131	(368)
Accounts payable	552	167	249
Prepaid expenses and other current assets	(139)	150	58
Other, net	(232)	337	(685)

Net cash provided by (used in) operating activities	2,778	2,229	(925)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(761)	(266)	(226)
Proceeds from disposal of assets	71	—	1
Short-term investments	—	—	12
Restricted cash	(281)	—	(11)

Net cash used in investing activities	(971)	(266)	(224)

Cash flows from financing activities:
Issuance of Class B common stock	—	—	2,800
Shares issued upon exercise of warrants	37	—	—
Dividends paid	(171)	—	—
Repayments of debtor-in-possession term loan facility	—	—	(2,170)
Net repayments under debtor-in-possession revolving credit facility	—	—	(325)
Net borrowings on revolving credit facilities	—	52	38
Proceeds from short-term debt	—	7	8
Repayments of short-term debt	—	(8)	(14)
Issuance of long-term debt	—	—	3,242
Repayments of long-term debt	(260)	—	(9)
Payments of debt issuance costs	(15)	(2)	(253)
Other, net	(8)	(4)	(2)

Net cash provided by (used in) financing activities	(417)	45	3,315

Effect of exchange rate changes on cash	(3)	113	(13)

Increase in cash and cash equivalents	1,387	2,121	2,153
Cash and cash equivalents at beginning of period	4,222	2,711	558

Cash and cash equivalents at end of period	$5,609	$4,832	$2,711

See Notes to the Consolidated Financial Statements.

4

LYONDELLBASELL INDUSTRIES N.V.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

					Accumulated
			Additional		Other	Total	Non-
	Ordinary Shares		Paid-in	Retained	Comprehensive	Stockholders’	Controlling	Comprehensive
Millions of dollars	Issued	Treasury	Capital	Earnings	Income (Loss)	Equity	Interests	Income
Balance, January 1, 2011	$30	$—	$9,837	$1,587	$81	$11,535	$61
Warrants exercised	1	—	402	—	—	403	—
Shares purchased	—	(133)	—	—	—	(133)	—
Share-based compensation	—	5	26	—	—	31	—
Net income (loss)	—	—	—	2,362	—	2,362	(4)	$2,358
Cash dividends ($0.30 per share)	—	—	—	(171)	—	(171)	—	—
Changes in unrecognized employee benefits gains and losses, net of tax of less than $1	—	—	—	—	2	2	—	2
Foreign currency translations, net of tax of less than $1	—	—	—	—	(4)	(4)	—	(4)

Comprehensive income								$2,356

Balance, September 30, 2011	$31	$(128)	$10,265	$3,778	$79	$14,025	$57

See Notes to the Consolidated Financial Statements.

5

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
1. Basis of Presentation
LyondellBasell Industries N.V. is a limited liability company (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” the “Predecessor Company” or the “Predecessor”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell Industries AF S.C.A. and 93 of its subsidiaries were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). As of April 30, 2010 (the “Emergence Date”), LyondellBasell Industries AF S.C.A.’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell Industries AF S.C.A. owned and operated prior to emergence from the Bankruptcy Cases, which business includes subsidiaries of LyondellBasell Industries AF S.C.A. that were not involved in the Bankruptcy Cases. LyondellBasell Industries AF S.C.A. is no longer part of the LyondellBasell group.
Effective May 1, 2010, we adopted fresh-start accounting pursuant to Accounting Standards Codification (“ASC”) 852, Reorganizations. Accordingly, the basis of the assets and liabilities in LyondellBasell AF’s financial statements for periods prior to May 1, 2010 will not be comparable to the basis of the assets and liabilities in the financial statements prepared for LyondellBasell N.V. after emergence from bankruptcy.
LyondellBasell Industries N.V., together with its consolidated subsidiaries (collectively “LyondellBasell N.V.,” the “Successor Company” or the “Successor”), is a worldwide manufacturer of chemicals and polymers, a refiner of crude oil, a significant producer of gasoline blending components and a developer and licensor of technologies for production of polymers and other chemicals. When we use the terms “LyondellBasell N.V.,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LyondellBasell N.V. after April 30, 2010. References herein to the “Company” for periods through April 30, 2010 are to the Predecessor Company, LyondellBasell AF, and for periods after the Emergence Date, to the Successor Company, LyondellBasell N.V.
The accompanying consolidated financial statements are unaudited and have been prepared from the books and records of LyondellBasell N.V. after April 30, 2010 and LyondellBasell AF for periods up to and including that date in accordance with the instructions to Form 10-Q and Rule 10-1 of Regulation S-X for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In our opinion, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These consolidated financial statements should be read in conjunction with the LyondellBasell N.V. consolidated financial statements and notes thereto included in the LyondellBasell Industries N.V. Current Report on Form 8-K/A filed with the SEC on August 12, 2011.
2. Accounting and Reporting Changes
Compensation—In September 2011, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) related to Accounting Standards Codification (“ASC’) Topic 715, Compensation—Retirement Benefits. This ASU requires enhanced disclosures in the annual financial statements of the employers that participate in multiemployer pension plans and therefore, helps users better understand the financial health of all the significant plans in which the employer participates. The amendments are effective for fiscal years ending after December 15, 2011. Early adoption is permitted. The amendments in the ASU should be applied retrospectively for

7

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
all periods presented. We are currently evaluating the impact of the adoption of this amendment on the presentation of our consolidated financial statements.
Goodwill—In September 2011, the FASB issued an ASU related to ASC Topic 350, Intangibles—Goodwill and Other, which amends the guidance on testing goodwill for impairment. Under the revised guidance, an entity has the option of first performing a qualitative assessment before calculating the fair value of the reporting unit (i.e. step 1 of the goodwill impairment test). If an entity believes, as a result of its qualitative assessment, that the fair value of the reporting unit is more-likely-than-not less than the carrying amount, the two-step impairment test would be required. The new qualitative indicators replace those currently used to determine whether an interim goodwill impairment test is required. An entity can choose to perform the qualitative assessment on none, some or all of its reporting units. The ASU does not change how goodwill is calculated, nor does it revise the requirement to test goodwill annually or when events or circumstances warrant interim testing. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The adoption of this amendment is not expected to have a material effect on our consolidated financial statements.
In December 2010, the FASB issued guidance related to ASC Topic 350 that requires a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2010. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.
Comprehensive Income—In June 2011, the FASB issued ASU related to ASC Topic 220, Comprehensive Income: Presentation of Comprehensive Income. This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Under the ASC 220, an entity can elect to present either 1) one continuous statement of comprehensive income or 2) in two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the income statement format used today, and the second statement would include components of other comprehensive income (OCI). The ASU does not change the items that must be reported in OCI. The statement(s) would need to be presented with equal prominence as the other primary financial statements. The ASU is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted but full retrospective application is required. The adoption of this amendment will have an affect on the presentation of our Consolidated Financial Statements by inclusion of either Consolidated Statements of Other Comprehensive Income or a Consolidated Statements of Comprehensive Income.
Fair Value Measurement—In May, 2011 the FASB issued new guidance related to ASC Topic 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS and changes some fair value measurement principles and disclosure requirements. This guidance aligns the fair value measurement of instruments classified within an entity’s shareholders’ equity with the guidance for liabilities and as a result, requires an entity to measure the fair value of its own equity instruments from the perspective of a market participant that holds the equity instruments as assets. This guidance also enhances disclosure requirements for recurring Level 3 fair value measurements to include quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. New disclosures on the use of a nonfinancial asset measured or disclosed at fair value are required if its use differs from its highest and best use. In addition, entities must report the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The ASU is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The adoption of this amendment is not expected to have a material effect on the presentation of our consolidated financial statements.

8

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. In 2010, we adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. Our implementation in January 2011 of the requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements did not have a material impact on the presentation of our consolidated financial statements.
Business Combinations—In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.
Revenue Recognition—In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, did not have a material effect on our consolidated financial statements.
3. Restricted Cash
Restricted cash primarily represents amounts deposited with financial institutions to collateralize letters of credit. As of September 30, 2011, letters of credit totaling $267 million were cash collateralized. Such cash is included in the $292 million reflected as Restricted cash on the Consolidated Balance Sheet as of September 30, 2011.
4. Accounts Receivable
Our allowance for doubtful accounts receivable, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, totaled $17 million and $12 million at September 30, 2011 and December 31, 2010, respectively.

9

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
5. Inventories
Inventories consisted of the following components:

	Successor
	September 30,	December 31,
Millions of dollars	2011	2010
Finished goods	$3,765	$3,127
Work-in-process	239	230
Raw materials and supplies	1,678	1,467

Total inventories	$5,682	$4,824

The nine months ended September 30, 2010 include a $365 million non-cash charge to adjust the vale of inventory at September 30, 2010 to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting.
6. Property, Plant and Equipment, Goodwill, Intangibles and Other Assets
The components of property, plant and equipment, at cost, and the related accumulated depreciation were as follows:

	Successor
	September 30,	December 31,
Millions of dollars	2011	2010
Land	$292	$286
Manufacturing facilities and equipment	7,269	6,752
Construction in progress	732	569

Total property, plant and equipment	8,293	7,607
Less accumulated depreciation	(930)	(417)

Property, plant and equipment, net	$7,363	$7,190

In the first nine months of 2011, we recognized $20 million of impairment charges related to the capital expenditures at the Berre refinery due to the discounted cash flow projections for the Berre refinery being insufficient to recover the asset’s carrying amount.
In July 2010, we ceased production and permanently shut down our polypropylene plant at Terni, Italy. We recognized charges of $23 million, in cost of sales, related to plant and other closure costs in the first quarter of 2010.

10

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Depreciation and amortization expense is summarized as follows:

	Successor				Predecessor
	Three Months Ended		Nine Months Ended	May 1 through	January 1 through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Property, plant and equipment	$194	$165	$545	$259	$499
Investment in PO joint ventures	7	—	22	9	19
Emission allowances	16	18	52	30	—
Various contracts	19	39	54	52	—
Technology, patent and license costs	—	—	—	—	25
Software costs	1	—	3	1	12
Other	—	—	—	—	10

Total depreciation
and amortization	$237	$222	$676	$351	$565

During the third quarter of 2011, we recognized impairments of $19 million, in Research and Development, related to certain in-process research and development projects, which were abandoned. These projects were recognized as intangible assets at emergence.
Asset Retirement Obligations—The liabilities recognized for all asset retirement obligations were $149 million and $132 million at September 30, 2011 and December 31, 2010, respectively.
Goodwill—Goodwill increased from $595 million at December 31, 2010 to $598 million at September 30, 2011. The $3 million change in goodwill is a result of foreign exchange translation.
7. Investment in PO Joint Ventures
We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “U.S. PO Joint Venture”) and a separate joint venture for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the U.S. PO Joint Venture of 1.5 billion pounds in 2010. We take in-kind the remaining PO production and all co-product (styrene monomer (“SM”) or “styrene”) and tertiary butyl alcohol (“TBA”) production from the U.S. PO Joint Venture.
In addition, we and Bayer each have a 50% interest in a separate manufacturing joint venture (the “European PO Joint Venture”), which includes a world-scale PO/SM plant at Maasvlakte near Rotterdam, The Netherlands. We and Bayer each are entitled to 50% of the PO and SM production at the European PO Joint Venture.

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LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Changes in our investment in the U.S. and European PO joint ventures for 2011 and 2010 are summarized as follows:

	U.S. PO Joint	European PO	Total PO
Millions of dollars	Venture	Joint Venture	Joint Ventures
Successor
Investments in PO joint ventures — January 1, 2011	$291	$146	$437
Cash contributions	3	3	6
Depreciation and amortization	(15)	(7)	(22)
Effect of exchange rate changes	—	1	1

Investments in PO joint ventures — September 30, 2011	$279	$143	$422

Investments in PO joint ventures — May 1, 2010	$303	$149	$452
Depreciation and amortization	(8)	(1)	(9)
Effect of exchange rate changes	—	4	4

Investments in PO joint ventures — September 30, 2010	$295	$152	$447

Predecessor
Investments in PO joint ventures — January 1, 2010	$533	$389	$922
Return of investment	—	(5)	(5)
Depreciation and amortization	(14)	(5)	(19)
Effect of exchange rate changes	—	(31)	(31)

Investments in PO joint ventures — April 30, 2010	$519	$348	$867

8. Equity Investments
The changes in equity investments were as follows:

	Successor		Predecessor
	Nine Months
	Ended	May 1 through	January 1 through
	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2010
Beginning balance	$1,587	$1,524	$1,085
Income from equity investments	183	56	84
Dividends received, gross	(168)	(28)	(18)
Contributions to joint venture	—	7	20
Currency exchange effects	(8)	8	(8)
Other	—	15	10

Ending balance	$1,594	$1,582	$1,173

12

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Summarized income statement information and our share for the periods for which the respective equity investments were accounted for under the equity method is set forth below:

	Successor
	Three Months Ended September 30,
	2011		2010
		Company		Company
Millions of dollars	100%	Share	100%	Share
Revenues	$2,688	$783	$1,995	$745
Cost of sales	(2,336)	(680)	(1,717)	(672)

Gross profit	352	103	278	73
Net operating expense	(74)	(23)	(55)	(18)

Operating income	278	80	223	55
Interest income	3	1	—	—
Interest expense	(76)	(20)	(63)	(18)
Foreign currency translation	(3)	(5)	(66)	(13)
Income from equity investments	35	10	55	13

Income before income taxes	237	66	149	37
Provision for income taxes	(45)	(14)	(19)	(8)

Net income	$192	$52	$130	$29

	Successor				Predecessor
	Nine Months Ended		May 1 through		January 1 through
	September 30, 2011		September 30, 2010		April 30, 2010
		Company		Company		Company
Millions of dollars	100%	Share	100%	Share	100%	Share
Revenues	$9,388	$2,916	$3,377	$1,298	$3,127	$989
Cost of sales	(8,165)	(2,556)	(2,939)	(1,157)	(2,699)	(869)

Gross profit	1,223	360	438	141	428	120
Net operating expenses	(231)	(72)	(118)	(40)	(82)	(29)

Operating income	992	288	320	101	346	91
Interest income	9	3	2	—	2	1
Interest expense	(197)	(54)	(84)	(24)	(43)	(13)
Foreign currency translation	(25)	(10)	(24)	(7)	83	24
Income from equity
investments	4	5	(4)	(4)	3	2

Income before
income taxes	783	232	210	66	391	105
Provision for income taxes	(167)	(49)	(18)	(10)	(67)	(21)

Net income	$616	$183	$192	$56	$324	$84

A joint venture of ours is in default under its financing arrangement due to a delay in the start-up of its assets. The parties are currently negotiating in good faith to resolve the default and at present there is no evidence that such

13

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
negotiations will not be concluded successfully or that the resolution of this matter will have a material adverse impact on our operations or liquidity.
9. Debt
Long-term loans, notes and other long-term debt consisted of the following:

	Successor
	September 30,	December 31,
Millions of dollars	2011	2010
Bank credit facilities:
Senior Term Loan Facility due 2014	$5	$5
Senior Secured 8% Notes due 2017, $2,250 million	1,822	2,025
Senior Secured 8% Notes due 2017, €375 million	410	452
Senior Secured 11% Notes due 2018, $3,240 million	3,240	3,240
Guaranteed Notes, due 2027	300	300
Other	7	18

Total	5,784	6,040
Less current maturities	(2)	(4)

Long-term debt	$5,782	$6,036

Short-term loans, notes and other short-term debt consisted of the following:

	Successor
	September 30,	December 31,
Millions of dollars	2011	2010
$2,000 million Senior Secured Asset-Based Revolving Credit Agreement	$—	$—
Financial payables to equity investees	10	11
Other	39	31

Total short-term debt	$49	$42

On October 20, 2011, we announced a cash tender offer for up to $1,470 million aggregate principal amount of our outstanding 8% Senior Secured Dollar Notes due 2017 and 8% Senior Secured Euro Notes due 2017 and up to $1,319 million aggregate principal amount of our outstanding 11% Senior Secured Dollar Notes due 2018. In conjunction with the tender offer, we are soliciting consents from the note holders to release the collateral securing the notes and to modify other provisions related to restrictive covenants. The tender offer expires on November 21, 2011 and the consent solicitation expires on November 2, 2011. We cannot be assured that note holders will tender their notes or consent to the changes in the terms of the notes, and, subject to applicable securities laws and certain terms and conditions set forth in the related Offer to Purchase and Consent Solicitation Statement (as it may be amended or supplemented from time to time), we have the right to terminate the tender at any time.
Senior Secured 8% Notes—In December 2010, we redeemed $225 million of the dollar denominated and €37.5 million ($50 million) of the Euro denominated Senior Secured 8% Notes at a redemption price of 103% of par, paying premiums totaling $8 million. In May 2011, we redeemed an additional $203 million of Senior Secured

14

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
8% dollar Notes and €34 million ($50 million) of Senior Secured 8% Euro notes due 2017 at a redemption price of 103% of par, paying premiums totaling $7 million.
The Senior Secured 8% Notes were issued by our wholly owned subsidiary, Lyondell Chemical Company (“Lyondell Chemical”). Lyondell Chemical may redeem the notes (i) prior to maturity at specified redemption premium percentages according to the date the notes are redeemed or (ii) from time to time at a redemption price of 100% of such principal amount plus an applicable premium as calculated pursuant to a formula.
In addition, Lyondell Chemical has the option to redeem up to 10% of the outstanding Senior Secured 8% Notes annually prior to May 1, 2013 at a redemption price equal to 103% of such notes’ principal amount. Also prior to May 1, 2013, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 8% Notes at a redemption price of 108% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.
Senior Secured 11% Notes—The Senior Secured 11% Notes also were issued by Lyondell Chemical. Lyondell Chemical may redeem the notes (i) at par on or after May 1, 2013 and (ii) from time to time at a redemption price of 100% of such principal amount plus an applicable premium as calculated pursuant to a formula.
In addition, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 11% Notes at a redemption price of 111% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.
Registration Rights Agreements—In connection with the issuance of the Senior Secured 8% Notes and the Senior Secured 11% Notes (collectively, the “Senior Secured Notes”), we entered into certain registration rights agreements. The agreements required us to (i) exchange the Senior Secured 8% Notes for notes with substantially identical terms, except that the new notes would be registered with the SEC under the Securities Act of 1933, as amended, and therefore be free of any transfer restrictions and (ii) register for resale the Senior Secured 11% Notes held by the parties to the agreement related to those notes. The registration rights agreements required registration statements for the exchange or resale, as applicable, to be effective with the SEC by May 3, 2011. The registration statement became effective on September 13, 2011. Interest and penalties for the delay in effectiveness were not material.
Senior Term Loan Facility—In March 2011, we amended and restated our Senior Secured Term Loan Agreement to, among other things, change the administrative agent and to modify the term of the agreement and certain restrictive covenants. This amended and restated agreement matures in April 2014.
U.S. ABL Facility—On June 2, 2011, we amended our U.S. ABL Facility to, among other things, (i) increase the size of the facility to $2 billion; (ii) extend the maturity date to June 2016; (iii) reduce the applicable margin and commitment fee; and (iv) amend certain covenants and conditions in order to provide additional flexibility. We paid fees of $15 million in connection with this amendment.
At September 30, 2011 and December 31, 2010, there were no borrowings outstanding under the U.S. ABL facility and outstanding letters of credit totaled $262 million and $370 million, respectively. Pursuant to the U.S. ABL facility, Lyondell Chemical could, subject to a borrowing base, borrow up to $1,738 million at September 30, 2011. Advances under this facility are available to Lyondell Chemical and certain of its wholly owned subsidiaries, Equistar Chemicals LP (“Equistar”), Houston Refining LP, and LyondellBasell Acetyls LLC.

15

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Other—In the nine months ended September 30, 2011, amortization of debt premiums and debt issuance costs resulted in amortization expense of $28 million that was included in interest expense in the Consolidated Statements of Income. In the five months ended September 30, 2010, amortization expense was $15 million.
At September 30, 2011 and 2010, our weighted average interest rates on outstanding short-term debt were 3.8% and 3.8%, respectively.
10. Financial Instruments and Derivatives
Cash Concentration—Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.
Market Risks—We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.
Commodity Prices—We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. In cases, when the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments are recorded in earnings. When hedge accounting is elected, gains and losses on these instruments are deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

16

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
The following table summarizes the pretax effect of settled commodity futures contracts charged directly to income:

	Settled Commodity Contracts
	Nine Months Ended September 30, 2011
	Gain (Loss)
	Recognized	Volumes
Millions of dollars	in Income	Settled	Volume Unit
Successor
Futures:
Gasoline sales	$4	403	million gallons
Heating oil sales	6	450	million gallons
Crude oil	(4)	5	million barrels

	$6

	May 1 through September 30, 2010
	Gain (Loss)
	Recognized	Volumes
	in Income	Settled	Volume Unit
Futures:
Gasoline sales	$(1)	236	million gallons
Heating oil sales	1	172	million gallons
Crude oil	(4)	3	million barrels

	$(4)

	January 1 through April 30, 2010
	Gain (Loss)
	Recognized	Volumes
Predecessor	in Income	Settled	Volume Unit
Futures:
Gasoline sales	$(4)	243	million gallons
Heating oil sales	2	126	million gallons
Crude oil purchases	10	3	million barrels

	$8

17

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
The estimated fair value and notional amounts of our open commodity futures contracts are shown in the table below:

	Open Commodity Contracts
	September 30, 2011
		Notional Amounts
Millions of dollars	Fair Value	Value	Volumes	Volume Unit	Maturity Dates
Futures:
Gasoline sales	$46	$278	111	million gallons	October 2011 — February 2012
Heating oil sales	(3)	76	27	million gallons	November 2011
Butane purchases	(10)	184	101	million gallons	October 2011 — February 2012
Crude oil	—	90	1	million barrels	December 2011 — January 2012

	$33	$628

	December 31, 2010
		Notional Amounts
	Fair Value	Value	Volumes	Volume Unit	Maturity Dates
Futures:
Gasoline sales	$—	$16	7	million gallons	February 2011
Heating oil sales	(1)	54	21	million gallons	February 2011

	$(1)	$70

Foreign Currency Rates—We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe. We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency spot, forward and swap contracts to reduce the effects of our net currency exchange exposures. At September 30, 2011, foreign currency spot, forward and swap contracts in the notional amount of $208 million, maturing in October 2011, were outstanding. The fair values, based on quoted market exchange rates, resulted in a net receivable of $2 million at September 30, 2011 and a net payable of $1 million at December 31, 2010.
For forward and swap contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward and swap contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.
Foreign Currency Gain (Loss)—Other income, net, in the Consolidated Statements of Income reflected losses of $17 million and $11 million for the three and nine months ended September 30, 2011; a loss of $18 million and a gain of $22 million in the three and five months ended September 30, 2010, respectively; and a loss of $258 million in the four months ended April 30, 2010.

18

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Interest Rates—Pursuant to the provisions of the Plan of Reorganization, the $201 million liability associated with interest rate swaps designated as cash flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from accumulated other comprehensive income and recognized in earnings.
Warrants—As of September 30, 2011, we have warrants outstanding for the purchase of 865,994 ordinary shares at an exercise price of $15.90 per ordinary share. As of December 31, 2010 we had 11,508,104 warrants outstanding. The warrants have anti-dilution protection for in-kind stock dividends, stock splits, stock combinations and similar transactions and may be exercised at any time during the period from April 30, 2010 to the close of business on April 30, 2017. Upon an affiliate change of control, the holders of the warrants may put the warrants to LyondellBasell N.V., which would require cash settlement at a price equal to, as applicable, the in-the-money value of the warrants or the Black-Scholes-Merton value of the warrants. The warrants are classified as a liability and are recorded at fair value at the end of each reporting period.
During the second and third quarters of 2011, the Company’s warrants were thinly traded and as such the Company concluded that the market price alone could not be relied upon to substantiate fair value. Therefore, we also used the Black-Scholes-Merton option pricing model, incorporating management adjusted observable inputs to determine the estimated fair value of each warrant. The current market price at September 30, 2011 and the price calculated using the Black-Scholes-Merton model were not materially different. As a result, we concluded that the use of the quoted market price to determine the fair value is an appropriate measure, but we have now classified them as level 2 in the valuation hierarchy. The fair values of the warrants were determined to be $13 million and $215 million at September 30, 2011 and December 31, 2010, respectively.

19

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
The following table summarizes derivative financial instruments outstanding as of September 30, 2011 and December 31, 2010 that are measured at fair value on a recurring basis, the balance sheet classifications of the fair value adjustments and the bases used to determine their fair value in the consolidated balance sheets.

				Quoted Prices
				in Active	Significant
				Markets for	Other	Significant
				Identical	Observable	Unobservable
	Balance Sheet	Notional	Fair	Assets	Inputs	Inputs
Millions of dollars	Classification	Amount	Value	(Level 1)	(Level 2)	(Level 3)
September 30, 2011:
Assets at fair value:
Derivatives:
Commodities	Prepaid expenses and other current assets	$251	$46	$—	$46	$—
Foreign currency	Prepaid expenses and other current assets	$208	2	—	2	—

		$459	$48	$—	$48	$—

Liabilities at fair value:
Derivatives:
Commodities	Accrued liabilities	$377	$13	$—	$13	$—
Warrants	Accrued liabilities	14	13	—	13	—

		$391	$26	$—	$26	$—

December 31, 2010:
Liabilities at fair value:
Derivatives:
Gasoline and
heating oil	Accrued liabilities	$70	$1	$—	$1	$—
Warrants	Accrued liabilities	183	215	215	—	—
Foreign currency	Accrued liabilities	93	1	—	1	—

		$346	$217	$215	$2	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents, restricted cash and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.
There were no financial instruments measured on a recurring basis using Level 3 inputs during the nine months ended September 30, 2011, the five months ended September 30, 2010 and the four months ended April 30, 2010.

20

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
	Three Months Ended September 30, 2011
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
Successor	Recognized	from AOCI	Recognized	Income Statement
Millions of dollars	in AOCI	to Income	in Income	Classification
Derivatives not designated as hedges:
				Other income
Warrants	$—	$—	$22	(expense), net
Commodities	—	—	30	Cost of sales
				Other income
Foreign currency	—	—	(1)	(expense), net

	$—	$—	$51

	Three Months Ended September 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
Predecessor	Recognized	from AOCI	Recognized	Income Statement
Millions of dollars	in AOCI	to Income	in Income	Classification
Derivatives not designated as hedges:				Other income
Warrants	$—	$—	$(76)	(expense), net
Commodities	—	—	1	Cost of sales
				Other income
Foreign currency	—	—	(1)	(expense), net

	$—	$—	$(76)

21

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Effect of Financial Instruments
	Nine Months Ended September 30, 2011
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
Successor	Recognized	from AOCI	Recognized	Income Statement
Millions of dollars	in AOCI	to Income	in Income	Classification
Derivatives not designated as hedges:
				Other income
Warrants	$—	$—	$(31)	(expense), net
Commodities	—	—	39	Cost of sales
				Other income
Foreign currency	—	—	(2)	(expense), net

	$—	$—	$6

	May 1 through September 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
Millions of dollars	in AOCI	to Income	in Income	Classification
Derivatives not designated as hedges:
				Other income
Warrants	—	—	(59)	(expense), net
Commodities	—	—	(4)	Cost of sales
				Other income
Foreign currency	—	—	(1)	(expense), net

	$—	$—	$(64)

	January 1 through April 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
Predecessor	Recognized	from AOCI	Recognized	Income Statement
Millions of dollars	in AOCI	to Income	in Income	Classification
Derivatives designated as cash-flow hedges:
Interest rate	$—	$(17)	$—	Interest expense

Derivatives not designated as hedges:
Commodities	—	—	6	Cost of sales
				Other income
Foreign currency	—	—	8	(expense), net

	—	—	14

	$—	$(17)	$14

22

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
The carrying value and the estimated fair value of our non-derivative financial instruments are shown in the table below:

	September 30, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
Millions of dollars	Value	Value	Value	Value
Short and long-term debt, including current maturities	$5,830	$6,228	$6,079	$6,819

The following table summarizes the bases used to measure certain liabilities at fair value which are recorded at historical cost or amortized cost, in the Consolidated Balance Sheet:

	Fair Value Measurement
			Quoted prices	Significant
	Carrying		in active	other	Significant
	Value	Fair Value	markets for	observable	unobservable
	September 30,	September 30,	identical assets	inputs	inputs
Millions of dollars	2011	2011	(Level 1)	(Level 2)	(Level 3)
Short term and long-term debt, including current maturities	$5,830	$6,228	$—	$6,186	$42

The following table is a reconciliation of the beginning and ending balances of Level 1 and Level 2 inputs for financial instruments measured at fair value on a recurring basis:

	Fair Value	Fair Value
	Measurement	Measurement
	Using Quoted	Using
	prices in active	Significant
	markets for	Other
	identical assets	Observable
Millions of dollars	(Level 1)	Inputs (Level 2)
Balance at January 1, 2011	$215	$—
Purchases, sales, issuances, and settlements	(49)	(184)
Transfers in and/or out of Levels 1 and 2	(225)	225
Total gains or losses (realized/unrealized)	59	(28)

Balance at September 30, 2011	$—	$13

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange on which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and

23

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at September 30, 2011.
The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (iii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of other debts will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.
11. Pension and Other Post-retirement Benefits
Net periodic pension benefits included the following cost components:

	U.S. Plans
	Successor				Predecessor
			Nine Months		January 1
	Three Months Ended		Ended	May 1 through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Service cost	$10	$11	$30	$18	$15
Interest cost	23	23	68	39	31
Expected return on plan assets	(27)	(22)	(79)	(37)	(31)
Amortization	—	—	—	—	3
Net periodic benefit costs	$6	$12	$19	$20	$18

	Non-U.S. Plans
	Successor				Predecessor
			Nine Months		January 1
	Three Months Ended		Ended	May 1 through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Service cost	$9	$8	$30	$12	$9
Interest cost	13	13	42	22	17
Expected return on plan assets	(8)	(8)	(31)	(13)	(10)
Settlement and curtailment loss	(2)	—	4	—	—
Amortization	1	—	3	—	1

Net periodic benefit costs	$13	$13	$48	$21	$17

24

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Net periodic other post-retirement benefits included the following cost components:

	U.S. Plans
	Successor				Predecessor
			Nine Months		January 1
	Three Months Ended		Ended	May 1 through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Service cost	$1	$1	$6	$2	$2
Interest cost	4	4	12	7	5
Amortization	—	—	—	—	(3)

Net periodic benefit costs	$5	$5	$18	$9	$4

	Non-U.S. Plans
	Successor				Predecessor
			Nine Months		January 1
	Three Months Ended		Ended	May 1 through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Service cost	$2	$—	$7	$—	$—
Interest cost	—	1	—	1	1

Net periodic benefit costs	$2	$1	$7	$1	$1

The Company contributed $222 million to its pension plans during the nine months ended September 30, 2011, which consisted of $219 million and $3 million to its U.S. and non-U.S. pension plans, respectively. The Company expects to make additional voluntary contributions of $250 million to its pension plans in the fourth quarter of 2011.
Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We match a part of the employees’ contribution.
12. Income Taxes
Our effective income tax rates for the third quarter and first nine months of 2011 were 35.3% and 32.6%, respectively, resulting in tax expense of $489 million on pretax income of $1,384 million for the third quarter 2011 and tax expense of $1,140 million on pretax income of $3,498 million for the first nine months of 2011. The effective income tax rate for the third quarter 2011 was higher than the year to date effective income tax rate due to a shift of income to higher tax jurisdictions coupled with non-U.S. tax law changes resulting in a lower benefit from the release of valuation allowances. The 2011 effective income tax rate was lower than the U.S. statutory 35% rate primarily due to the effect of pretax income in countries with lower statutory tax rates and favorable permanent deductions related to notional royalties, equity earnings, and release of valuation allowances which were partially offset by non-deductible expenses related to stock warrants. In the five month Successor period ended September 30, 2010, we recorded a tax provision of $282 million, representing an effective tax rate of 25.7% on pre-tax income of $1,096 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,315 million, representing a negative effective tax rate of 18.3% on pre-tax income of $7,189 million. The provision for the 2010 Successor period differs from the U.S. statutory rate of 35% primarily due to the fact that in several countries the Company generated either income with no tax expense or losses where we recorded no tax benefit due to valuation allowances on our deferred tax assets in those countries.

25

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
13. Commitments and Contingencies
Commitments—We have various purchase commitments for materials, supplies and services resulting from the ordinary course of business. These commitments, which are at prevailing market prices, are generally for quantities required for the operation of our businesses and are designed to assure sources of supply not expected to be in excess of normal requirements. Our capital expenditure commitments at September 30, 2011 were in the normal course of business.
Financial Assurance Instruments—We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.
Environmental Remediation—Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $121 million and $107 million as of September 30, 2011 and December 31, 2010, respectively. At September 30, 2011, the accrued liabilities for individual sites range from less than $1 million to $23 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.
The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor		Predecessor
	Nine Months	May 1	January 1
	Ended	through	through
	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2010
Balance at beginning of period	$107	$93	$89
Additional provisions	20	3	11
Amounts paid	(6)	(2)	(2)
Foreign exchange effects	—	1	(5)

Balance at end of period	$121	$95	$93

26

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Litigation and Other Matters—
BASF Lawsuit
On April 12, 2005, BASF Corporation (“BASF”) filed a lawsuit against Lyondell Chemical in the Superior Court of New Jersey, Morris County, asserting various claims relating to alleged breaches of a propylene oxide toll manufacturing contract and seeking damages in excess of $100 million. Lyondell Chemical denied breaching the contract and argued that at most it owed BASF $22.5 million, which it has paid. On August 13, 2007, a jury returned a verdict in favor of BASF in the amount of approximately $170 million (inclusive of the $22.5 million refund). On October 3, 2007, the judge in the state court case determined that prejudgment interest on the verdict amounted to $36 million and issued a final judgment. Lyondell Chemical appealed the judgment and has posted an appeal bond, which is collateralized by a $200 million letter of credit.
On April 21, 2010, oral arguments in the appeal were held before the Appellate Division and, on December 28, 2010, the judgment was reversed and the case was remanded for a new trial, which will be in New Jersey state court. Based on the remaining legal and fact issues to be decided, management has estimated the reasonably possible range of loss, excluding interest, to be between zero and $135 million.
Access Indemnity Demand
On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access Industries, (collectively, “Access”) a more than five percent shareholder of the Company. We conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. We requested that Access withdraw its demands with prejudice and, and on January 17, 2011, Access declined to withdraw the demands, with or without prejudice.
Specifically, Access affiliates Nell Limited (“Nell”) and BI S.á.r.l. (“BI”) have demanded that LyondellBasell Industries Holdings B.V., a wholly owned subsidiary of the Company (“LBIH”), indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit styled Edward S. Weisfelner, as Litigation Trustee of the LB Litigation Trust v. Leonard Blavatnik, et al., Adversary Proceeding No. 09-1375 (REG), in the United States Bankruptcy Court, Southern District of New York.
In the Weisfelner lawsuit, the plaintiffs seek to recover damages from numerous parties, including Nell, Access and their affiliates. The damages sought from Nell, Access and their affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical prior to its acquisition by Basell AF S.C.A. in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses. The trial that was scheduled for October 2011 has been postponed until some time in early 2012.
Nell and BI have also demanded that LBIH pay $50 million in management fees for 2009 and 2010 and that LBIH pay other unspecified amounts relating to advice purportedly given, prior to the Predecessor company’s Chapter 11 filing, in connection with financing and other strategic transactions.
Nell and BI assert that LBIH’s responsibility for indemnity and the claimed fees and expenses arise out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that LBIH, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that LBIH was not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.

27

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
On June 26, 2009, Nell filed a proof of claim in Bankruptcy Court against LyondellBasell AF (successor to Basell AF S.C.A.) seeking “no less than” $723 thousand for amounts allegedly owed under the 2007 management agreement. On April 27, 2011, Lyondell Chemical filed an objection to Nell’s claim and, together with LyondellBasell N.V. (successor to LyondellBasell AF) and LBIH, brought a declaratory judgment action in the Bankruptcy Court for a determination that Nell and BI’s demands are not valid. By a Joint Stipulated Order dated June 13, 2011, the declaratory judgment action is stayed pending the outcome of the Weisfelner lawsuit.
We do not believe that the management agreement is in effect or that the Company, LBIH, or any other Company-affiliated entity owes any obligations under the management agreement. We intend to defend vigorously any proceedings, claims or demands that may be asserted.
We cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may incur as a result of the lawsuit, and therefore we cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may seek from LBIH by way of indemnity.
Indemnification—We are party to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of September 30, 2011, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.
In addition, certain third parties entered into agreements with the Predecessor, LyondellBasell AF, to indemnify LyondellBasell AF for a significant portion of the potential obligations that could arise with respect to costs relating to contamination at various sites in Europe. These indemnity obligations are currently in dispute. We recognized a pretax charge of $64 million as a change in estimate in the third quarter 2010 related to the dispute, which arose during that period.
As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to proprietary licensed technology. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.
Other—We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.
Certain of our non-U.S. subsidiaries conduct or have conducted business in countries subject to U.S. economic sanctions, including Iran. U.S. and European laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals. We have made

28

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
voluntary disclosure of these matters to the U.S. Treasury Department and cooperated fully with that agency. On October 4, 2011, we received notification from the U.S. Treasury Department stating that it had decided to address this matter by issuing a cautionary letter instead of pursuing a civil penalty. The cautionary letter further stated it represents a final enforcement response and we therefore consider the matters voluntarily disclosed to be closed. In addition, we have made the decision to cease all business with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These business activities present a potential risk that could subject the Company to civil and criminal penalties as well as private legal proceedings that could be material to us. We cannot predict the ultimate outcome of this matter at this time because our investigations and withdrawal activities are ongoing.
We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of LyondellBasell N.V.
The offering to sell our Berre refinery in France, which commenced in May 2011, did not result in any offer to purchase. As a result, in September 2011, we announced our intention to initiate consultations with works councils regarding a contemplated closure of the refinery, which would affect approximately 370 employees. Any cessation of operations is subject to completion of the consultations, which includes discussion on termination and severance costs, costs associated with the provision of job outplacement assistance and other employee benefit related costs. Because the consultations have not yet begun, we are not in a position to estimate the amount or range of amounts expected to be incurred in connection with this potential cessation or the amount or range of amounts of any potential charges or related cash outlays, although such costs could be material to the Company’s results of operations in any quarter or annual period in which they are recognized.
General—In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of LyondellBasell N.V. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.
14. Stockholders’ Equity and Non-Controlling Interests
Dividend distribution—On May 5, 2011, shareholders approved the payment of a dividend of $0.10 per ordinary share at the Annual General Meeting of Shareholders in Rotterdam, Netherlands. The dividend, totaling $57 million, was paid May 26, 2011 to shareholders of record on May 5, 2011. On August 3, 2011, the Management Board of the Company recommended the payment of a dividend of $0.20 per share. The Supervisory Board authorized and directed the Management Board to take action necessary to pay the dividend and the Management Board adopted a resolution declaring a dividend of $0.20 per share to shareholders of record as of August 17, 2011, which was paid on September 7, 2011 for an aggregate of $114 million.
We are currently subject to restrictive covenants that limit our ability to pay cumulative dividends to the sum of a) the greater of (i) $50 million per year and (ii) in general, 50 percent of net income for the period from March 31, 2012 until the end of the most recently completed fiscal quarter for which financial statements are available, plus b) dividends not to exceed the greater of (i) $350 million and (ii) 1.75% of consolidated tangible assets at the time the dividend is paid.

29

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Ordinary shares—The changes in the outstanding amounts of ordinary shares issued and treasury shares were as follows:

Ordinary shares issued:
Balance at January 1, 2011	565,676,222
Share-based compensation	401,479
Warrants exercised	7,179,416

Balance at September 30, 2011	573,257,117

Ordinary shares held as treasury shares:
Balance at January 1, 2011	1,122,651
Warrants exercised	3,462,693
Share-based compensation	(400,934)

Balance at September 30, 2011	4,184,410

Non-controlling Interests—Losses attributable to non-controlling interests consisted of the following components:

	Successor		Predecessor
	Nine Months		January 1
	Ended	May 1 through	through
	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2010
Non-controlling interests’ comprehensive income (loss):
Net income (loss) attributable to non-controlling interests	$(4)	$7	$(53)
Fixed operating fees paid to Lyondell Chemical by the PO/SM II partners	—	(9)	(7)

Comprehensive loss attributable to non-controlling interests	$(4)	$(2)	$(60)

15. Per Share Data
Basic earnings per share for the periods subsequent to April 30, 2010 are based upon the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share includes the effect of certain stock options. The Company has unvested restricted stock and restricted stock units that are considered participating securities for earnings per share. The outstanding warrants were anti-dilutive for the nine months ended September 30, 2011.

30

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Earnings per share data and dividends declared per share of common stock were as follows:

			Nine Months
	Three Months Ended		Ended	May 1 through
	September 30,	September 30,	September 30,	September 30,
Millions of dollars	2011	2010	2011	2010
Basic:
Net income	$895	$467	$2,358	$814
Less: net loss attributable to non-controlling interests	—	7	4	2

Net income attributable to LyondellBasell N.V.	895	474	2,362	816
Net income attributable to participating securities	(5)	(2)	(14)	(4)

Net income attributable to common stockholders	$890	$472	$2,348	$812

Diluted:
Net income	$895	$467	$2,358	$814
Less: net loss attributable to non-controlling interests	—	7	4	2

Net income attributable to LyondellBasell N.V.	895	474	2,362	816
Net income attributable to participating securities	(5)	(2)	(14)	(4)
Effect of dilutive securities — warrants	(22)	—	—	—

Net income attributable to common stockholders	$868	$472	$2,348	$812

Millions of shares
Basic weighted average common stock outstanding	570	564	567	564
Effect of dilutive securities:
Warrants	2	—	—	—
Stock options	3	—	3	—

Dilutive potential shares	575	564	570	564

Earnings per share:
Basic	$1.56	$0.84	$4.14	$1.45

Diluted	$1.51	$0.84	$4.12	$1.45

Anti-dilutive stock options, restricted stock, restricted stock units and warrants in millions	—	20.2	0.9	20.2

Dividends declared per share of common stock	$0.20	$—	$0.30	$—

31

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
16. Segment and Related Information
We operate in five segments:
•	Olefins and Polyolefins—Americas, primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene, butadiene, and aromatics, which include benzene and toluene, as well as ethanol; and polyolefins, including polyethylene, comprising high density polyethylene (“HDPE”), low density polyethylene (“LDPE”) and linear low density polyethylene (“LLDPE”), and polypropylene; and Catalloy process resins;
•	Olefins and Polyolefins—Europe, Asia, International (“O&P—EAI”), primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene and butadiene; polyolefins, including polyethylene, comprising HDPE, LDPE, and polypropylene; polypropylene-based compounds, materials and alloys (“PP Compounds”), Catalloy process resins and polybutene-1 polymers;
•	Intermediates and Derivatives (“I&D”), primarily manufacturing and marketing of propylene oxide (“PO”); PO co-products, including styrene and the TBA intermediates tertiary butyl alcohol (“TBA”), isobutylene and tertiary butyl hydroperoxide; PO derivatives, including propylene glycol, propylene glycol ethers and butanediol; ethylene derivatives, including ethylene glycol, ethylene oxide (“EO”), and other EO derivatives; acetyls, including vinyl acetate monomer, acetic acid and methanol;
•	Refining and Oxyfuels, primarily manufacturing and marketing of refined petroleum products, including gasoline, ultra-low sulfur diesel, jet fuel, lubricants (“lube oils”), alkylate, and oxygenated fuels, or oxyfuels, such as methyl tertiary butyl ether (“MTBE”) and ethyl tertiary butyl ether (“ETBE”); and
•	Technology, primarily licensing of polyolefin process technologies and supply of polyolefin catalysts and advanced catalysts.

32

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Summarized financial information concerning reportable segments is shown in the following table for the periods presented:

Successor
		Olefins
		and
	Olefins	Polyolefins
Millions of dollars	and	— Europe,		Refining
Three Months Ended	Polyolefins	Asia &	Intermediates	and
September 30, 2011	— Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Sales and other
operating revenues:
Customers	$2,727	$3,825	$1,604	$5,035	$78	$28	$13,297
Intersegment	1,148	93	13	834	51	(2,139)	—

	3,875	3,918	1,617	5,869	129	(2,111)	13,297

Operating income	599	144	259	454	7	4	1,467
Income from equity investments	7	38	7	—	—	—	52

Successor
		Olefins
		and
	Olefins	Polyolefins
Millions of dollars	and	— Europe,		Refining
Three Months Ended	Polyolefins	Asia &	Intermediates	and
September 30, 2010	— Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Sales and other
operating revenues:
Customers	$2,223	$3,148	$1,367	$3,448	$131	$(15)	$10,302
Intersegment	1,024	99	86	419	26	(1,654)	—

	3,247	3,247	1,453	3,867	157	(1,669)	10,302

Operating income (loss)	448	231	207	83	38	(19)	988
Income from equity investments	6	20	3	—	—	—	29

33

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Successor
		Olefins
		and
	Olefins	Polyolefins
Millions of dollars	and	— Europe,		Refining
Nine Months Ended	Polyolefins	Asia &	Intermediates	and
September 30, 2011	— Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Sales and other
operating revenues:
Customers	$7,987	$11,794	$5,044	$14,430	$290	$46	$39,591
Intersegment	3,470	332	42	1,992	104	(5,940)	—

	11,457	12,126	5,086	16,422	394	(5,894)	39,591

Operating income	1,529	530	728	914	96	—	3,797
Income from equity investments	18	150	15	—	—	—	183

Successor
		Olefins
		and
	Olefins	Polyolefins
Millions of dollars	and	— Europe,		Refining
May 1 through	Polyolefins	Asia &	Intermediates	and
September 30, 2010	— Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Sales and other
operating revenues:
Customers	$3,723	$5,246	$2,307	$5,626	$183	$(11)	$17,074
Intersegment	1,528	141	86	644	49	(2,448)	—

	5,251	5,387	2,393	6,270	232	(2,459)	17,074

Operating income (loss)	597	345	316	97	61	(6)	1,410
Income from equity investments	9	45	2	—	—	—	56

34

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Predecessor
		Olefins
		and
	Olefins	Polyolefins
Millions of dollars	and	— Europe,		Refining
January 1 through	Polyolefins	Asia &	Intermediates	and
April 30, 2010	— Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Sales and other
operating revenues:
Customers	$3,220	$4,018	$1,820	$4,293	$104	$12	$13,467
Intersegment	963	87	—	455	41	(1,546)	—

	4,183	4,105	1,820	4,748	145	(1,534)	13,467

Segment operating income (loss)	320	115	157	(99)	39	(41)	491
Current cost adjustment							199

Operating income							690
Income (loss) from equity investments	5	80	(1)	—	—	—	84
Sales and other operating revenues and operating income (loss) in the “Other” column above include elimination of intersegment transactions.
17. Emergence from Chapter 11 Proceedings
On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010. As of September 30, 2011, approximately $106 million of priority and administrative claims are accrued but have yet to be paid.

35

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
The Company’s charges (credits) for reorganization items were as follows:

	Successor				Predecessor
				May 1	January 1
	Three Months Ended		Nine Months Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Change in net assets resulting from the application of fresh-start accounting	$—	$—	$—	$—	$6,278
Gain on discharge of liabilities subject to compromise	—	—	—	—	(13,617)
Asset write-offs and rejected contracts	—	—	—	—	25
Estimated claims	—	—	24	—	(262)
Professional fees	—	12	5	16	172
Plant closures costs	—	—	—	—	12
Other	—	1	1	5	4

Total	$—	$13	$30	$21	$(7,388)

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed.
18. Supplemental Guarantor Information
LyondellBasell N.V. has jointly and severally, and fully and unconditionally guaranteed the Senior Secured Notes issued by Lyondell Chemical. Subject to certain exceptions, each of our existing and future wholly owned U.S. restricted subsidiaries (other than Lyondell Chemical, as issuer), other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”) has also guaranteed the Senior Secured Notes. Each Subsidiary Guarantor is 100% owned by LyondellBasell N.V.
There are no significant restrictions that would impede the Guarantors from obtaining funds by dividend or loan from their subsidiaries. Subsidiaries are generally prohibited from entering into arrangements that would limit their ability to make dividends to or enter into loans with the Guarantors.
As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information. In this note, LCC refers to Lyondell Chemical Company without its subsidiaries.

36

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
BALANCE SHEET
As of September 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Cash and cash equivalents	$—	$1	$2,845	$2,763	$—	$5,609
Restricted cash	—	—	246	46	—	292
Accounts receivable	—	295	1,346	2,397	—	4,038
Accounts receivable — affiliates	150	2,111	2,656	1,001	(5,918)	—
Inventories	—	608	2,752	2,322	—	5,682
Notes receivable — affiliates	121	8	606	3	(738)	—
Other current assets	1	282	178	686	(50)	1,097
Property, plant and equipment, net	—	362	3,045	3,956	—	7,363
Investments in subsidiaries	14,329	13,746	3,891	—	(31,966)	—
Other investments and long-term receivables	—	—	—	2,087	—	2,087
Notes receivable — affiliates	—	—	535	500	(1,035)	—
Other assets, net	—	503	1,111	751	(266)	2,099

Total assets	$14,601	$17,916	$19,211	$16,512	$(39,973)	$28,267

Current maturities of long-term debt	$—	$—	$—	$2	$—	$2
Short-term debt	—	—	12	37	—	49
Notes payable — affiliates	7	620	3	131	(761)	—
Accounts payable	2	168	957	2,180	—	3,307
Accounts payable — affiliates	17	3,436	1,822	620	(5,895)	—
Other current liabilities	15	764	626	782	(367)	1,820
Long-term debt	—	5,477	3	302	—	5,782
Notes payable — affiliates	535	3,189	9,257	—	(12,981)	—
Other liabilities	—	274	672	1,075	—	2,021
Deferred income taxes	—	—	787	543	(126)	1,204
Company share of stockholders’ equity	14,025	3,988	5,072	10,783	(19,843)	14,025
Non-controlling interests	—	—	—	57	—	57

Total liabilities and stockholders’ equity	$14,601	$17,916	$19,211	$16,512	$(39,973)	$28,267

37

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
BALANCE SHEET
As of December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Cash and cash equivalents	$—	$25	$2,086	$2,111	$—	$4,222
Restricted cash	—	—	—	11	—	11
Accounts receivable	—	313	1,108	2,326	—	3,747
Accounts receivable — affiliates	636	2,727	2,593	1,444	(7,400)	—
Inventories	—	489	2,560	1,775	—	4,824
Notes receivable — affiliates	98	444	59	110	(711)	—
Other current assets	—	287	133	601	(46)	975
Property, plant and equipment, net	—	383	2,746	4,061	—	7,190
Investments in subsidiaries	12,070	10,489	5,122	—	(27,681)	—
Other investments and long-term receivables	—	2	4	2,174	(75)	2,105
Notes receivable — affiliates	—	—	—	500	(500)	—
Other assets, net	13	1,054	1,170	688	(697)	2,228

Total assets	$12,817	$16,213	$17,581	$15,801	$(37,110)	$25,302

Current maturities of long-term debt	$—	$—	$—	$4	$—	$4
Short-term debt	—	—	12	30	—	42
Notes payable — affiliates	1	74	498	178	(751)	—
Accounts payable	—	160	741	1,860	—	2,761
Accounts payable — affiliates	530	4,363	1,504	950	(7,347)	—
Other current liabilities	216	418	674	764	(48)	2,024
Long-term debt	—	5,722	3	311	—	6,036
Notes payable — affiliates	535	3,672	9,124	1	(13,332)	—
Other liabilities	—	413	699	1,071	—	2,183
Deferred income taxes	—	—	832	522	(698)	656
Company share of stockholders’ equity	11,535	1,391	3,494	10,049	(14,934)	11,535
Non-controlling interests	—	—	—	61	—	61

Total liabilities and stockholders’ equity	$12,817	$16,213	$17,581	$15,801	$(37,110)	$25,302

38

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF INCOME
Three Months Ended September 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Sales and other operating revenues	$—	$1,274	$7,506	$6,037	$(1,520)	$13,297
Cost of sales	—	1,156	6,292	5,610	(1,520)	11,538
Selling, general and administrative expenses	3	89	27	120	—	239
Research and development expenses	—	5	5	43	—	53

Operating income	(3)	24	1,182	264	—	1,467
Interest income (expense), net	7	(200)	47	(1)	2	(145)
Other income (expense), net	27	46	3	(64)	(2)	10
Income (loss) from equity investments	860	748	(18)	52	(1,590)	52
Reorganization items	—	—	(1)	1	—	—
(Provision for) benefit from income taxes	4	107	(455)	(145)	—	(489)

Net income (loss)	895	725	758	107	(1,590)	895
Less: net loss attributable to non-controlling interests	—	—	—	—	—	—

Net income (loss) attributable to the Company	$895	$725	$758	$107	$(1,590)	$895

39

LYONDELLBASELL INDUSTRIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF INCOME
Three Months Ended September 30, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Sales and other operating revenues	$—	$1,041	$5,185	$5,011	$(935)	$10,302
Cost of sales	(7)	948	4,519	4,550	(935)	9,075
Selling, general and administrative expenses	4	33	55	112	—	204
Research and development expenses	—	4	6	25	—	35

Operating income	3	56	605	324	—	988
Interest income (expense), net	17	(181)	(9)	(13)	—	(186)
Other income (expense), net	(76)	9	—	10	(40)	(97)
Income from equity investments	508	384	37	28	(928)	29
Reorganization items	—	(8)	(5)	—	—	(13)
(Provision for) benefit from income taxes	19	143	(215)	(201)	—	(254)

Net income	471	403	413	148	(968)	467
Less: net loss attributable to non-controlling interests	3	—	—	4	—	7

Net income attributable to the Company	$474	$403	$413	$152	$(968)	$474

40

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF INCOME
Nine Months Ended September 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Sales and other operating revenues	$—	$3,712	$21,276	$18,335	$(3,732)	$39,591
Cost of sales	2	3,405	18,377	16,903	(3,732)	34,955
Selling, general and administrative expenses	8	251	56	382	—	697
Research and development expenses	—	21	19	102	—	142

Operating income (loss)	(10)	35	2,824	948	—	3,797
Interest income (expense), net	22	(544)	55	(3)	6	(464)
Other income (expense), net	(15)	23	34	(24)	(6)	12
Income (loss) from equity investments	2,377	1,818	(210)	183	(3,985)	183
Reorganization items	—	(20)	(9)	(1)	—	(30)
(Provision for) benefit from income taxes	(12)	248	(1,073)	(303)	—	(1,140)

Net income	2,362	1,560	1,621	800	(3,985)	2,358
Less: net loss attributable to non-controlling interests	—	—	—	4	—	4

Net income attributable to the Company	$2,362	$1,560	$1,621	$804	$(3,985)	$2,362

41

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF INCOME
May 1 through September 30, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Sales and other operating revenues	$—	$1,728	$8,605	$8,399	$(1,658)	$17,074
Cost of sales	—	1,652	7,680	7,599	(1,658)	15,273
Selling, general and administrative expenses	2	57	95	179	—	333
Research and development expenses	—	7	10	41	—	58

Operating income (loss)	(2)	12	820	580	—	1,410
Interest income (expense), net	26	(302)	(12)	(18)	—	(306)
Other income (expense), net	(60)	—	—	57	(40)	(43)
Income (loss) from equity investments	833	545	(57)	56	(1,321)	56
Reorganization items	—	(13)	(5)	(3)	—	(21)
(Provision for) benefit from income taxes	19	195	(290)	(206)	—	(282)

Net income	816	437	456	466	(1,361)	814
Less: net loss attributable to non-controlling interests	—	—	—	2	—	2

Net income attributable to the Company	$816	$437	$456	$468	$(1,361)	$816

42

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF INCOME
January 1 through April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Sales and other operating revenues	$—	$1,355	$7,102	$6,238	$(1,228)	$13,467
Cost of sales	(25)	1,327	6,605	5,735	(1,228)	12,414
Selling, general and administrative expenses	9	42	95	162	—	308
Research and development expenses	—	3	12	40	—	55

Operating income (loss)	16	(17)	390	301	—	690
Interest income (expense), net	22	(618)	2	(114)	—	(708)
Other income (expense), net	(44)	18	4	(243)	—	(265)
Income from equity investments	7,452	5,367	2,532	93	(15,360)	84
Reorganization items	1,118	2,673	3,029	568	—	7,388
(Provision for) benefit from income taxes	—	(34)	1,432	(83)	—	1,315

Net income	8,564	7,389	7,389	522	(15,360)	8,504
Less: net loss attributable to non-controlling interests	—	—	—	60	—	60

Net income attributable to the Company	$8,564	$7,389	$7,389	$582	$(15,360)	$8,564

43

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF CASH FLOWS
Nine Months Ended September 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Net cash provided by (used in) operating activities	$134	$(707)	$2,527	$963	$(139)	$2,778

Expenditures for property, plant and equipment	—	(16)	(556)	(189)	—	(761)
Proceeds from disposal of assets	—	5	58	8	—	71
Restricted cash	—	—	(246)	(35)	—	(281)
Loans to affiliates	—	(216)	(1,023)	—	1,239	—

Net cash used in investing activities	—	(227)	(1,767)	(216)	1,239	(971)

Shares issued upon exercise of warrants	37	—	—	—	—	37
Dividends paid	(171)	—	—	—	—	(171)
Dividends received from (paid to) affiliates	—	—	—	(139)	139	—
Repayments of long-term debt	—	(259)	—	(1)	—	(260)
Proceeds from notes payable to affiliates	—	1,191	—	48	(1,239)	—
Payments of debt issuance costs	—	(15)	—	—	—	(15)
Other, net	—	(7)	(1)	—	—	(8)

Net cash provided by (used in) financing activities	(134)	910	(1)	(92)	(1,100)	(417)

Effect of exchange rate changes on cash	—	—	—	(3)	—	(3)

Increase (decrease) in cash and cash equivalents	—	(24)	759	652	—	1,387
Cash and cash equivalents at beginning of period	—	25	2,086	2,111	—	4,222

Cash and cash equivalents at end of period	$—	$1	$2,845	$2,763	$—	$5,609

44

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF CASH FLOWS
May 1 through September 30, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Net cash provided by (used in) operating activities	$(1)	$(373)	$1,705	$898	$—	$2,229

Expenditures for property, plant and equipment	—	(6)	(171)	(89)	—	(266)
Loans to affiliates	—	(297)	(28)	—	325	—

Net cash used in investing activities	—	(303)	(199)	(89)	325	(266)

Net borrowings under revolving credit facilities	—	—	—	52	—	52
Proceeds from short-term debt	—	—	—	7	—	7
Repayments of short-term debt	—	—	—	(8)	—	(8)
Payments of debt issuance costs	—	(2)	—	—	—	(2)
Proceeds from (repayments of notes payable to affiliates	—	51	297	(23)	(325)	—
Other, net	—	1	(5)	—	—	(4)

Net cash provided by financing activities	—	50	292	28	(325)	45

Effect of exchange rate changes on cash	—	—	—	113	—	113

Increase (decrease) in cash and cash equivalents	(1)	(626)	1,798	950	—	2,121
Cash and cash equivalents at beginning of period	—	642	603	1,466	—	2,711

Cash and cash equivalents at end of period	$(1)	$16	$2,401	$2,416	$—	$4,832

45

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
STATEMENT OF CASH FLOWS
January 1 through April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
Millions of dollars	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Net cash provided by (used in) operating activities	$(107)	$(590)	$(182)	$(46)	$—	$(925)

Expenditures for property, plant and equipment	—	(3)	(96)	(127)	—	(226)
Proceeds from disposal of assets	—	—	1	—	—	1
Short-term investments	—	—	10	2	—	12
Restricted cash	—	—	—	(11)	—	(11)
Contributions and advances to affiliates	(2,550)	—	—	—	2,550	—
Loans to affiliates	(57)	543	375	—	(861)	—

Net cash provided by (used in) investing activities	(2,607)	540	290	(136)	1,689	(224)

Issuance of class B ordinary shares	2,800	—	—	—	—	2,800
Repayments of debtor-in- possession term loan facility	—	(2,167)	—	(3)	—	(2,170)
Net repayments of debtor-in- possession revolving credit facility	—	(325)	—	—	—	(325)
Net borrowings on revolving credit facilities	—	—	—	38	—	38
Proceeds from short-term debt	—	—	—	8	—	8
Repayments of short-term debt	—	—	—	(14)	—	(14)
Issuance of long-term debt	—	3,242	—	—	—	3,242
Repayments of long-term debt	—	—	—	(9)	—	(9)
Payments of debt issuance costs	(86)	(154)	—	(13)	—	(253)
Contributions from owners	—	—	—	2,550	(2,550)	—
Proceeds from notes payable to affiliates	—	—	364	(1,225)	861	—
Other, net	—	—	2	(4)	—	(2)

Net cash provided by financing activities	2,714	596	366	1,328	(1,689)	3,315

Effect of exchange rate changes on cash	—	—	—	(13)	—	(13)

Increase in cash and cash equivalents	—	546	474	1,133	—	2,153
Cash and cash equivalents at beginning of period	—	96	129	333	—	558

Cash and cash equivalents at end of period	$—	$642	$603	$1,466	$—	$2,711

46

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
GENERAL
This discussion should be read in conjunction with the information contained in our Consolidated Financial Statements, and the notes thereto contained elsewhere in this report. When we use the terms “we,” “us,” “our” or similar words in this discussion, unless the context otherwise requires, we are referring to LyondellBasell Industries N.V. and its consolidated subsidiaries. We also refer to the Company as “LyondellBasell N.V.,” the “Successor Company” and the “Successor.”
In addition to comparisons of current operating results with the same period in the prior year, we have included, as additional disclosure, certain “trailing quarter” comparisons of third quarter 2011 operating results to second quarter 2011 operating results. Our businesses are highly cyclical, in addition to experiencing some less significant seasonal effects. Trailing quarter comparisons may offer important insight into current business direction.
References to industry benchmark prices or costs, including the weighted average cost of ethylene production, are generally to industry prices and costs reported by CMAI, except that references to industry benchmarks for refining and oxyfuels market margins are to industry prices reported by Platts, a reporting service of The McGraw-Hill Companies, and crude oil and natural gas benchmark price references are to Bloomberg.
OVERVIEW
Our performance is driven by, among other things, global economic conditions generally and their impact on demand for our products, raw material and energy prices, and industry-specific issues, such as production capacity. Our businesses are subject to the cyclicality and volatility seen in the chemicals and refining industries generally.
LyondellBasell N.V., the successor holding company, owns and operates, directly and indirectly, substantially the same business owned and operated by LyondellBasell AF prior to the Company’s emergence from bankruptcy. For accounting purposes, the operations of LyondellBasell AF are deemed to have ceased on April 30, 2010 and LyondellBasell N.V. is deemed to have begun operations on that date. Effective May 1, 2010, we adopted fresh-start accounting. References in the following discussions to the “Company” for periods prior to April 30, 2010, the Emergence Date, are to the Predecessor Company and, for periods after the Emergence Date, to the Successor Company.
Foreign Currency Translations of Non-U.S. Denominated Financial Statements—In countries outside of the United States, we generally generate revenues and incur operating expenses denominated in local currencies. The predominant local currency of our operations outside of the United States is the Euro. The gains and losses that result from the process of translating foreign functional currency financial statements to U.S. dollars are included in OCI (loss) in Stockholders’ Equity. These translation adjustments may be significant in any given period, based on the fluctuations of the Euro relative to the U.S. Dollar. An increase in the value of the U.S. dollar relative to the Euro in the third quarter 2011 resulted in a loss of $504 million, more than offsetting increases of $500 million experienced during the first six months of 2011 as the value of the U.S. dollar decreased relative to the Euro. The net loss, which is reflected in the $4 million loss in OCI on the Consolidated Statement of Stockholders’ Equity at September 30, 2011, represents a net decrease in Comprehensive Income during the first nine months of 2011.
To ensure a proper analysis of the quarter over quarter results, the effects of fresh-start accounting on the Successor period are specifically addressed throughout this discussion. The primary impacts of our reorganization pursuant to the Plan of Reorganization and the adoption of fresh-start accounting on our results of operations are as follows:
Tax Impact of Reorganization—The application of the tax provisions of the Internal Revenue Code to the Plan of Reorganization resulted in the reduction or elimination of the majority of our tax attributes that otherwise would have carried forward into 2011 and later years. As a result, we did not retain any U.S. net operating loss

47

carryforwards, alternative minimum tax credits or capital loss carryforwards going into 2011. In addition, a significant portion of our tax basis in depreciable assets was eliminated. Accordingly, it is expected that our liability for U.S. income taxes in future periods will reflect these adjustments and we estimate our cash tax liabilities for the years following 2010 will be significantly higher than in 2009 or 2010. This situation may be somewhat postponed by the temporary bonus depreciation provisions contained in the Job Creation Act of 2010, which allows current year expensing for certain qualified acquisitions. As a result of certain prior year limitations on the deductibility of our interest expense in the U.S. we retained approximately $2,500 million of interest carryforwards which are available to offset future taxable income, subject to certain limitations.
Inventory—We adopted the last in, first out (“LIFO”) method of accounting for inventory upon implementation of fresh-start accounting. Prior to the emergence from bankruptcy, LyondellBasell AF used both the first in, first out (“FIFO”) and LIFO methods of accounting to determine inventory cost. For purposes of evaluating segment results, management reviewed operating results for LyondellBasell AF determined using current cost, which approximates results using the LIFO method of accounting for inventory. Subsequent to the Emergence Date, our operating results are reviewed using the LIFO method of accounting for inventory. While determining the impact of the adoption of LIFO on predecessor periods is not practicable, we believe that the current cost method used by the Predecessor for segment reporting is similar to LIFO.
Depreciation and amortization expense—Depreciation and amortization expense is lower in the Successor period as a result of our revaluation of assets for fresh-start accounting. Depreciation and amortization as reported for all periods presented is as follows:

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Cost of sales:
Depreciation	$188	$163	$527	$255	$464
Amortization	38	47	117	80	75

Research and development expenses:
Depreciation	6	4	15	7	8

Selling, general and administrative expenses:
Depreciation	5	8	17	9	18

	$237	$222	$676	$351	$565

Interest expense—Lower interest expense in the Successor period was largely driven by the discharge or repayment of debt, upon which interest was accruing during the bankruptcy, through the Company’s reorganization on April 30, 2010 pursuant to the Plan of Reorganization, partially offset by interest expense on the new debt incurred as part of the emergence from bankruptcy.

	Successor				Predecessor
				May 1	January 1
	Three Months Ended		Nine Months Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Interest expense	$155	$182	$495	$314	$713

48

Overview of Results of Operations
Global market conditions in the third quarter and first nine months of 2011 improved from those experienced in the same periods in 2010 as general economic activities and demand in the durable goods sector, particularly the automotive markets, were higher. As a result, demand and operating rates were higher in 2011 than in 2010.
Excluding the impacts of fresh-start accounting, operating results in the third quarter and first nine months of 2011 generally reflected higher product margins compared to the same periods in 2010. The O&P-Americas business segment benefited from higher product margins driven by lower natural gas liquid prices relative to the price of crude oil. Higher operating results in the O&P-EAI are primarily the result of higher product margins across the ethylene chain, and for butadiene and PP compounds. The I&D business was primarily a reflection of higher product margins and higher sales volumes due to improvement in the global economy and in the durable goods markets. The Refining and Oxyfuels business segment results reflected the benefit of higher refining margins at the Houston refinery.
Results of operations for the Successor and Predecessor periods discussed in these “Results of Operations” are presented in the table below.

	Successor				Predecessor
				May 1	January 1
	Three Months Ended		Nine Months Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues	$13,297	$10,302	$39,591	$17,074	$13,467
Cost of sales	11,538	9,075	34,955	15,273	12,414
Selling, general and administrative expenses	239	204	697	333	308
Research and development expenses	53	35	142	58	55

Operating income	1,467	988	3,797	1,410	690
Interest expense	(155)	(182)	(495)	(314)	(713)
Interest income	10	(4)	31	8	5
Other income (expense), net	10	(97)	12	(43)	(265)
Income from equity investments	52	29	183	56	84
Reorganization items	—	(13)	(30)	(21)	7,388
Provision for (benefit from) income taxes	489	254	1,140	282	(1,315)

Net income	$895	$467	$2,358	$814	$8,504

RESULTS OF OPERATIONS
Revenues—Revenues increased by $2,995 million, or 29%, in the third quarter 2011 compared to the third quarter 2010 and $9,050 million, or 30%, in the first nine months of 2011 compared to the first nine months of 2010. Higher average product prices were responsible for revenue increases of 16% and 17%, respectively, in the third quarter and first nine months of 2011, while higher sales volumes added the remaining 13%, compared to the same periods in 2010. Average product sales prices were higher across most products and sales volumes increased primarily due to higher refining volumes at our Houston refinery.
Cost of Sales—The $2,463 million and $7,268 million increases in cost of sales for the third quarter and first nine months of 2011was primarily due to higher raw material costs, which reflect the effects of higher prices for crude oil and other hydrocarbons compared to the third quarter and first nine months of 2010. Depreciation and amortization expense was $230 million lower in the first nine months of 2011 compared to the first nine months of 2010,

49

primarily due to the $7,474 million write-down of Property, Plant and Equipment associated with the April 2010 revaluation of our assets in fresh-start accounting. The third quarter and five-month Successor periods of 2010 included non-cash charges of $32 million and $333 million, respectively, to adjust the value of inventory at September 30 and June 30, 2010 to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting. These 2010 Successor periods also included a $64 million charge as a change in estimate related to a dispute that arose during the third quarter 2010 over environmental liability.
SG&A Expenses—Selling, general and administrative (“SG&A”) expenses in the third quarter and first nine months of 2011 were higher by $35 million and $56 million, respectively, compared to the third quarter and first nine months of 2010. The increases reflect charges associated with activities to reorganize certain functional organizations and the impact of higher foreign exchange rates on the non-U.S. portion of these costs. The increases in both periods were partially offset by lower employee-related expenses as a result of a lower headcount.
R&D Expenses—Research and development (“R&D”) expenses in the third quarter and first nine months of 2011 increased $18 million and $29 million, respectively, primarily due to impairment charges of $19 million, including $17 million for the impairment of an R&D project in Europe during the third quarter 2011, and $16 million of charges in the second quarter 2011 related to employee severance and asset retirement obligations associated with an R&D facility that is being relocated.
Operating Income—The increase in operating income in the third quarter 2011, compared to the third quarter 2010, reflects higher operating results for our Refining and Oxyfuels, O&P-Americas and I&D business segments, partially offset by lower results for our O&P-EAI segment. The increase in operating income for the first nine months of 2011, compared to the same period in 2010, primarily reflects higher refining margins at our Houston refinery and higher product margins for ethylene, butanediol, EO and derivatives and acetyls. Operating results in the first nine months of 2011 and the Successor period in 2010 benefited from lower depreciation and amortization expense of $240 million, and $214 million, respectively, primarily due to the $7,474 million write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting in April 2010. Results in the third quarter and five-month Successor periods in 2010 were also negatively impacted by non-cash charges of $32 million and $333 million, respectively, to adjust inventory as described above. Operating results for each of our business segments are reviewed further in the “Segment Analysis” section below.
Interest Expense—Interest expense was $27 million lower in the third quarter 2011 compared to the same period in 2010 primarily due to the repayment of $1,486 million of debt since the beginning of the fourth quarter 2010. This repayment coupled with the repayment or discharge of higher cost debt on the Emergence Date in accordance with the Plan of Reorganization, upon which interest had been accruing during the bankruptcy resulted in $532 million of lower interest expense in the first nine months of 2011 compared to the corresponding period in 2010.
Other Income (Expense), net—Other income, net, in the third quarter and first nine months of 2011, included the fair value adjustments of the warrants to purchase our shares, and foreign exchange losses. The fair value adjustments related to our warrants reflected a benefit of $22 million in the third quarter 2011 and a negative effect of $31 million in the first nine months of 2011. Foreign exchange losses incurred in the third quarter and first nine months of 2011 were $17 million and $11 million, respectively. The first nine months of 2011 also included a $41 million gain on the sale of surplus precious metals.
Other expense, net, in the third quarter and first nine months of 2010 included foreign exchange losses of $20 million and $238 million, respectively, and the negative effect of the fair value adjustment of warrants to purchase shares of our common stock of $76 million and $59 million, respectively. The foreign exchange losses for the first nine months of 2010 are primarily related to the revaluation of third party debt of certain of our subsidiaries due to a decrease in the foreign exchange rates in effect at September 30, 2010 compared to December 31, 2009. Such debt was denominated in currencies other than the functional currencies of these subsidiaries and was refinanced upon emergence from bankruptcy.
Income from Equity Investments—Increases of $23 million and $43 million in Income from equity investments in the third quarter and first nine months of 2011, respectively, compared to those same periods in 2010, primarily reflect the commencement of commercial operations at our Al Waha joint venture in April 2011 and the addition of capacity at our HMC joint venture in late 2010.

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Reorganization Items—The Company had reorganization items expense totaling $30 million in the first nine months of 2011, and income from reorganization items of $7,367 million in the first nine months of 2010. Income from reorganization items in the combined 2010 periods included gains totaling $13,617 million related to settlement of liabilities subject to compromise, deconsolidation of entities upon emergence, adjustments related to rejected contracts, and a reduction of environmental remediation liabilities. These gains were partially offset by a charge of $6,278 million related to the changes in net assets resulting from the application of fresh-start accounting and by several one-time emergence costs, including the success and other fees earned by certain professionals upon the Company’s emergence from bankruptcy, damages related to the rejection of executory contracts and plant closure costs.
Income Tax—Our effective income tax rates for the third quarter and first nine months of 2011 were 35.3% and 32.6%, respectively, resulting in tax expense of $489 million on pretax income of $1,384 million for the third quarter 2011 and tax expense of $1,140 million on pretax income of $3,498 million for the first nine months of 2011. The effective income tax rate for the third quarter 2011 was higher than the year to date effective income tax rate due to a shift of income to higher tax jurisdictions coupled with non-U.S. tax law changes resulting in a lower benefit from the release of valuation allowances. The 2011 effective income tax rate for the first nine months of 2011 was lower than the U.S. statutory 35% rate primarily due to the effect of pretax income in countries with lower statutory tax rates and favorable permanent deductions related to notional royalties, equity earnings, and release of valuation allowance which were partially offset by the non-deductible expenses related to stock warrants. In the five-month Successor period ended September 30, 2010, we recorded a tax provision of $282 million, representing an effective tax rate of 25.7% on pre-tax income of $1,096 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,315 million, representing a negative effective tax rate of 18.3% on pretax income of $7,189 million. The provision for the 2010 Successor period differs from the statutory 35% rate primarily due to the fact that in several countries the Company generated either income with no tax expense or losses where we recorded no tax benefit due to valuation allowances on our deferred tax assets in those countries.
Net Income—The following table summarizes the major components contributing to net income:

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Operating income	$1,467	$988	$3,797	$1,410	$690
Interest expense, net	(145)	(186)	(464)	(306)	(708)
Other income (expense), net	10	(97)	12	(43)	(265)
Income from equity investments	52	29	183	56	84
Reorganization items	—	(13)	(30)	(21)	7,388
Provision for (benefit from) income taxes	489	254	1,140	282	(1,315)

Net income	$895	$467	$2,358	$814	$8,504

Third Quarter 2011 versus Second Quarter 2011—Net income was $895 million in the third quarter 2011 compared to $803 million in the second quarter 2011. Net income in the third quarter 2011 reflected pretax charges totaling $81 million related to compensation expense, impairment of an R&D project in Europe, an asset retirement obligation associated with our Berre refinery and activities to reorganize certain functional organizations in Germany. These charges were partially offset by benefits totaling $44 million, including the fair value adjustment of our outstanding warrants. The second quarter 2011 reflected pretax charges totaling $102 million related to corporate restructurings, reorganization items, environmental charges and the early repayment of debt. These charges were partially offset by pretax benefits totaling $47 million, including a benefit from the sale of surplus precious metals. Apart from these items, net income in the third quarter 2011 reflected improvements in operating results for our refining and oxyfuels, O&P-Americas and I&D business segments. The benefit of reliable operations and optimization of the Houston refinery crude slate were reflected in the operating results of the refining and oxyfuels business segment, while our O&P-Americas segment results reflected the benefit of strong ethane and naphtha based ethylene margins. Operating results for our I&D segment also reflected an improvement as

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operations remained steady and strong. These net benefits were partially offset by lower net operating income for the O&P-EAI and technology business segments and a higher provision for income taxes in the third quarter 2011.
Segment Analysis
Our operations are primarily in five reportable segments: O&P—Americas; O&P—EAI; I&D; Refining and Oxyfuels; and Technology. These operations comprise substantially the same businesses owned and operated by LyondellBasell AF prior to the Company’s emergence from bankruptcy. However, for accounting purposes, the operations of LyondellBasell AF are deemed to have ceased on April 30, 2010 and LyondellBasell N.V. is deemed to have begun operations on that date. The results of operations for the Successor are not comparable to the Predecessor due to adjustments made under fresh-start accounting as described in “Overview.” The impact of these items is addressed in the discussion of each segment’s results below.
The following tables reflect selected financial information for our reportable segments. Operating income (loss) for segment reporting is on a LIFO basis for the Successor and on a current cost basis for the Predecessor.

	Successor				Predecessor
				May 1	January 1
	Three Months Ended		Nine Months Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues:
O&P — Americas segment	$3,875	$3,247	$11,457	$5,251	$4,183
O&P — EAI segment	3,918	3,247	12,126	5,387	4,105
I&D segment	1,617	1,453	5,086	2,393	1,820
Refining and Oxyfuels segment	5,869	3,867	16,422	6,270	4,748
Technology segment	129	157	394	232	145
Other, including intersegment eliminations	(2,111)	(1,669)	(5,894)	(2,459)	(1,534)

Total	$13,297	$10,302	$39,591	$17,074	$13,467

Operating income (loss):
O&P — Americas segment	$599	$448	$1,529	$597	$320
O&P — EAI segment	144	231	530	345	115
I&D segment	259	207	728	316	157
Refining and Oxyfuels segment	454	83	914	97	(99)
Technology segment	7	38	96	61	39
Other, including intersegment eliminations	4	(19)	—	(6)	(41)
Current cost adjustment	—	—	—	—	199

Total	$1,467	$988	$3,797	$1,410	$690

Income (loss) from equity investments:
O&P — Americas segment	$7	$6	$18	$9	$5
O&P — EAI segment	38	20	150	45	80
I&D segment	7	3	15	2	(1)

Total	$52	$29	$183	$56	$84

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Olefins and Polyolefins—Americas Segment
Overview—The U.S. ethylene industry continued to benefit from processing natural gas liquids in the third quarter and first nine months of 2011. The cost of ethylene produced from natural gas liquids is lower compared to that produced from crude oil-based liquids, which is the predominant feedstock used in the rest of the world. Ethylene margins remained strong in 2011 primarily due to advantaged prices for ethane, which was the favored feedstock during the third quarter and first nine months of 2011, and high co-product sales prices, primarily propylene and butadiene. Market demand for polyethylene increased in the third quarter 2011, while increasing prices for propylene throughout the third quarter and most of the first nine months of 2011 pressured the polypropylene market. The impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets, are reflected in the operating results of the first nine months of 2011 and the Successor periods in 2010. The 2010 Successor periods also include the negative impact of non-cash charges to adjust inventory to market value (see “Results of Operations-Cost of Sales”).
Ethylene Raw Materials—Benchmark crude oil and natural gas prices generally have been indicators of the level and direction of the movement of raw material and energy costs for ethylene and its co-products in the O&P—Americas segment. Ethylene and its co-products are produced from two major raw material groups:
•	crude oil-based liquids (“liquids” or “heavy liquids”), including naphtha, condensates, and gas oils, the prices of which are generally related to crude oil prices; and

•	natural gas liquids (“NGLs”), principally ethane and propane, the prices of which are generally affected by natural gas prices.
Although the prices of these raw materials are generally related to crude oil and natural gas prices, during specific periods the relationships among these materials and benchmarks may vary significantly.
In the U.S., we have significant capability to shift the ratio of raw materials used in the production of ethylene and its co-products to take advantage of the relative costs of heavy liquids and NGLs.
Production economics for the U.S. industry have favored NGLs during 2011. As a result, we focused on maximizing the use of NGLs at our U.S. plants. During the third quarter and first nine months of 2011, approximately 75% of our ethylene production was from NGLs. Based on current trends and assuming the price of crude oil remains at a high level relative to natural gas, we would expect production economics in the U.S. to continue to favor NGLs for the near and mid-term.

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The following table shows the average U.S. benchmark prices for crude oil and natural gas for the applicable periods, as well as benchmark U.S. sales prices for ethylene and propylene, which we produce and sell or consume internally, and certain polyethylene and polypropylene products. The benchmark weighted average cost of ethylene production, which is reduced by co-product revenues, is based on CMAI’s estimated ratio of heavy liquid raw materials and NGLs used in U.S. ethylene production.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	Three months ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
Crude oil (WTI) — dollars per barrel	89.5	76.1	18%	95.5	77.7	23%
Natural gas (Henry Hub) dollars per million BTUs	4.3	4.4	(1)%	4.3	4.6	(6)%
Weighted average U.S. cost of ethylene production — cents per pound	34.3	25.2	36%	33.6	28.7	17%
United States — cents per pound:
Ethylene	55.8	38.3	45%	54.2	45.4	19%
Polyethylene (HD)	89.0	77.7	15%	90.7	81.7	11%
Propylene — polymer grade	76.5	56.2	36%	78.5	60.3	30%
Polypropylene	103.0	82.7	25%	105.9	86.8	22%
The following table sets forth the O&P¯Americas segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues	$3,875	$3,247	$11,457	$5,251	$4,183
Operating income	599	448	1,529	597	320
Income from equity investments	7	6	18	9	5

Production Volumes, in millions of pounds
Ethylene	2,134	2,184	6,152	3,433	2,768
Propylene	838	790	2,163	1,303	1,019
Sales Volumes, in millions of pounds
Polyethylene	1,368	1,472	4,150	2,357	1,765
Polypropylene	635	675	1,831	1,124	836
Revenues—O&P—Americas revenues increased by $628 million, or 19%, in the third quarter 2011, compared to the same period in 2010 and by $2,023 million, or 21%, in the first nine months of 2011 compared to same period in 2010. Higher average sales prices for most products in the third quarter and first nine months of 2011 were responsible for revenue increases of 27% and 25%, respectively, while lower sales volumes reduced revenues by 7% in the third quarter 2011 and 4% in the first nine months of 2011 compared to the same periods in 2010. An improved supply/demand balance and higher crude-oil based raw material costs have contributed to the higher average sales prices seen to date in 2011.

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Operating Income—Operating results for the O&P—Americas segment in the third quarter and first nine months of 2011 reflected increases of $151 million and $612 million, respectively, compared to the third quarter and first nine months of 2010. Operating results for the third quarter and five-month Successor periods in 2010 were negatively impacted by non-cash charges of $26 million and $197 million, respectively, to adjust inventory to market value. The first nine months of 2011 benefited from lower depreciation expense of $72 million, compared to the same nine month period in 2010 as a result of the application of fresh-start accounting and the revaluation of our assets.
Operating results in the third quarter 2011 reflected higher ethylene chain margins compared to the third quarter 2010 despite significantly lower polyethylene margins in the third quarter 2011. The lower polyethylene margins were primarily due to the higher price of ethylene in the third quarter 2011 compared to the same 2010 period. Polypropylene operating results were also lower in the third quarter 2011 reflecting the effects of elevated raw material costs.
The $612 million increase in operating results for the first nine months of 2011 compared to the first nine months of 2010 was primarily the result of higher ethylene product margins, partially offset by the effect of lower sales volumes for ethylene and polypropylene. Polyethylene product margins in the first nine months of 2011 were relatively unchanged from the corresponding period in 2010 as higher average sales prices and lower freight and distribution costs were offset by higher ethylene feedstock costs. Operating results for the first nine months of 2011 also included higher fixed costs due to a major turnaround at our Channelview plant and a utility supplier outage at our Morris, Illinois facility.
Third Quarter 2011 versus Second Quarter 2011—The O&P—Americas segment had operating income of $599 million in the third quarter 2011 compared to $509 million in the second quarter 2011. The increase in operating results for the third quarter 2011 reflects higher product margins for ethylene and the effect of higher ethylene and polyethylene sales volumes, which more than offset the effect of lower product margins for polyethylene and polypropylene. The higher product margins for ethylene reflect the effect of lower feedstock prices and the increasing price of butadiene, partially offset by a decrease in the average sales price of ethylene. The lower product margins for polyethylene reflect lower average sales prices coupled with higher price of ethylene.
Olefins and Polyolefins—Europe, Asia and International Segment
Overview—Market demand for ethylene was lower in Europe in the third quarter 2011 compared to the third quarter 2010 reflecting economic uncertainty, and was comparable in the first nine months of 2011 and 2010. Ethylene industry margins decreased in the third quarter 2011 as the benchmark weighted average cost of ethylene production increased more than the benchmark average sales price, while industry margins for ethylene expanded in the first nine months of 2011 as benchmark average sales prices increased more than the benchmark weighted average cost of ethylene production. Lower market demand for polyolefins in the third quarter 2011 compared to the third quarter 2010, reflected the effects of poor economic conditions and delayed purchases as customers anticipated lower prices. Market demand for polyolefins was comparable in the first nine months of 2011 and 2010.
Operating results in the third quarter 2011 were lower across all businesses in the O&P-EAI segment with the exception of PP compounds, compared to the third quarter 2010. These lower results primarily reflected lower product margins, partially offset by higher sales volume for butadiene, polyethylene and PP compounds. Despite a lower third quarter, operating results for the O&P—EAI segment in the first nine months of 2011 reflected strong product margins for ethylene and butadiene compared to the first nine months of 2010, and higher sales volumes across most products in the first nine months of 2011. Operating results for both 2011 periods and the Successor period in 2010 also reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets. The 2010 Successor periods include the negative impact of non-cash charges to adjust inventory to market value and a charge related to a change in estimate associated with a dispute over environmental indemnity, while the first nine months of 2011 includes charges associated with activities to reorganize certain functional organizations and for increased liabilities at our Wesseling, Germany site (see “Results of Operations-Cost of Sales”).
Ethylene Raw Materials—In Europe, heavy liquids are the primary raw materials for our ethylene production.

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The following table shows the average West Europe benchmark prices for Brent crude oil for the applicable periods, as well as benchmark West Europe prices for ethylene and propylene, which we produce and consume internally or purchase from unrelated suppliers, and certain polyethylene and polypropylene products.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
Brent crude oil — dollars per barrel	112.09	77.80	44%	111.24	78.33	42%
Western Europe benchmark prices weighted average cost of ethylene production — €0.01 per pound	37.3	26.5	41%	35.8	27.5	30%
Ethylene	50.3	43.1	17%	52.3	42.8	22%
Polyethylene (high density)	59.9	52.4	14%	62.6	52.5	19%
Propylene	50.2	43.1	17%	52.1	42.4	23%
Polypropylene (homopolymer)	62.0	60.3	3%	66.0	57.3	15%

Average Exchange Rate — $US per €	1.4146	1.2893	10%	1.4066	1.3164	7%
The following table sets forth the O&P—EAI segment’s sales and other operating revenues, operating income, income from equity investments and selected product production and sales volumes.

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues	$3,918	$3,247	$12,126	$5,387	$4,105
Operating income	144	231	530	345	115
Income from equity investments	38	20	150	45	80

Production volumes, in millions of pounds
Ethylene	926	994	2,922	1,589	1,108
Propylene	560	636	1,799	1,024	661
Sales volumes, in millions of pounds
Polyethylene	1,349	1,316	3,933	2,127	1,658
Polypropylene	1,638	1,891	4,973	3,074	2,117
Revenues—Revenues increased by $671 million and $2,634 million, respectively, in the third quarter and first nine months of 2011 compared to revenues in the third quarter and first nine months of 2010 primarily due to higher average product sales prices, which were mainly driven by higher raw material costs. Sales volumes of polypropylene in the third quarter were lower than the comparable period in 2010, partially offset by smaller volume increases in olefins, PP compounds, and polybutene. For the nine months of 2011, there was an increase in total volume versus the first nine months of 2010 as a decline in polypropylene sales was more than offset by increases in the other product areas. Higher average sales prices were responsible for revenue increases of 22% in the third quarter 2011 and 25% in the first nine months of 2011 compared to the overall revenue increases of 21% and 28%, respectively. Lower sales volumes were responsible for a 1% decrease in revenues in the third quarter 2011 while the remaining 3% increase in revenues for the first nine months of 2011 was due to higher sales volumes.

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Operating Income—Operating results for the O&P—EAI segment decreased by $87 million in the third quarter 2011 and increased by $70 million in the first nine months of 2011 compared to the same periods in 2010. Operating results for the first nine months of 2011 include the impact of charges associated with activities to reorganize certain functional organizations and for increased liabilities at our Wesseling, Germany site. Operating results for the third quarter and first nine months of 2010 were negatively impacted by a $43 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over environmental indemnity and by $5 million of non-cash charges to adjust inventory at both June 30, and September 30, 2010 to market value, which were lower than the April 30, 2010 value applied during fresh-start accounting. The five-month 2010 Successor period also included a $23 million charge for a plant closure and other costs related to a polypropylene plant in Italy. Depreciation and amortization expense was $8 million lower in the first nine months of 2011 compared to the same 2010 period primarily due to the write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. Apart from the items discussed above, results for the underlying operations of our O&P—EAI business segment were lower in the third quarter 2011 and higher in the first nine months of 2011.
Third quarter 2011 operating results were lower across all businesses except for the PP compounding and Catalloy businesses which were relatively unchanged from the third quarter 2010. Lower product margins for olefins, polyethylene and polypropylene as well as the effect of lower propylene sales volumes reflected weaker demand in the third quarter 2011, compared to the third quarter 2010. Improved business results in the first nine months of 2011 primarily reflected higher product margins for ethylene, butadiene, PP compounds and Catalloy, and the effect of higher sales volumes for most products. These improvements were partially offset by lower product margins for polypropylene and polyethylene reflecting higher monomer prices compared to those experienced in the first nine months of 2010. The strength in butadiene margins reflects strong global demand coupled with constrained supply as a result of a preference for NGL olefins feedstocks, which produce less butadiene than liquid feedstocks, in North America.
Third Quarter 2011 versus Second Quarter 2011—The O&P—EAI segment had operating income of $144 million in the third quarter 2011 compared to $207 million in the second quarter 2011. The decrease in operating results in the third quarter 2011, compared to the second quarter 2011, is primarily attributable to lower product margins across all businesses except for PP compounding. The lower product margins for olefins are primarily due to higher raw material costs reflecting volatility in the price of crude over the period. These increased costs were tempered by continued strong butadiene margins. Polyethylene results were seasonally lower as reflected by weak margins and lower average sales volumes. Results for the polypropylene business weakened during the third quarter, while operating results for PP compounding and Catalloy, improved primarily due to improved margins.
Intermediates and Derivatives Segment
Overview—The Intermediates and Derivatives (“I&D”) segment results for the third quarter and first nine months of 2011 reflected higher margins in all product areas, especially in butanediol (“BDO”) and in ethylene oxide and derivatives (“EO&D”). The PO and derivatives (“PO&D”) market remained generally steady during the third quarter and first nine months of 2011 despite the effect of rising propylene prices. Operating results for the third quarter and first nine months of 2011 reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense for the nine months of 2011 related to the write-down of segment assets. The 2010 Successor period also includes the negative impact of a non-cash charge to adjust inventory to market value. See “Results of Operations—Cost of Sales.”

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The following table sets forth the I&D segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues	$1,617	$1,453	$5,086	$2,393	$1,820
Operating income	259	207	728	316	157
Income (loss) from equity investments	7	3	15	2	(1)

Sales Volumes, in millions of pounds
PO&D	758	872	2,387	1,388	1,134
EO&D	281	206	846	363	358
Styrene	714	827	2,383	1,338	858
Acetyls	411	405	1,267	705	518
TBA intermediates	433	454	1,377	783	613
Revenues—Revenues for the third quarter and first nine months of 2011 increased $164 million and $873 million compared to the third quarter and first nine months of 2010, respectively. The third quarter and first nine months of 2010 include revenues of our Flavor and Fragrances business, which was sold in December 2010. These revenues were approximately 3% of total I&D segment revenues in each of the periods in 2010. Higher average sales prices resulted in revenue increases of 19% and 20%, respectively, in the third quarter and first nine months of 2011. Lower styrene sales volumes, offset partially by higher EO&D volumes, were primarily responsible for a volume-based revenue decrease of 5% in the third quarter 2011 compared to the third quarter 2010. For the first nine months of 2011, volume increases were responsible for a 4% revenue increase compared to the first nine months of 2010. Styrene and EO&D were the main contributors to the volume increase in the first nine months of 2011.
Operating Income—Operating results for the I&D segment reflected an increase of $52 million in the third quarter 2011 compared to the third quarter 2010 and an increase of $255 million in the first nine months of 2011 compared to the same 2010 period.
Higher margins for BDO and other PO derivatives, and for EO&D, were the primary drivers of increased operating income in both the third quarter and first nine months of 2011. Margins and volumes in all of the I&D business remained strong. Automotive and other durables demand and competitor outages contributed to favorable supply/demand fundamentals as prices outpaced increased raw material costs.
Operating results in the first nine months of 2011 benefited from lower depreciation and amortization expense of $37 million compared to the combined first nine months of 2010 primarily due to the write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. Operating results for the five-month 2010 Successor period were negatively impacted by a $25 million non-cash charge to adjust inventory at June 30, 2010 to market, which was lower than the value at April 30, 2010 applied during fresh-start accounting.
Third Quarter 2011 versus Second Quarter 2011—The I&D segment had operating income of $259 million in the third quarter 2011 compared to $235 million in the second quarter 2011. Operating results for the third quarter 2011 primarily reflected continued strong volumes and product margins for PO&D, especially BDO, due to favorable supply/demand fundamentals. Profitable purchases for resale in the acetyls business contributed to the second quarter 2011 operating results.

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Refining and Oxyfuels Segment
Overview—Benchmark U.S. heavy crude refining margins were higher in the third quarter and first nine months of 2011 as a result of significant discounts for heavy crude oil. European refining margins were challenged by industry overcapacity and the loss of Libyan crude oil supply. Oxyfuels margins in 2011 improved compared to 2010 due to higher gasoline prices relative to the cost of natural gas liquids-based raw material costs.
Segment operating results in the third quarter and first nine months of 2011 primarily reflected the effect of higher crude oil refining margins, higher oxyfuels margins, and increased crude runs at the Houston refinery compared to the same periods in 2010. Crude processing rates at the Houston refinery were higher in the third quarter and first nine months of 2011, compared to the same periods in 2010, as a result of unplanned outages during 2010, including the crude unit fire in May 2010. Third quarter 2011 crude processing rates at the Berre refinery were lower than the third quarter 2010 as local refining margins did not support higher processing rates. Oxyfuels results in the third quarter and first nine months of 2011 were higher compared to the same period in 2010. Operating results for the first nine months of 2011 and the five-month Successor period in 2010 reflect the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets. In addition, the five-month Successor period in 2010 was negatively impacted by non-cash charges to adjust inventory to market value. See “Results of Operations—Cost of Sales.”

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The following table sets forth the Refining and Oxyfuels segment’s sales and other operating revenues, operating income and sales volumes for certain gasoline blending components for the applicable periods. In addition, the table shows market refining margins for the U.S. and Europe and MTBE margins in Northwest Europe (“NWE”). In the U.S., “LLS,” or Light Louisiana Sweet and “WTI,” or West Texas Intermediate, are light crude oils, while “Maya” is a heavy crude oil. In Europe, “Urals — 4-1-2-1” is a measure of West European refining margins.

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues	$5,869	$3,867	$16,422	$6,270	$4,748
Operating income (loss)	454	83	914	97	(99)
Sales Volumes, in millions
Gasoline blending components - MTBE/ETBE (gallons)	260	248	658	407	266

Crude processing rates (thousands of barrels per day)
Houston Refinery	269	261	263	217	263

Berre Refinery	79	99	88	102	75

Market margins — $ per barrel
Light crude oil - 2-1-1*	9.54	7.60	8.64	8.96	7.50
Light crude oil — Maya differential*	13.99	8.54	15.85	8.63	9.46

Total Maya 2-1-1	23.53	16.14	24.49	17.59	16.96

Urals — 4-1-2-1	8.76	5.89	8.10	6.45	6.17

Market margins — cents per gallon
MTBE — NWE	94.1	45.2	81.8	54.0	58.5

*	WTI crude oil was used as the Light crude reference for periods prior to 2011. As of January 1, 2011 Light Louisiana Sweet (“LLS”) crude oil is used as the Light crude oil reference. Beginning in early 2011, the WTI crude oil reference has not been an effective indicator of light crude oil pricing given the large location differential compared to other light crude oils.
Revenues—Revenues for the Refining and Oxyfuels segment increased $2,002 million and $5,404 million, respectively, in the third quarter and first nine months of 2011 compared to the third quarter and first nine months of 2010. These increases are primarily due to higher average sales prices and the effect of higher refining sales volumes at our Houston refinery. The increases in Houston refinery revenues in the third quarter and first nine months of 2011 were partially offset by lower oxyfuels sales volumes, and in third quarter 2011 by lower refining volumes at the Berre refinery. Higher average sales prices were responsible for revenue increases of 43% and 40%, respectively, in the third quarter and first nine months of 2011. The remaining increases in revenues of 9% in both the third quarter and first nine months of 2011 were related to higher sales volumes.
Houston refinery crude processing rates were higher by 3% and 11%, respectively, in the third quarter and first nine months of 2011, compared to the same 2010 periods. These increases primarily reflect the effects of an unplanned outage during the third quarter 2010 and a crude unit fire in the second quarter 2010. Crude processing rates for the Berre refinery were 20% lower in the third quarter and relatively unchanged in the first nine months of 2011, compared to the same 2010 periods. The lower crude processing rates for the Berre refinery during the third quarter

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2011 compared to the same 2010 period reflects management’s decision to reduce crude processing rates in response to continued poor market conditions.
Operating Income (Loss)—Operating results for the third quarter and first nine months of 2011 increased by $371 million and $916 million, respectively, compared to the same periods in 2010. The improvement in the underlying operations of the refining and oxyfuels businesses primarily reflects higher refining margins at the Houston refinery as indicated by the increase in the Maya 2-1-1 benchmark margin, and higher oxyfuels margins. Financial performance of the Houston refining business was favorably impacted by purchasing crude oils at discounts versus the Maya reference price for heavy crude oil. Margins for oxyfuels products reflect the effect of higher spreads between the prices of gasoline and butane, a key raw material. Operating results for the first nine months of 2011 include a $34 million benefit related to an insurance recovery associated with the misconduct of a former employee. Operating results for the first nine months of 2011 also benefited from lower depreciation expense of $108 million, compared to the same 2010 period as a result of the application of fresh-start accounting and the revaluation of our assets. Operating results for the third quarter and first nine months of 2010 were negatively impacted by a $21 million charge associated with a change in estimate related to a dispute over environmental indemnity, and in the first nine months of 2010, by a crude unit fire in May 2010, resulting in lost production and $14 million of cash costs. Operating results for the 2010 five-month Successor period were negatively impacted by non-cash charges totaling $133 million to adjust inventory to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting.
Third Quarter 2011 versus Second Quarter 2011—The Refining and Oxyfuels segment had operating income of $454 million in the third quarter 2011 compared to $296 million in the second quarter 2011. The improvement in the third quarter 2011 operating results was primarily the result of higher margins at the Houston refinery driven by purchasing crude oil at discounts versus the Maya reference price for heavy crude oil, partially offset by lower oxyfuels margins.
Crude processing rates at the Houston refinery were 2% higher in the third quarter 2011 compared to the second quarter 2011. Berre refinery crude processing rates were reduced in the third quarter 2011 in response to continued poor market conditions. Margins at the Berre refinery improved slightly in the third quarter 2011. Oxyfuels product margins were seasonally lower in the third quarter 2011 compared to the second quarter 2011, reflecting the lower spread between ethanol and gasoline as demand for high octane, clean gasoline components declined.
Technology Segment
Overview—The Technology segment results reflected higher research and development costs in the third quarter and first nine months of 2011 and lower licensing and services revenue in the third quarter of 2011 compared to the same 2010 periods. Operating results for the catalyst business were higher in both 2011 periods compared to the corresponding periods in 2010. The following table sets forth the Technology segment’s sales and other operating revenues and operating income.

	Successor				Predecessor
			Nine Months	May 1	January 1
	Three Months Ended		Ended	through	through
	September 30,	September 30,	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2011	2010	2010
Sales and other operating revenues	$129	$157	$394	$232	$145
Operating income	7	38	96	61	39
Revenues—Revenues for the third quarter and first nine months of 2011 decreased by $28 million, or 18%, and increased by $17 million, or 5%, compared to the third quarter and first nine months of 2010, respectively. The decrease in the third quarter 2011 reflects lower process licensing and services revenue, partially offset by the effect of higher catalyst sales volumes compared to the third quarter 2010. The increase in revenues for the first nine months of

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2011 reflects the recognition of previously deferred process license revenue and the effect of higher catalyst sales volumes compared to the first nine months of 2010.
Operating Income—Operating income in the third quarter 2011 decreased by $31 million and remained relatively unchanged in the first nine months of 2011, compared to the third quarter and first nine months of 2010. The decrease in the third quarter 2010 reflected lower revenue related to process licenses from prior years and higher R&D expenses, partially offset by the effects of higher operating results for catalysts. Higher R&D costs in the first nine months of 2011 more than offset the effects of higher revenue from process licenses from prior years and higher operating results for catalysts. Operating income in the 2010 periods reflected the impact of a slowdown in polyolefin projects that stemmed from the economic crisis in late 2008. The higher R&D costs in the first nine months of 2011 include $19 million of charges, primarily related to the impairment of an R&D project in Europe, and charges totaling $16 million for employee severance and asset retirement obligations related to an R&D facility that is being relocated.
Third Quarter 2011 versus Second Quarter 2011 —The Technology segment had operating income of $7 million in the third quarter 2011 compared to $23 million in the second quarter 2011. The decrease in third quarter 2011 operating results was primarily due to lower process license revenue in the third quarter. R&D costs were comparable in the second and third quarters of 2011 and included charges totaling $16 million for employee severance and asset retirement obligations related to an R&D facility that is being relocated and $19 million of impairment charges described above, respectively. Third quarter 2011 operating results for the catalyst business were comparable to the second quarter 2011.
FINANCIAL CONDITION
Operating, investing and financing activities of continuing operations, which are discussed below, are presented in the following table:

	Successor		Predecessor
	Nine Months	May 1	January 1
	Ended	through	through
	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2010
Source (use) of cash:
Operating activities	$2,778	$2,229	$(925)
Investing activities	(971)	(266)	(224)
Financing activities	(417)	45	3,315
Operating Activities—Cash of $2,778 million provided in the first nine months of 2011 primarily reflected an increase in earnings and higher distributions from our joint ventures, partially offset by an increase in cash used by the main components of working capital and company contributions to our pension plans. The $1,304 million of cash provided in the combined first nine months of 2010 primarily reflected an increase in earnings offset by payments for reorganization items, claims under the Plan of Reorganization and certain annual payments related to sales rebates, employee bonuses, property taxes and insurance premiums.
The main components of working capital used cash of $594 million in the first nine months of 2011 compared to $437 million in the first nine months of 2010. The increase in these working capital components during the first nine months of 2011 reflects increases of $282 million and $864 million, respectively, in accounts receivable and inventories, partially offset by a $552 million increase in accounts payable. The increases in both accounts receivable and accounts payable reflect the effect of increasing prices over the period, and the increase in inventories reflects temporary volume increases in our O&P Americas and I&D business segments.
        .

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The $437 million use of cash by the main components of working capital in the first nine months of 2010 reflected a $616 million increase in accounts receivable due to the effects of higher average sales prices and higher sales volumes and a $237 million increase in inventory, partially offset by a $416 million increase in accounts payable due to the higher costs and volumes of feedstocks, and more favorable payment terms.
Investing Activities—Cash of $971 million used in investing activities in the first nine months of 2011 primarily reflects capital expenditures and a $281 million increase in restricted cash, partially offset by proceeds from the sale of assets. Capital expenditures include a pipeline that we purchased in July 2011 for $73 million. The $71 million of proceeds include $57 million related to the sale of surplus precious metals. The increase in restricted cash is primarily related to the issuance of letters of credit, which are cash collateralized.
Investing activities of $490 million in the combined 2010 period reflect capital expenditures that were partially offset by $12 million in proceeds from a money market fund that had suspended rights to redemption in 2008.
The following table summarizes capital expenditures for the periods presented:

	Successor		Predecessor
	Nine Months	May 1	January 1
	Ended	through	through
	September 30,	September 30,	April 30,
Millions of dollars	2011	2010	2010
Capital expenditures by segment:
O&P—Americas	$353	$90	$52
O&P—EAI	125	63	102
I&D	45	44	8
Refining and Oxyfuels	212	56	49
Technology	18	10	12
Other	14	3	3

Total capital expenditures by segment	767	266	226
Less:
Contributions to PO Joint Ventures	6	—	—

Consolidated capital expenditures of continuing operations	$761	$266	$226

The capital expenditures in the 2010 Predecessor period presented in the table above exclude costs of major periodic maintenance and repair activities, including turnarounds and catalyst recharges of $71 million.
Financing Activities—Financing activities used cash of $417 million in the first nine months of 2011 and provided $3,360 million in the combined 2010 period. In May 2011, we redeemed $203 million and €34 million ($50 million) of our 8% Senior Secured Notes due 2017, comprising 10% of the then outstanding senior secured dollar notes and senior secured Euro notes at March 31, 2011. We paid $7 million of premiums in conjunction with the redemption of the notes. In June 2011, we paid $15 million of fees related to the amendment of our U.S. ABL facility.
In the first nine months of 2011, we paid cash dividends totaling $171 million, including dividends of $0.20 and $0.10 per share of common stock, respectively, to shareholders of record on August 17, 2011 and May 5, 2011. In the first quarter of 2011, we received proceeds of $37 million upon conversion of outstanding warrants to common stock.
The 2010 Successor period reflects a net increase in borrowings of $61 million under our European Securitization facility and payments of $9 million related to a previous factoring facility in France.

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As part of the emergence from bankruptcy, we received gross proceeds of $2,800 million on April 30, 2010 in connection with the issuance of shares in a rights offering and paid $86 million of fees, including $70 million of fees to equity backstop providers. On April 30, 2010, we also received net proceeds of $3,242 million from the issuance of new debt by our subsidiary, Lyondell Chemical, including Senior Secured Notes in the amounts of $2,250 million and €375 million ($497 million) and from proceeds of the Senior Term Loan Facility of $495 million, and paid related fees of $72 million.
Proceeds from the rights offering and the Senior Notes, along with borrowings under the Senior Term Loan Facility and the amended and restated European Securitization, were used to repay outstanding amounts of $3,152 million under our DIP financing arrangement and to pay a $195 million exit fee required under the arrangement. We also paid fees totaling $92 million in connection with our new U.S. ABL Facility and amended and restated European Securitization facility. Predecessor debt classified as Liabilities subject to compromise immediately prior to the emergence from bankruptcy was discharged pursuant to the Plan of Reorganization (see Note 17).
Apart from the payments reflected above, during the 2010 Predecessor period we repaid a $5 million Argentinean loan, made a $12 million mandatory quarterly amortization payment of a Dutch term loan, $3 million of which was related to the DIP financing arrangement, and made payments of $8 million on a previous factoring facility. In addition, we made payments totaling $13 million related to the extension of the DIP financing. We also had a net increase in borrowings of $47 million under the European Securitization facility in the 2010 Predecessor period.
Liquidity and Capital Resources—As of September 30, 2011, we had unrestricted cash of $5,609 million. In addition, we had total unused availability under our credit facilities of $2,329 million at September 30, 2011, which included the following:
• $1,738 million under our $2,000 million U.S. ABL facility, which is subject to a borrowing base, net of outstanding borrowings and outstanding letters of credit provided under the facility. At September 30, 2011, we had $262 million of outstanding letters of credit and no outstanding borrowings under the facility.

• €410 million and $25 million (totaling approximately $591 million) under our €450 million European receivables securitization facility. Availability under the European receivables securitization facility is subject to a borrowing base, net of outstanding borrowings. There were no outstanding borrowings under this facility at September 30, 2011.
In addition to the letters of credit issued under the U.S. ABL facility, we also have outstanding letters of credit totaling $267 million, which are collateralized by cash. Such cash is included in the $292 million of Restricted cash reflected on the Consolidated Balance Sheets as of September 30, 2011.
We may use cash on hand, cash from operating activities and proceeds from asset divestitures to repay debt, which may include additional purchases of our outstanding bonds in the open market or otherwise. We also plan to finance our ongoing working capital, capital expenditures, debt service and other funding requirements through our future financial and operating performance, which could be affected by general economic, financial, competitive, legislative, regulatory, business and other factors, many of which are beyond our control. To the extent our cash balances and results of operations support the payment of dividends, we also intend to declare and pay interim dividends. We believe that our cash, cash from operating activities and proceeds from our credit facilities provide us with sufficient financial resources to meet our anticipated capital requirements and obligations as they come due.
At September 30, 2011, we had total debt, including current maturities, of $5,833 million.
On October 20, 2011, we announced a cash tender offer for up to $1,470 million aggregate principal amount of our outstanding 8% Senior Secured Dollar Notes due 2017 and 8% Senior Secured Euro Notes due 2017 and up to $1,319 million aggregate principal amount of our outstanding 11% Senior Secured Dollar Notes due 2018. In conjunction with the tender offer, we are soliciting consents from the note holders to release the collateral securing the notes and to modify other provisions related to restrictive covenants. The tender offer expires on November 21, 2011 and the consent solicitation expires on November 2, 2011. We cannot be assured that note holders will tender their notes or consent to the changes in the terms of the notes, and, subject to applicable securities laws and certain

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terms and conditions set forth in the related Offer to Purchase and Consent Solicitation Statement (as it may be amended or supplemented from time to time), we have the right to terminate the tender at any time.
We also announced that, subject to market and other conditions, we anticipate returning up to $2.6 billion to shareholders through a special dividend. Any such dividend would be financed using a combination of our existing cash and proceeds of a potential new debt offering. Additionally, we expect to make voluntary contributions to our pension funds of $250 million in the fourth quarter of 2011.
In June 2011, we obtained an amendment to our U.S. ABL facility to, among other things: (i) increase the facility to $2 billion; (ii) extend the maturity date to June 2016; (iii) reduce the applicable margin and commitment fee and (iv) amend certain covenants and conditions to provide additional flexibility
In March 2011, we amended and restated our Senior Secured Term Loan Agreement to, among other things, modify the term of the agreement and certain restrictive covenants. This amended and restated agreement matures in April 2014.
We filed registration statements with the SEC to conduct an exchange offer for our Senior Secured 8% Notes and register the resale of our Senior Secured 11% Notes held by affiliates as required by certain registration rights agreements to which we are a party. These registration statements for the exchange or resale, as applicable, were effective with the SEC on September 13, 2011. The registration rights agreements required the registration statements to be effective with the SEC by May 3, 2011. As a result, from May 4, 2011 to the effective dates of the applicable registration statement, we were subject to penalties in the form of increased interest rates. Such interest penalties were not material.
An offering to sell our Berre refinery in France, which commenced in May 2011, did not result in any offers to purchase. As a result, in September 2011 we announced our intention to initiate the consultation process regarding the contemplated closure of operations at the refinery. The cessation of operations would affect approximately 370 employees.
ACCOUNTING AND REPORTING CHANGES
For a discussion of the potential impact of new accounting pronouncements on our consolidated financial statements, see Note 2 to the Consolidated Financial Statements.

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CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.
We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:
•	if we are unable to comply with the terms of our credit facilities and other financing arrangements, those obligations could be accelerated, which we may not be able to repay;

•	we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses;

•	our ability to implement business strategies may be negatively affected or restricted by, among other things, governmental regulations or policies;

•	the cost of raw materials represent a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil and natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers;

•	industry production capacities and operating rates may lead to periods of oversupply and low profitability;

•	uncertainties associated with worldwide economies create increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty exposure;

•	the negative outcome of any legal, tax and environmental proceedings may increase our costs;

•	we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•	we may face operating interruptions due to events beyond our control at any of our facilities, which would negatively impact our operating results, and because the Houston refinery is our only North American refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring significant capital expenditures;

•	we face significant competition due to the commodity nature of many of our products and may not be able to protect our market position or otherwise pass on cost increases to our customers;

•	we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments could negatively impact our competitive position; and

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•	we are subject to the risks of doing business at a global level, including fluctuations in exchange rates, wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results.

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Item 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Our exposure to market and regulatory risks is described in Item 7A of our Annual Report on Form 10-K for the year ended December 31, 2010. Our exposure to such risks has not changed materially in the nine months ended September 30, 2011.

Item 4.	CONTROLS AND PROCEDURES
Our management, with the participation of our principal executive officer and our principal financial officer has evaluated the effectiveness of our disclosure controls and procedures and have concluded that such disclosure controls and procedures were not effective as of September 30, 2011, the end of the period covered by this Quarterly Report on Form 10-Q. The ineffectiveness was caused by the material weakness disclosed in Item 9A. of our Form 10-K for the year ended December 31, 2010 and Item 8.01 of our Current Report on Form 8-K/A filed on August 12, 2011.
Nevertheless, based on a number of factors, including the performance of additional procedures by management designed to ensure the correctness of our tax provision and reliability of our financial reporting, we believe that the consolidated financial statements in this quarterly report fairly present, in all material respects, our financial position, results of operations, and cash flows as of the dates, and for the periods, presented, in conformity with U.S. GAAP.
In the nine months ended September 30, 2011 and through the date of this quarterly report, the Company continues to implement measures to improve its internal controls in order to remediate the material weakness previously disclosed. Specifically, the Company implemented improved reporting processes designed to provide clarity of presentation and supporting documentation of its tax provision and have hired additional personnel and retained outside resources to assist in the review and analysis of tax provision information. The Company believes these changes have materially affected its internal control over financial reporting by enhancing controls related to the material weakness previously identified. However, the material weakness will not be remediated until the enhanced procedures have been operating for a reasonable period of time.

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PART II. OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS
Bankruptcy Proceedings
On January 6, 2009, certain of LyondellBasell AF S.C.A.’s indirect U.S. subsidiaries, including Lyondell Chemical, and its German indirect subsidiary, Basell Germany Holdings GmbH, voluntarily filed for protection under Chapter 11 in the Bankruptcy Court. In April and May of 2009, LyondellBasell AF and certain other subsidiaries filed voluntary petitions for relief under Chapter 11 in the Bankruptcy Court. The Bankruptcy Cases were filed in response to a sudden loss of liquidity in the last quarter of 2008. The debtors operated their businesses and managed their properties as debtors in possession during the Bankruptcy Cases. In general, this means that the Debtors operated in the ordinary course without Bankruptcy Court intervention. Bankruptcy Court approval was required, however, where the debtors sought authorization to engage in certain transactions not in the ordinary course of business.
We emerged from bankruptcy on April 30, 2010. As of that date, all assets of the debtor entities vested in the reorganized debtor entities free and clear of all claims, liens, encumbrances, charges, and other interests, except as provided in the Plan of Reorganization or the confirmation order entered on April 23, 2010 (the “Confirmation Order”). Except as otherwise expressly provided in the Plan of Reorganization or in the Confirmation Order, on April 30, 2010, each holder of a claim or equity interest is deemed to have forever waived, released, and discharged the debtor entities and the reorganized debtor entities, to the fullest extent permitted by law, of and from any and all claims, equity interests, rights, and liabilities that arose prior to the confirmation date.
Environmental Matters
From time to time we and our joint ventures receive notices or inquiries from federal, state or local governmental entities regarding alleged violations of environmental laws and regulations pertaining to, among other things, the disposal, emission and storage of chemical and petroleum substances, including hazardous wastes. Item 103 of the SEC’s Regulation S-K requires disclosure of certain environmental matters when a governmental authority is a party to the proceedings and the proceedings involve potential monetary sanctions that we reasonably believe could exceed $100,000. There are no such matters pending as of September 30, 2011.
Litigation and Other Matters
Information regarding our litigation and other legal proceedings can be found under the “Litigation and Other Matters” section of Note 14, Commitments and Contingencies, to the Condensed Consolidated Financial Statements.

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Item 1A.	RISK FACTORS
In Item 1A of our Form 10-K for the year ended December 31, 2010, we disclosed that certain activities raised compliance issues related to sanctioned countries that we voluntarily disclosed to the U.S. Treasury Department and that we could not predict the outcome of the matter although there is a risk that we could be subject to civil and criminal penalties.
On October 4, 2011, we received notification from the U.S. Treasury Department stating that it had decided to address the matters we voluntarily disclosed by issuing a cautionary letter instead of pursuing any penalties. The cautionary letter further stated it represents a final enforcement response and we therefore consider the matters voluntarily disclosed to be closed.

Item 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS
During the quarter ended September, 2011, we issued 4,250,498 shares upon exercise of warrants. The warrants originally were issued on April 30, 2010, the date of our emergence from bankruptcy proceedings, with an exercise price of $15.90 per share. We received no proceeds from the exercises of the warrants, as they were exercised pursuant to a “cashless exercise” procedure pursuant to which we withhold shares that would otherwise be issued in payment of the exercise price.
The issuance of the warrants and the shares issued upon exercise of the warrants were exempt from the registration requirements of Section 5 of the Securities Act and any other applicable laws pursuant to Section 1145 of the Bankruptcy Code, which generally exempts distributions of securities in connection with plans of reorganization.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

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Item 6.	EXHIBITS
31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.

31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.

32	Certifications pursuant to 18 U.S.C. Section 1350.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: November 1, 2011	/s/ Wendy M. Johnson
Wendy M. Johnson
Chief Accounting Officer and Controller (Chief Accounting and Duly Authorized Officer)

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Exhibit 31.1
CERTIFICATION
I, James L. Gallogly, certify that:
1. I have reviewed this quarterly report on Form 10-Q of LyondellBasell Industries N.V.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
November 1, 2011

/s/ James L. Gallogly
James L. Gallogly
Chief Executive Officer

Exhibit 31.2
CERTIFICATION
I, C. Kent Potter, certify that:
1. I have reviewed this quarterly report on Form 10-Q of LyondellBasell Industries N.V.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
November 1, 2011

/s/ C. Kent Potter
C. Kent Potter
Principal Financial Officer

Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of LyondellBasell Industries N.V. (the Company) on Form 10-Q for the period ended September 30, 2011, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 1, 2011

/s/ James L. Gallogly
James L. Gallogly
Chief Executive Officer

/s/ C. Kent Potter
C. Kent Potter
Principal Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in charter)

The Netherlands	001-34726	98-0646235
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of principal executive offices)
Registrant’s telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities; Item 8.01 Other Events
     The management of Compagnie Petrochimique de Berre S.A.S. (“CPB”) and Compagnie de Distribution des Hydrocarbures S.A.S. (“CDH”), indirect subsidiaries of LyondellBasell Industries N.V. (the “Company”), intend to initiate consultations with their Works Councils on the potential cessation of refinery operations at their refinery in Berre, France and of the associated refined products business (the “Consultations”). CPB and CDH previously sought a buyer for the refinery; however, no offers to purchase the refinery were made.
     CPB and CDH intend to initiate the Consultations because of the significant losses incurred by the refinery since its acquisition in April 2008. The cessation of operations would affect approximately 370 employees. Any cessation of operations is subject to completion of the Consultations, which includes discussion on termination and severance costs, costs associated with the provision of job outplacement assistance and other employee benefit related costs (the “Social Plan”).
     The Consultations are expected to begin in October. Because CPB and CDH have not yet begun the Consultations, they are not in a position to estimate the amount or range of amounts expected to be incurred in connection with this potential cessation or the amount or range of amounts of any potential charges or related cash outlays, although such costs could be material to the Company’s results of operations in any quarter in which they are recognized. It is anticipated that the principal categories of costs to be incurred would consist of the Social Plan, as well as decommissioning and demolition costs.
     The Company will provide the estimated amounts or ranges of amounts expected to be incurred in connection with the potential winding up of operations and the Social Plan in the form of an amendment to this Form 8-K as the Consultations are completed.
     The Consultations only concern the potential cessation of refinery operations at Berre and of the associated refined products business. They do not concern depot operations and the di-isobutylene, butadiene, olefins and polymer plants that are also located at the site in Berre, which plants are owned by separate, indirect subsidiaries of the Company, and which will continue to be operated in the normal course.
     A copy of the press release issued by the Company is attached as Exhibit 99.1.
     This filing contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this filing relate only to events as of the date of this filing. We undertake no ongoing obligation to update these statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated September 27, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 3, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit 99.1

NEWS RELEASE
Media Contact (English) — David A. Harpole +1 713 309 4125
Media Contact (French) — Caroline Henry +33 (4) 42 74 61 09
Investors — Douglas J. Pike +1 713 309 7141
FOR IMMEDIATE RELEASE
LyondellBasell Finds No Buyer for Berre, France Refinery
ROTTERDAM, Sept. 27, 2011 — LyondellBasell (NYSE: LYB) today announced that the sales offering for the 105,000 barrels-per-day refinery in Berre, France has resulted in no offer to purchase the refinery. As a result, Compagnie Petrochimique de Berre S.A.S. (CPB), the refinery operator, intends to initiate consultations with its works councils, as defined under French law, on a project to cease refinery operations.
“After conducting a thorough sales offering that included reaching out to 85 entities throughout the world with the assistance of Barclays Capital and the Invest in France Agency (AFII), unfortunately not a single bid was received for the refinery,” said Jean Gadbois, General Manager of the Berre site.
“Despite efforts from employees and management, the refinery continues to suffer severe losses and remains unprofitable,” Gadbois said. “With no viable prospects for a buyer of the refinery, we intend to initiate the consultation process regarding the contemplated closure of refinery operations. We intend to focus our resources on the core petrochemical assets at Berre.”
Approximately 370 jobs would be impacted by this project to cease refinery operations. The continuation of the petrochemical operations at Berre would preserve approximately 900 jobs at the Berre site.
The petrochemical assets at Berre include a steam cracker and world-scale polypropylene and polyethylene plants owned and operated by another LyondellBasell subsidiary. The potential closure would not affect depot operations or the petrochemical plants and third-party facilities at Berre.
The required consultation with the works councils in France is expected to begin in October.
LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
Media Contact — David A. Harpole +1 713 309 4125
Investors — Douglas J. Pike +1 713 309 7141
SOURCE LyondellBasell Industries
LyondellBasell Industries
www.lyondellbasell.com

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 11, 2011, LyondellBasell Industries N.V. (the “Company”) issued a press release announcing that C. Kent Potter, Executive Vice President and Chief Financial Officer, has informed the Company of his intent to retire and that Karyn F. Ovelmen has been appointed to take over those roles. Ms. Ovelmen will join the Company on October 17, 2011.
     Ms. Ovelmen, 48, served as executive vice president and chief financial officer of Petroplus Holdings AG, Europe’s largest independent refiner and wholesaler of petroleum products, from 2006 through September 2010. Prior to that, she served as executive vice president and chief financial officer of Argus Atlantic Energy, the predecessor to Petroplus.
     Mr. Potter joined the Company in August 2009 out of retirement to assist the Company in its emergence from bankruptcy proceedings and building a revitalized Company. Mr. Potter has agreed to stay on with the Company until the end of the year in a transitional role and will continue to serve as the Company’s principal financial officer through the filing of the Company’s Form 10-Q for the quarter ended September 30, 2011 with the Securities and Exchange Commission. In appreciation of his service to the Company and as consideration for his agreement to stay with the Company in a transitional role, the Supervisory Board of Directors of the Company have determined to award Mr. Potter a guaranteed incentive bonus for 2011 in the gross amount of $2,546,557. A copy of Mr. Potter’s Transition Agreement is attached to this Form 8-K as Exhibit 10.1.
     In connection with her appointment, the Company and Ms. Ovelmen agreed to certain terms and conditions related to her employment and compensation under a Letter Agreement dated October 7, 2011, a copy of which is filed as Exhibit 10.2 to this Form 8-K. Pursuant to the Letter Agreement, Ms. Ovelmen will receive a base salary of $700,000 and will be eligible to participate in the Company’s compensation and benefit plans and programs for similarly situated executives, including the Company’s incentive plans. The incentive plans include the Company’s Short Term Incentive Plan (“STI”), the Medium Term Incentive Plan (“MTI”) and the Long Term Incentive Plan (“LTI”). Beginning in 2012, Ms. Ovelmen will have a target bonus of 75% of her base salary under the STI and a collective target award of 245% of base salary under the MTI and LTI. Ms. Ovelmen will be granted an STI award for 2011 equal to the greater of $229,150 or 200% of her base salary earned through December 31, 2011, as well as an MTI award that will pay out following the end of the three-year period ending December 31, 2013. The target for the 2011 MTI award is $245,000, although the actual payout can be between 0 — 200% of that amount, dependent on Company performance. Ms. Ovelmen will receive restricted stock units valued at $245,000 and options to purchase shares of the Company’s common stock, par value €0.04 per share, valued at $510,000 under the Company’s LTI. The restricted stock units will vest after five years. The stock options will vest in equal annual installments over the three years beginning on the first anniversary of the date of grant.
     A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Transition Agreement dated October 10, 2011 between C. Kent Potter and Lyondell Chemical Company.

10.2	Letter Agreement dated October 7, 2011 between Karyn F. Ovelmen and Lyondell Chemical Company.

99.1	Press Release dated October 11, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 11, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Transition Agreement dated October 10, 2011 between C. Kent Potter and Lyondell Chemical Company.

10.2	Letter Agreement dated October 7, 2011 between Karyn F. Ovelmen and Lyondell Chemical Company.

99.1	Press Release dated October 11, 2011.

Exhibit 10.1
October 10, 2011
C. Kent Potter
Lyondell Chemical Company
One Houston Center, Suite 700
1221 McKinney Street
Houston, TX 77010
Dear Kent:
     As the Company’s Executive Vice President and Chief Financial Officer, you have been instrumental in guiding Lyondell Chemical Company (the “Company”) through bankruptcy, its successful emergence, and its strong performance since that time. Because you have worked tirelessly during this assignment without a written executive employment agreement and without participation in the Company’s post-emergence equity plans, I would like to set forth in this letter our agreement (this “Agreement”) regarding your voluntary decision to retire from the Company.
     In this Agreement you will find the terms and conditions that govern your retirement and separation of employment with the Company, and which provide for an orderly transition of your role and responsibilities. Because of this, the Agreement is necessarily formal. However, on behalf of the Company, I want to reiterate our appreciation for the invaluable contributions that you have made during your employment.
     1. Executive Resignation. The Company agrees to accept your resignation as Executive Vice President and Chief Financial Officer of the Company, and as a director of any of the Company’s subsidiaries or affiliates, effective as of October 17, 2011 (the “Resignation Date”). You will continue to serve in the capacity of Principal Financial Officer of the Company, capable of signing the Company’s third quarter 2011 periodic report and related certifications. After the filing of that report, you will no longer serve as the Principal Financial Officer.
     2. Transition. The Company agrees to employ you as a non-executive employee, effective as of the Resignation Date and continuing through December 31, 2011 (the “Separation Date”), which will be your last day of employment with the Company. During this period, you will be paid your regular base salary and participate in the same benefit plans that you were participating in immediately prior to the date of this Agreement, subject to applicable payroll deductions and withholdings. The Company will not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, or perquisite, so long as such changes are similarly applicable to similarly situated employees generally.

Mr. C. Kent Potter
October 10, 2011

     3. Compensation. On or before December 31, 2011, the Company will pay you a guaranteed annual incentive bonus for 2011 in the gross amount of $2,546,557 (the “Annual Bonus”), subject to applicable payroll deductions and withholdings. This Annual Bonus is in lieu of any other bonus, including under the terms of the Company’s Short-Term Incentive Plan. On or promptly after the Separation Date, the Company also will pay you all accrued salary, and all accrued and unused vacation, earned through the Separation Date, subject to applicable payroll deductions and withholdings. In addition, the Company will promptly reimburse you for the ordinary and necessary business expenses you incur in the performance of your duties through your Separation Date in accordance with the Company’s expense reimbursement policy. The Company will also pay for the transportation and other reasonable expenses to relocate your personal property from your residence in Texas to your residence in Colorado consistent with the Company’s policies.
     4. Other Compensation or Benefits. You acknowledge and agree that, except as expressly provided in this Agreement, you will not receive any additional compensation, bonus, severance, or other benefits after the Separation Date. Though you are retiring (as that term is generally known), you acknowledge and agree that this Agreement does not confer to you any retirement benefits under any of the Company’s benefit programs to which you are not otherwise entitled in absence of this Agreement.
     5. Cooperation and Consulting. You agree to cooperate and consult with the Company for up to twelve (12) months following the Separation Date (the “Consulting Period”) on the following basis. During the Consulting Period, if the Chief Executive Officer specifically requests you to perform consulting services, you agree to provide such services as an independent contractor and not as an employee of the Company. The Company will pay you for such services on an hourly rate basis in an amount equal to your current annual base salary divided by 2000 hours. You will in voice the Company for the actual time spent by you at the request of the Chief Executive Officer and you will be reimbursed for the ordinary and necessary business expenses you incur in the performance of your duties during the Consulting Period in accordance with the Company’s expense reimbursement policy.
     6. Removal and Return of Company Property. All written materials, records, data, and other documents prepared or possessed by you during your employment with the Company are the Company’s property. On or before your Separation Date, you will return to the Company’s designated representatives all Company property, including all Confidential Information and any and all documents and materials that contain, refer to, or relate in any way to any Confidential Information, as well as any other property of the Company in your possession or control, including all electronic and telephonic equipment, credit cards, security badges, and passwords.
     7. Confidential Information.
          (a) You acknowledge that during the course of your employment with the Company, the Company gave you access to trade secrets, confidential information and proprietary materials (the “Confidential Information”). You also acknowledge that the Company

2

Mr. C. Kent Potter
October 10, 2011

regularly creates new Confidential Information in the course of its regular business activities. Because of this, the Company provides you with new Confidential Information on a regular basis and you will receive such new Confidential Information through your Separation Date. You also may receive such information during your Consulting Period.
          (b) Unless otherwise specifically authorized in writing by the Company, you agree: (i) to hold Confidential Information in the strictest confidence; (ii) not to, directly or indirectly, disclose, divulge or reveal any Confidential Information to any person or entity other than as authorized by the Company; (iii) to use such Confidential Information only within the scope of your employment and consulting with the Company for the benefit of the Company; and (iv) to take such protective measures as may be reasonably necessary to preserve the secrecy and interest of the Company in the Confidential Information. You agree to immediately notify the Company of any unauthorized disclosure or use of any Confidential Information of which you become aware. The obligations in this paragraph do not replace any other obligations under a confidentiality agreement you signed in the course of employment with the Company, which will remain in full force and effect.
     8. Covenant not to Compete. In exchange for the consideration provided by this Agreement, you agree that during the remainder of your employment and for the Consulting Period, you will not, directly or indirectly:
i.	Solicit for hire or attempt to solicit for hire any employees of the Company;

ii.	Solicit the business of or attempt to do any business with any customers of the Company; and

iii.	Be employed by or otherwise provide any services to any petrochemicals or polymer business that directly competes with the Company in any respect, regardless of geographic location.
     9. Mutual Release. In exchange for the consideration provided by this Agreement, the Company agrees to release you from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement, except for any acts that constitute a breach of your fiduciary obligations to the Company for which you would not be entitled to indemnification if you were to have remained an officer of the Company. Likewise, you agree to release the Company and its directors, officers, employees, stockholders, members, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement, including claims related to your employment, your compensation or benefits, breach of contract and tort claims, and all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of

3

Mr. C. Kent Potter
October 10, 2011

1967 (as amended) ( “ADEA” ), the Employee Retirement Income Security Act, or any state or local law. Notwithstanding the foregoing, you are in no way waiving any rights contemplated by this Agreement.
     10. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under ADEA (as defined in the preceding Paragraph), and that the consideration given for your waiver and release in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) your waiver and release does not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired without revocation being exercised by you. You will not receive any of the payments or benefits set forth in this Agreement unless and until the Agreement becomes effective.
     11. Miscellaneous.
          (a) If any portion of this Agreement is held not to be valid and enforceable, then the invalidity or unenforceability of that portion will not affect any other portion of this Agreement.
          (b) The Company and you intend that this Agreement will not result in an unfavorable tax consequence to you under Internal Revenue Code Section 409A (“Code Section 409A”). Accordingly, you consent to any amendment of this Agreement as the Company may reasonably make in furtherance of such intention, and the Company will promptly provide, or make available to, you a copy of such amendment. Any such amendments will be made in a manner that preserves to the maximum extent possible the intended benefits to you. This paragraph does not create an obligation on the part of Company to modify this Agreement and does not guarantee that the amounts or benefits owed under the Agreement will not be subject to interest and penalties under Code Section 409A. For purposes of clarity, it is understood that the Annual Bonus payment under Paragraph 3 of this Agreement is exempt from Code Section 409A as a short-term deferral and is not made in lieu of any other payment that would be subject to Code Section 409A.
          (c) This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter, other than any subsequent agreements executed by the parties to further accomplish the purposes of this Agreement. No change, modification or waiver of any provision of this Agreement will be valid or binding unless it is in writing and signed.
          (d) This Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to conflict of laws principles.

4

Mr. C. Kent Potter
October 10, 2011

          (e) Except as otherwise provided in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement will not be assignable by you (but any payments due hereunder which would be payable at a time after your death will be paid to your designated beneficiary or, if none, his or her estate) and will be assignable by the Company.
          (f) This Agreement may be executed in counterparts or with facsimile signatures, which shall be deemed equivalent to originals.
If this Agreement is acceptable to you, please sign below and return one original to me.

Sincerely, LYONDELL CHEMICAL COMPANY
By:	/s/ Paul G. Davies
Paul G. Davies
Vice President and Chief Human Resources Officer

AGREED AND ACCEPTED:

C. Kent Potter C. Kent Potter

October 10, 2011 Date

5

Exhibit 10.2
October 7, 2011

Ms. Karyn F. Ovelmen	Via Email: karynovelmen@gmail.com
119 Vía Palacio
Palm Beach Gardens, Florida 33418
Dear Karyn:
     I am pleased to confirm our offer of employment with Lyondell Chemical Company (“Company”) as the Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Financial Officer of LyondellBasell Industries N.V. (“Parent Company”) and its subsidiaries (the “LBI Group”).
     1. Effective Date. Your employment by the Company shall commence on October 17, 2011 (“Effective Date”).
     2. Position, Duties and Location. In your capacity as Executive Vice President and Chief Financial Officer of the LBI Group, you shall have the duties and responsibilities customarily assigned to such positions (including responsibility for the oversight and management of the financial affairs of the LBI Group and such other customary duties as may reasonably be assigned to you by the Chief Executive Officer of the LBI Group (the “Chief Executive Officer”), consistent with such positions. You shall report directly to the Chief Executive Officer, and will be a member of the most senior management team of the LBI Group. Your principal place of employment shall be located in Houston, Texas; provided that you shall travel and shall render services at other locations, both as may reasonably be required by your duties.
3. Compensation.
a.	Base Salary. While employed by the Company, you shall receive a base salary (the “Base Salary”) at an annual rate of not less than $700,000. Base Salary shall be paid at such times and in such manner as the Company customarily pays the base salaries of its employees. In the event that your Base Salary is increased by the Supervisory Board of the Parent Company (or a duly authorized committee thereof) (“Board”) in its discretion, such increased amount shall thereafter constitute your Base Salary.

Lyondell Chemical Company	Tel +1 713 309 4970
One Houston Center, Suite 700	Fax +1 713 309 2120
1221 McKinney Street	lyondellbasell.com
Houston, TX 77010
P.O. Box 3646 (77253-3646)
USA

Ms. Karyn F. Ovelmen
October 7, 2011

b.	Annual Bonus. You shall be paid an annual cash bonus calculated in accordance with the Company’s short-term incentive plan as in effect from time to time (the “Annual Bonus”) based on the attainment of performance targets established by the Board. For each calendar year beginning on and after January 1, 2012, the Annual Bonus shall be targeted at not less than 75% of Base Salary (as in effect at the beginning of each such year). The actual amount of the Annual Bonus (if any) for any year shall depend on the level of achievement of the applicable performance criteria established with respect to such bonus by the Board in its discretion. Notwithstanding the foregoing, provided you remain with the Company through December 31, 2011, you shall receive an Annual Bonus for 2011 in an amount equal to the greater of (i) $229,150 or (ii) 200% of Base Salary earned from the Effective Date to such year end. The Annual Bonus shall be payable at such time as bonuses are paid to other senior executive officers of the Company and the payment terms shall comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code (“Section 409A).

c.	Incentive Awards. With respect to each calendar year of employment with the Company, you shall be eligible to receive a long-term incentive award in the form of an equity award with respect to the Parent Company’s common stock (the “Common Stock”), which award may consist of restricted stock, restricted stock units, stock options, stock appreciation rights or other types of equity-based awards consistent with the Company’s long-term incentive program as in effect from time to time (the “LTI Plan), or any combination thereof, as determined by the Board in its discretion, consistent with the Company’s LTI Plan (the “LTI Award”) and/or a mid-term incentive award (“MTI Award”) consistent with the Company’s mid-term incentive program as in effect from time to time (the “MTI Plan”) with a targeted total collective value of not less than 245% of the aggregate amount of Base Salary earned by you during such calendar year, as determined by the Board in its discretion. For the period commencing on the Effective Date and ending December 31, 2011, you shall receive an MTI Award with a targeted value of $245,000 and an LTI Award comprising (i) restricted stock units valued at $245,000 and (ii) stock options valued $510,000. The terms and conditions of the LTI Awards (including, without limitation, the form of awards, the purchase price (if any), vesting conditions, exercise rights, payment terms, termination provisions, transfer restrictions and repurchase rights) shall be determined in a manner consistent with the LTI Plan. The terms of an MTI Award shall be determined consistent with the Company’s MTI Plan. The payment terms under the MTI Plan and LTI Plan shall comply with or be exempt from the requirements of Section 409A.

Ms. Karyn F. Ovelmen
October 7, 2011

d.	Employee Benefits. While employed by the Company, the Company shall provide, and you shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, stock option plan, stock purchase plan or arrangement, health, disability and accident plan or any other employee benefit plan or arrangement made available now or in the future to senior executives of the Company; provided that you comply with the conditions attendant with coverage under such plans or arrangements. You shall be entitled to no less than four (4) weeks of paid vacation per calendar year (pro-rated for the portion of the 2011 calendar year you are employed by the Company).

e.	Business Expenses. While employed by the Company, the Company shall promptly pay or reimburse you for all reasonable expenses that you incur during your employment with the Company in carrying out your duties, including, without limitation, those incurred in connection with business related travel or entertainment, upon presentation of expense statements and customary supporting documentation.

f.	Moving Expenses. The Company shall reimburse relocation expenses incurred by you in accordance with the Company’s U.S. Relocation — Renter Plan (“Relocation Policy”).
     4. Termination of Employment. You shall be an at-will employee of the Company, which means either the Company or you may terminate your employment with the Company at any time for any reason, with or without cause or notice. The Company agrees to adopt an executive severance pay plan or program to provide, to the extent consistent with Section 409A and subject to your execution of a general release of claims in favor of the Company and the LBI Group and any affiliate and their respective current and former officers and directors in form and substance and at the time acceptable to the Company, a lump sum cash payment, subsidized coverage under the Company’s medical and life insurance plans for 18 months following the date of termination, and outplacement assistance, as provided for in the executive severance pay plan or program .
     5. Removal and Return of Company Property. At the time of your termination of employment, you will return to the Company’s designated representatives all written materials, records, data, and other documents prepared or possessed by you during your employment with the Company, including all Confidential Information and any and all documents and materials that contain, refer to, or relate in any way to any Confidential Information, as well as any other property of the Company in your possession or control, including all electronic and telephonic equipment, credit cards, security badges, and passwords.

Ms. Karyn F. Ovelmen
October 7, 2011

     6. Confidential Information. You acknowledge that during the course of your employment with the Company, the Company will give you access to trade secrets, confidential information and proprietary materials (the “Confidential Information”). You also acknowledge that the Company regularly creates new Confidential Information in the course of its regular business activities. Unless otherwise specifically authorized in writing by the Company, you agree: (i) to hold Confidential Information in the strictest confidence; (ii) not to, directly or indirectly, disclose, divulge or reveal any Confidential Information to any person or entity other than as authorized by the Company; (iii) to use such Confidential Information only within the scope of your employment with the Company for the benefit of the Company; and (iv) to take such protective measures as may be reasonably necessary to preserve the secrecy and interest of the Company in the Confidential Information. You agree to immediately notify the Company of any unauthorized disclosure or use of any Confidential Information of which you become aware. The obligations in this paragraph do not replace any other obligations under a confidentiality agreement you have signed or will sign in the course of employment with the Company, which will remain in full force and effect.
     7. Noninterference. During your employment with the Company (other than in carrying out your duties) and for a period of one year after any termination of employment, you will not, directly or indirectly i) solicit for hire or attempt to solicit for hire any employees of the Company, or ii) solicit the business of or attempt to do any business with any customers of the Company.
Congratulations and welcome to LyondellBasell. Please acknowledge your receipt and acceptance of this employment relationship by reading, signing and returning this letter.

Sincerely, LYONDELL CHEMICAL COMPANY
By:	/s/ Paul G. Davies
Paul G. Davies
Vice President and Chief Human Resources Officer

ACKNOWLEDGED AND ACCEPTED:

/s/ Karyn F. Ovelmen Karyn F. Ovelmen

October 10, 2011 Date

Exhibit 99.1

NEWS RELEASE

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141
LyondellBasell Names Karyn Ovelmen CFO Following Retirement of Kent Potter
ROTTERDAM, Oct. 11, 2011 — LyondellBasell (NYSE: LYB) today announced that Karyn F. Ovelmen has been appointed Executive Vice President and Chief Financial Officer (CFO) replacing Kent Potter who has informed the company of his intent to retire.
“Karyn Ovelmen brings a wealth of financial experience in the energy industry from the perspectives of both the U.S. and Europe and we are please to have her join LyondellBasell,” said Chief Executive Officer Jim Gallogly.
“I want to express my sincerest gratitude and appreciation to Kent Potter for his role in building a revitalized LyondellBasell,” Gallogly said. “Kent came out of retirement in 2009 to join LyondellBasell as CFO and to assist in the company’s reorganization and emergence from bankruptcy and I thank him for his contributions to this company.” Potter has agreed to stay on with the company through year end in a transitional role, Gallogly said.
Ovelmen, 48, most recently served as Executive Vice President and CFO of Petroplus Holdings AG, Europe’s largest independent refiner and wholesaler of petroleum products. She also served as Executive Vice President and CFO of Argus Atlantic Energy, the predecessor to Petroplus. Prior to that, she served as Vice President of External Reporting and Investor Relations for The Premcor Refining Group Inc. Ovelmen also spent 12 years with PricewaterhouseCoopers, primarily in the energy industry.
Ovelmen received a bachelor of arts degree from the University of Connecticut. She is a Certified Public Accountant.
# # #
LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
SOURCE: LyondellBasell Industries
LyondellBasell Industries
www.lyondellbasell.com

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On October 20, 2011, LyondellBasell Industries N.V. (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Lyondell Chemical Company, has commenced cash tender offers for certain of its senior secured notes. In connection with the tender offers, Lyondell is soliciting consents to amend certain terms of the senior secured notes and the indentures governing those notes that would release the collateral securing the notes and modify other provisions relating to restrictive covenants.
     The Company intends to seek an investment grade credit rating over time by consistently maintaining a capital structure compatible with such a rating. Following a restructuring in 2009 and 2010, the Company’s financial performance has been very strong and it has generated substantial free cash flow. At present, the Company has liquidity consisting of approximately $6.0 billion of cash-on-hand and approximately $2.2 billion of unused committed credit lines. Given the Company’s cash position, Lyondell Chemical has commenced the offer to repay up to approximately $2.8 billion of its existing debt and the Company anticipates returning value to its shareholders through a special dividend of up to $2.6 billion, which it expects to finance using a combination of its existing cash and proceeds of a new debt financing. The timing and size of the dividend and any new debt financing are subject to market and other conditions; however, the Company anticipates that, immediately following any such dividend and debt financing, its liquidity, as described above, will be at least $3 billion and its total funded debt will be less than $5.0 billion.
     A copy of the press release announcing the launch of the tender offers is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
99.1	Press Release dated October 20, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 20, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 20, 2011.

Exhibit 99.1

NEWS RELEASE

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141
FOR IMMEDIATE RELEASE
Lyondell Chemical Company Commences Tender Offer and Consent Solicitation for 8% Senior Secured Notes Due 2017 and 11% Senior Secured Notes Due 2018
ROTTERDAM, Netherlands, Oct. 20, 2011 — LyondellBasell Industries N.V. (NYSE: LYB) today announced that its wholly-owned subsidiary, Lyondell Chemical Company (the “Company”), is commencing a cash tender offer (the “Tender Offer”) for up to $1,470,134,000 aggregate principal amount of the Company’s outstanding 8% Senior Secured Dollar Notes due 2017 and 8% Senior Secured Euro Notes due 2017 (together, the “8% Notes”), and up to $1,318,672,000 aggregate principal amount of the Company’s outstanding 11% Senior Secured Dollar Notes due 2018 (the “11% Notes” and together with the 8% Notes, the “Notes”). In conjunction with the Tender Offer, the Company is soliciting consents (“Consents”) from registered holders (“Holders”) of Notes (the “Consent Solicitation”) to amend certain terms of the Notes and the indentures governing the Notes to release certain of the collateral securing the Notes and modify other provisions relating to restrictive covenants.
Holders may either tender their Notes pursuant to the Tender Offer or separately deliver their Consents without tendering their Notes in the Tender Offer. Holders who validly tender their Notes will be deemed to consent to the proposed amendments.
Certain information regarding the Notes and the terms of the Tender Offer and the Consent Solicitation is summarized in the table below.
LyondellBasell Industries
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LyondellBasell Industries — Page 2

Title of Security	CUSIP and ISIN Numbers	Amount Principal Outstanding Held by non- Affiliates[1]	Tender Cap	Total Consideration[4]	Early Tender Payment[4]	Consent Payment[4]	Tender Offer Consideration[4]
8% Senior Secured Dollar Notes due 2017 (“Dollar Notes”)	50178TAA5 US50178TAA51 U5139FAA4 USU5139FAA40 552078BA4 US552078BA46	$1,822,500,000	$1,470,134,000[2]	$1,147.50	$50.00	$2.50	$1,095.00
8% Senior Secured Euro Notes due 2017 (“Euro Notes”)	XS0620287341	€303,750,000		€1,125.00	€50.00	€2.50	€1,072.50
11% Senior Secured Notes due 2018 (“11% Notes”)	552078 BB2 US552078BB29	$2,637,342,089	$1,318,672,000[3]	$1,140.00	$50.00	$2.50	$1,087.50

(1)	As of October 20, 2011. The total aggregate principal amounts of Dollar Notes, Euro Notes and 11% Notes held by all Holders as of October 20, 2011 is $1,822,500,000, €303,750,000 and $3,240,225,105, respectively.

(2)	The 8% Notes Tender Cap represents more than 66% of the aggregate principal amount of 8% Notes held by non-Affiliates. The U.S. dollar value of the aggregate principal amount of Euro Notes tendered in the Offer shall be calculated based on an exchange rate of €1.00 to U.S. $1.33325, the spot rate quoted by Reuters at 10 a.m. (New York City Time) on April 8, 2010, as specified by the 8% Notes Indenture.

(3)	The 11% Notes Tender Cap represents a majority of the aggregate principal amount of 11% Notes held by non-Affiliates.

(4)	Per $1,000 (or €1,000 in the case of the Euro Notes) principal amount of Notes that are accepted for purchase.
The Tender Offer and Consent Solicitation are subject to certain conditions, including the receipt of requisite consents. The release of collateral for the 8% Notes requires consents from Holders of at least 66% in aggregate principal amount of the outstanding 8% notes, the other amendments for the 8% Notes require consents from Holders of at least a majority in aggregate principal amount of the outstanding 8% Notes and the amendments for the 11% Notes require consents from Holders of at least a majority in aggregate principal amount of the outstanding 11% Notes (in each case, excluding Notes held by the Company or any of its affiliates). The Company may waive any of the conditions if they are not satisfied.
The terms and conditions of the Tender Offer and Consent Solicitation are described in the Company’s Offer to Purchase and Consent Solicitation dated today (the “Statement”) and related Letter of Transmittal and Consent which set forth the complete terms of the Tender Offer and the Consent Solicitation.
The Tender Offer will expire at 12:00 midnight, New York City time, on November 21, 2011 (the “Expiration Date”), and the Consent Solicitation will expire at 5:00 p.m. New York City time, on November 2, 2011 (the “Early Tender/Consent Deadline”), in either case unless extended or earlier terminated with respect to either or both series of Notes by the Company.
As described in the Statement, any holder that validly tenders Notes pursuant to the Tender Offer on or before the applicable Early Tender/Consent Deadline is also deemed to have delivered Consents to the proposed amendments; Holders may also deliver Consents without tendering the related Notes pursuant to the Tender Offer. Tendered Notes may not be withdrawn, and Consents may not be revoked, after 5:00 p.m., New York City time, on November 2, 2011 (as may be extended with respect to either or both series of Notes by the Company, the “Withdrawal Deadline”) for each of the 8% Notes and 11% Notes.
Holders validly tendering, and not validly withdrawing, Notes on or before the applicable Early Tender/Consent Deadline will be eligible to receive the applicable Total Consideration, which includes an Early Tender Payment of $50 per $1,000 principal amount of the Dollar Notes and 11% Notes and €50.00 per €1,000 principal amount of the Euro Notes, payable on the applicable payment date. Holders validly tendering, and not validly withdrawing, Notes after the applicable Early Tender/Consent Deadline and on or before the applicable Expiration Date will be eligible to receive only the Tender Offer Consideration, which represents the Total Consideration less the Early Tender Payment and the Consent Payment, payable on the applicable payment date. In addition, Holders whose Notes are accepted for payment in
LyondellBasell Industries
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LyondellBasell Industries — Page 3
the Tender Offer will receive accumulated and unpaid interest from and including the last interest payment date to, but not including, the applicable payment date for their Notes purchased pursuant to the Tender Offer.
If the purchase of all validly tendered Notes of either series would cause us to purchase a principal amount greater than the applicable Tender Cap set forth above, then the Tender Offer will be oversubscribed and the Company, if it accepts Notes of such series in the Tender Offer, will accept for purchase tendered Notes of such series on a prorated basis as described in the Statement. Even if a Holder’s tendered Notes of a series are prorated, the Holder will be deemed to have delivered Consents with respect to all Notes of such series tendered at or before the applicable early Tender / Consent Deadline and will receive the Consent Payment in respect of all such Notes returned to such Holder.
Holders validly delivering, and not validly revoking, Consents on or before the applicable Early Tender/Consent Deadline without tendering the related Notes pursuant to the Tender Offer will be eligible to receive the Consent Payment of $2.50 per $1,000 principal amount of the Dollar Notes and 11% Notes and €2.50 per €1,000 principal amount of the Euro Notes, payable on the applicable payment date. The Consent Payment will also be payable to Holders who deliver consents by tendering Notes pursuant to the Tender Offer on or before the applicable Early Tender/Consent Deadline. Holders may revoke their Consents at any time prior to the applicable Withdrawal Deadline.
If the conditions applicable to the Tender Offer and Consent Solicitation are not satisfied, and as more fully described in the Statement, the Company may waive any condition applicable to the Tender Offer or the Consent Solicitation, and may terminate, extend or amend either or both the Tender Offer and the Consent Solicitation and the applicable withdrawal deadlines there under. Capitalized terms used in this release and not defined herein have the meanings given them in the Statement.
Notes of a series may be tendered only in principal amounts equal to the authorized denominations of such Series of Notes. The Dollar Notes are authorized to be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The 11% Notes are authorized to be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Euro Notes are authorized to be issued in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof.
BofA Merrill Lynch and Credit Suisse are acting as lead dealer managers for the Tender Offer and as solicitation agents for the Consent Solicitation. Citigroup and Deutsche Bank Securities are acting as joint dealer managers for the Tender Offer and as solicitation agents for the Consent Solicitation. For additional information regarding the terms of the Tender Offer and Consent Solicitation, please contact: BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-4813 (collect) or Credit Suisse at (800) 820-1653 (toll free) or (212) 325-5912 (collect). Requests for documents may be directed to D.F. King & Co., Inc., which is acting as the depositary and information agent for the Tender Offer and Consent Solicitation, at (800) 431-9645 (toll-free).
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO PURCHASE OR A SOLICITATION OF CONSENT WITH RESPECT TO ANY SECURITIES. THE TENDER OFFER AND THE CONSENT SOLICITATION ARE BEING MADE SOLELY PURSUANT TO THE STATEMENT AND RELATED LETTER OF TRANSMITTAL AND CONSENT, WHICH SET FORTH THE COMPLETE TERMS OF THE TENDER OFFER AND CONSENT SOLICITATION WHICH HOLDERS OF THE SECURITIES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.
THE TENDER OFFER AND THE CONSENT SOLICITATION ARE NOT BEING MADE TO HOLDERS OF NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF OR ACCEPTANCE OF THE TENDER
LyondellBasell Industries
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LyondellBasell Industries — Page 4
OFFER OR THE CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE COMPANY EXPRESSLY RESERVES THE RIGHT, SUBJECT TO APPLICABLE LAW, TO TERMINATE THE TENDER OFFER AND THE CONSENT SOLICITATION. THIS PRESS RELEASE DOES NOT CONSTITUTE A NOTICE OF REDEMPTION OR AN OBLIGATION TO ISSUE A NOTICE OF REDEMPTION IN RESPECT OF ANY OF THE NOTES.
# # #
LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
SOURCE: LyondellBasell Industries
LyondellBasell Industries
www.lyondellbasell.com

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 15, 2011, LyondellBasell Industries N.V. (the “Company”) filed a Current Report on Form 8-K/A in which it made revisions to the Consolidated Financial Statements for the year ended December 31, 2010 and the Notes thereto that were previously included in the Company’s Current Report on Form 8-K filed on June 22, 2011. The revisions are described in Note 2, “Summary of Significant Accounting Policies — Basis of Presentation” included in the Consolidated Financial Statement for the year ended December 31, 2010, and relate to adjustments in the Company’s opening fresh start balance sheet as a result of deferred tax liabilities either omitted or included in error; errors in the calculation of the tax asset basis reduction; and related uncertain tax provisions resulting from the forgiveness of certain debts upon emergence from bankruptcy. The Company assessed the materiality of the misstatements that required revision in accordance with the SEC’s Staff Accounting Bulletin No. 99 and concluded that the errors were not, individually or in the aggregate, material to any of the Company’s previously issued financial statements.
     The Company is filing this Current Report on Form 8-K (this “Report”) for the purpose of revising Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) to conform MD&A to the revised financial statements described above.
     The MD&A included in this Report has not been updated for any events occurring after the date the 2010 Form 10-K was originally filed. This Report should be read in conjunction with the 2010 Form 10-K (except for Part II, Item 7) and, to the extent filed after the 2010 Form 10-K, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
     Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s 2010 Form 10-K, as revised, is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
99.1 Management’s Discussion and Analysis of Financial Condition and Results of Operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 20, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit 99.1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the information contained in our Consolidated Financial Statements and related notes included in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on August 15, 2011. This discussion contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed in the forward-looking statements as a result of numerous factor. The forward looking statements are dependent upon events, risks and uncertainties that may be outside our control. Our actual results could differ materially from those discussed in these forward looking statements.

GENERAL

When we use the terms “we,” “us,” “our” or similar words in this discussion, unless the context otherwise requires, we are referring to LyondellBasell Industries N.V. and its consolidated subsidiaries. We also refer to the Company as “LyondellBasell N.V.,” the “Successor Company,” and the “Successor.”

In addition to comparisons of our operating results with the same period in the prior year, we have included, as additional disclosure, certain “trailing quarter” comparisons of fourth quarter 2010 operating results to third quarter 2010 operating results. Our businesses are highly cyclical, in addition to experiencing some less significant seasonal effects. Trailing quarter comparisons may offer important insight into current business direction.

References to industry benchmark prices or costs, including the weighted average cost of ethylene production, are generally to industry prices and costs reported by CMAI, except that references to industry benchmarks for refining and oxyfuels market margins are to industry prices reported by Platts, a reporting service of The McGraw-Hill Companies and crude oil and natural gas benchmark price references are to Bloomberg.

OVERVIEW

Our performance is driven by, among other things, global economic conditions generally and their impact on demand for our products, raw material and energy prices, and industry-specific issues, such as production capacity. Our businesses are subject to the cyclicality and volatility seen in the chemicals and refining industries generally.

EMERGENCE FROM CHAPTER 11 PROCEEDINGS

Bankruptcy Filing — On January 6, 2009, certain of LyondellBasell AF’s U.S. subsidiaries and one of its European holding companies, Basell Germany Holdings GmbH (“Germany Holdings” and collectively, the “Initial Debtors”) filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code. In addition, voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code were filed by LyondellBasell AF and its General Partner, LyondellBasell AF GP S.à.r.l. on April 24, 2009 and by thirteen additional U.S. subsidiaries on May 8, 2009 (collectively with the Initial Debtors, the “Debtors”). All 94 of these cases (the “Bankruptcy Cases”) were jointly administered under the caption “In re Lyondell Chemical Company, et al,” and the Debtors operated their businesses and managed their properties as “debtors-in-possession” under the jurisdiction of the U.S. Bankruptcy Court and in accordance with the applicable provisions of the U.S. Bankruptcy Code and orders of the U.S. Bankruptcy Court.

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010 (the “Emergence Date”). As a result of the emergence from chapter 11 proceedings, certain prepetition liabilities against the Debtors were discharged to the extent set forth in the Plan of Reorganization and otherwise applicable law and the Debtors made distributions to their creditors in accordance with the terms of the Plan of Reorganization.

Plan of Reorganization — LyondellBasell N.V. became the successor parent holding company for the subsidiaries of LyondellBasell AF after completion of the Bankruptcy Cases. LyondellBasell N.V. is a company with limited liability (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell AF, which was the predecessor parent holding company, is no longer part of the consolidated LyondellBasell group subsequent to the Emergence Date.

Under the Plan of Reorganization, the organizational structure of the Company in North America was simplified by the removal of 90 legal entities. The ultimate ownership of 49 of these entities (identified as Schedule III Debtors in the Plan of Reorganization) was transferred to a new owner, the Millennium Custodial Trust, a trust established for the benefit of certain creditors, and these entities are no longer part of LyondellBasell N.V. In addition, certain real properties owned by the Debtors, including the Schedule III Debtors, were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Any associated liabilities of the entities transferred to and owned by the Millennium Custodial Trust are the responsibility of those entities and claims regarding those entities will be resolved solely using their assets and the assets of the trust. In total, $250 million of cash was used to fund the two trusts, including approximately $80 million for the Millennium Custodial Trust and approximately $170 million for the Environmental Custodial Trust and to make certain direct payments to the Environmental Protection Agency and certain state environmental agencies.

Pursuant to the Plan of Reorganization, administrative and priority claims, as well as the new money debtor-in-possession (“DIP”) financing that had been incurred during the bankruptcy proceedings were repaid in full. The lenders of certain DIP loans representing a dollar-for-dollar roll-up or conversion of previously outstanding senior secured loans (“DIP Roll-up Notes”) received Senior Secured 11% Notes in the same principal amount as the DIP Roll-up Notes. Holders of senior secured claims received a combination of LyondellBasell N.V. class A ordinary shares; rights to purchase class B ordinary shares of LyondellBasell N.V.; LyondellBasell N.V. warrants to purchase class A ordinary shares; and cash in exchange for their claims. Pursuant to the Amended Lender Litigation Settlement approved by the U.S. Bankruptcy Court on March 11, 2010, allowed general unsecured claims received a combination of cash and class A ordinary shares of LyondellBasell N.V.

See “Liquidity and Capital Resources” below for a discussion of the emergence financing.

Tax Impact of Reorganization — Under the Plan of Reorganization, LyondellBasell AF’s pre-petition debt securities, revolving credit facility and other obligations were extinguished. Absent an exception, a debtor recognizes cancellation of indebtedness income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration that is less than its adjusted issue price. The Internal Revenue Code of 1986, as amended (“IRC”), provides that a debtor in a bankruptcy case may exclude CODI from income, but must reduce certain of its tax attributes by the amount of any CODI realized as a result of the consummation of a plan of reorganization. The amount of CODI realized by a taxpayer is the adjusted issue price of any indebtedness discharged less the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued and (iii) the fair market value of any other consideration, including equity, issued. As a result of the market value of our equity on the Emergence Date, the estimated amount of CODI exceeded the estimated amount of its tax attributes by approximately $7,433 million. The actual reduction in tax attributes does not occur until the first day of the subsequent tax year, or January 1, 2011.

As a result of tax attribute reduction, we do not expect to retain any U.S. net operating loss carryforwards, alternative minimum tax credits or capital loss carryforwards. In addition, we expect that a substantial amount of our tax basis in depreciable assets will be eliminated. Accordingly, it is expected that our liability for U.S. income taxes in future periods will reflect these adjustments and our estimated cash tax liabilities for the years following 2010 will be significantly higher than in 2009 or 2010. This situation may be somewhat postponed by the temporary bonus depreciation provisions contained in the Job Creation Act of 2010, which allows current year expensing for certain qualified acquisitions. As a result of certain prior year limitations on the deductibility of our interest expense in the U.S., we did retain approximately $2,500 million of interest carryforwards which are available to offset future taxable income, subject to certain limitations.

The Company recorded its adjusted taxes in fresh-start accounting without adjustment for estimated changes of tax attributes that could occur from May 1, 2010 to January 1, 2011, the date of actual reduction of tax attributes. Any adjustment to our tax attributes as a result of events or transactions that occurred during the period from May 1, 2010 to December 31, 2010 is reflected in the earnings of the Successor Company.

IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future U.S. taxable income in the event of a change in ownership. The emergence from chapter 11 proceedings is considered a change in ownership for purposes of IRC Section 382. The limitation under the IRC is based on the value of the corporation as of the Emergence Date. We do not expect that the application of these limitations will have a material affect upon our U.S. federal income tax liabilities. Germany has similar provisions that preclude the use of certain tax attributes generated prior to a change of control. As of the Emergence Date, the Company had tax benefits associated with excess interest expense carryforwards of $16 million in Germany that were eliminated as a result of the emergence. The reversal of tax benefits associated with the loss of these carryforwards is reflected in the Predecessor period.

Our current and future provisions for income taxes are significantly impacted by the initial recognition of, and changes in, valuation allowances in certain countries and are dependent upon future earnings and earnings sustainability in those jurisdictions. Consequently, our effective tax rate of 10.1% in the Successor period is not indicative of future effective tax rates.

Financial Information — Following the completion of the Bankruptcy Cases, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell N.V., the successor holding company, now owns and operates, directly and indirectly, substantially the same business owned and operated by LyondellBasell AF prior to emergence from bankruptcy. For accounting purposes, the operations of LyondellBasell AF are deemed to have ceased on April 30, 2010 and LyondellBasell N.V. is deemed to have begun operations on that date. Effective May 1, 2010, we adopted fresh-start accounting. References in the following discussions to the “Company” for periods prior to April 30, 2010, the Emergence Date, are to the Predecessor Company and, for periods after the Emergence Date, to the Successor Company.

The accompanying consolidated financial statements present separately the period prior to April 30, 2010 and the period after emergence from bankruptcy to recognize the application of fresh-start accounting. Management believes that combining the Successor and Predecessor periods for the year ended December 31, 2010, which is a non-GAAP presentation, provides a more meaningful comparison of the 2010, 2009 and 2008 results of operations and cash flows when considered with the effects of fresh-start accounting described below. As a result, we have combined the periods in our discussion to enable a more meaningful analysis of year over year results. The effects of fresh-start accounting are specifically addressed throughout the discussion to ensure a proper analysis. References in the following discussion to results for the year ended December 31, 2010 are to the combined Successor and Predecessor periods unless otherwise specifically described as Successor or Predecessor.

The primary impacts of our reorganization pursuant to the Plan of Reorganization and the adoption of fresh-start accounting on our results of operations are as follows:

Inventory — We adopted the last in, first out (“LIFO”) method of accounting for inventory upon implementation of fresh-start accounting. Prior to the emergence from bankruptcy, LyondellBasell AF used both the first in, first out (“FIFO”) and LIFO methods of accounting to determine inventory cost. For purposes of evaluating segment results, management reviewed operating results for LyondellBasell AF determined using current cost, which approximates results using the LIFO method of accounting for inventory. Subsequent to the Emergence Date, our operating results are reviewed using the LIFO method of accounting for inventory. While determining the impact of the adoption of LIFO on predecessor periods is not practicable, we believe that the current cost method used by the Predecessor for segment reporting is similar to LIFO and the current cost method would have resulted in a decrease of cost of sales of $29 million and $199 million for the twelve months ended December 31, 2009 and four months ended April 30, 2010, respectively.

In addition, on April 30, 2010, pursuant to ASC Topic 852, Reorganizations, we recorded inventory at fair value. The increase in inventory of $1,297 million was primarily in the U.S. and was largely driven by the price of crude oil. The decline of the per barrel benchmark price of crude oil from $86.15 at April 30, 2010 to $75.63 at June 30, 2010 contributed to a $333 million lower of cost or market charge in the second quarter 2010, primarily to our raw materials and finished goods inventory. In the third quarter 2010, lower market prices, primarily for polypropylene, resulted in an additional $32 million lower of cost or market charge to adjust the value of our finished goods inventory to market. During the fourth quarter 2010, we recorded a $323 million non-cash credit to reflect the market price recovery of WTI crude oil, substantially offsetting the second quarter 2010 lower of cost or market adjustment to our raw materials inventory. The effect of these adjustments to the value of our inventory is reflected in cost of sales for the Successor period.

Depreciation and amortization expense — Depreciation and amortization expense is lower in the Successor period as a result of our revaluation of assets for fresh-start accounting. For additional information on the revaluation of assets, see Note 4 to the LyondellBasell N.V. Consolidated Financial Statements for the year ended December 31, 2010. Depreciation and amortization as reported for all periods presented is as follows:

	Successor	Predecessor
	May 1	January 1	Twelve Months
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Cost of sales:
Depreciation	$394	$464	$1,412	$1,493
Amortization	142	75	293	356
Research and development expenses:
Depreciation	11	8	24	23
Selling, general and administrative expenses:
Depreciation	11	18	45	39

	$558	$565	$1,774	$1,911

Interest expense — Lower interest expense in the Successor period was largely driven by the discharge or repayment of debt, upon which interest was accruing during the bankruptcy, through the Company’s reorganization on April 30, 2010 pursuant to the Plan of Reorganization, partially offset by interest expense on the new debt incurred as part of the emergence from bankruptcy.

	Successor	Predecessor
	May 1	January 1
	through	through	Twelve Months
	December 31,	April 30,	Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Interest expense	$545	$713	$1,795	$2,476

Overview of Results of Operations

2010 Versus 2009 — Global market conditions in 2010 improved from the weak conditions experienced throughout most of 2009 as demand in the durable goods sector, particularly the automotive markets, was higher than in 2009. As a result, demand and operating rates were higher in 2010 than in 2009. In addition, certain of our business segments benefited from planned and unplanned competitor operating disruptions, particularly during the second quarter 2010.

Excluding the impacts of fresh-start accounting discussed above in “— Emergence from Chapter 11 Proceedings,” operating results in 2010 generally reflected higher product margins and higher sales volumes compared to 2009. Reliable operations and the effect of industry supply disruptions resulted in higher product margins and higher sales volumes in the O&P-Americas business segment. Higher operating results in the O&P-EAI and the I&D businesses were primarily a reflection of higher sales volumes and higher product margins due to improvement in the durable goods markets, especially the automotive market. The Refining and Oxyfuels business segment results were higher in 2010 primarily due to higher refining margins at the Houston refinery. Lower licensing revenue contributed to lower results in the Technology segment.

2009 Versus 2008 — Although global market conditions in 2009 improved compared to late 2008, compared to the full year 2008, market conditions in 2009 were significantly weaker. Demand was particularly weak in durable goods market sectors, including housing and automotive markets. Similarly, while industry operating rates and sales volumes improved during the course of 2009 compared to late 2008, for the full year 2009, they were below the levels experienced for the full year 2008, despite the significant decline in business activity late in 2008.

Refining margins were significantly lower in 2009 as a result of weak demand for distillates, such as diesel and heating oil. Heavy crude oil refining margins were also negatively affected by a contraction in the differential between the price of light and heavy crude oil. After peaking at a record-setting level in mid-2008, prices for crude oil and NGLs on average were significantly lower in 2009. In 2009, chemical product margins also generally declined because of the weaker pricing environment and lower average sales prices. An exception was the

U.S. polyethylene market, which experienced strong export demand and higher product margins during the latter half of 2009.

LyondellBasell AF’s underlying operating results in 2009, compared to 2008, primarily reflected the negative effects of significantly lower product margins and sales volumes. These were partly offset by the benefits of lower fixed costs, strong margins for LyondellBasell AF’s propylene oxide and advanced polyolefin products and higher U.S. polyethylene margins. A substantial portion of the lower product margins was due to refining operations, while the lower sales volumes were concentrated in the base chemicals and polymers products and reflected the weakness in demand. The lower fixed costs resulted from LyondellBasell AF’s aggressive cost reduction program.

Net income in 2009 also reflected charges related to LyondellBasell AF’s planned reorganization under chapter 11, including professional fees, write offs of plant asset values, contract rejection claims, employee severance costs and other costs associated with the chapter 11 proceedings and plant closures. For a detailed description of reorganization charges, see “Results of Operations” below.

Net income in 2008 included charges for asset impairments, reflecting declines in the value of inventory, goodwill and other intangible assets, as markets weakened and product sales prices and margins declined significantly at the end of 2008.

Results of operations for the Successor and Predecessor periods discussed in these “Results of Operations” are presented in the table below.

	Successor	Predecessor
	May 1	January 1	For the Twelve
	through	through	Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$27,684	$13,467	$30,828	$50,706
Cost of sales	24,697	12,405	29,372	48,780
Inventory valuation adjustment	42	—	127	1,256
Impairments	28	9	17	5,207
Selling, general and administrative expenses	564	308	850	1,197
Research and development expenses	99	55	145	194

Operating income (loss)	2,254	690	317	(5,928)
Interest expense	(545)	(713)	(1,795)	(2,476)
Interest income	17	5	18	69
Other income (expense), net	(103)	(263)	319	106
Income (loss) from equity investments	86	84	(181)	38
Reorganization items	(23)	7,388	(2,961)	—
Provision for (benefit from) income taxes	170	(1,315)	(1,411)	(848)
Income (loss) from discontinued operations, net of tax	64	(2)	1	15

Net income (loss)	$1,580	$8,504	$(2,871)	$(7,328)

Segment operating results discussed below are reviewed for the Successor period using the LIFO method of accounting for inventory and were reviewed for the Predecessor periods on a current cost basis.

RESULTS OF OPERATIONS

Revenues — We had revenues of $41,151 million in 2010, $30,828 million in 2009 and $50,706 million in 2008. Higher average product sales prices were responsible for nearly all of the 33% revenue increase in 2010. A slight 1% increase in revenues resulting from the effect of higher sales volumes in 2010 compared to 2009 was mostly offset by lower licensing revenue in the Technology business segment. Higher crude-oil and natural gas prices also contributed to the increase in average sales prices in 2010.

The $19,878 million decrease in 2009 compared to 2008 reflected the effect of significantly lower sales prices and sales volumes due to lower crude oil and natural gas prices and weaker demand. Lower average product sales prices and lower sales volumes were respectively responsible for 36% and 3% decreases in revenue in 2009 compared to 2008.

Cost of Sales — Cost of sales were $37,102 million in 2010, $29,372 million in 2009 and $48,780 million in 2008.

The $7,730 million increase in cost of sales in 2010 was primarily due to higher raw material costs, which reflect the effects of higher crude oil and natural gas liquids-based raw material prices, as well as the effect of higher sales volumes. Cost of sales in the Successor period included a $64 million charge related to a change in estimate related to a dispute over environmental liability. Lower depreciation and amortization expense of $630 million due to the $7,474 million write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting partially offset the higher costs in the Successor Period. The Predecessor period in 2010 included a charge of $23 million for plant closure and other costs related to a polypropylene plant in Terni, Italy.

The $19,408 million decrease in 2009 compared to 2008 was primarily due to lower market prices for crude oil, crude oil-based and natural gas liquids raw materials, lower fixed and variable costs, and lower sales volumes and operating rates, reflecting the weak demand.

Inventory Valuation Adjustment — The Company had non-cash inventory valuation adjustments of $42 million, $127 million and $1,256 million in the 2010 Successor period, 2009 and 2008, respectively. We recorded non-cash charges in the 2010 Successor period totaling $365 million to adjust the value of our raw materials and finished goods inventory to market as of June 30, 2010 and September 30, 2010. As discussed above, these lower of cost or market charges were the result of the decline in the per barrel benchmark price of crude oil from the Emergence Date to June 30, 2010 and lower market prices for certain products, primarily polypropylene. A non-cash credit of $323 million recorded in the fourth quarter 2010 to reflect the recovery of market price substantially offset the lower of cost or market adjustment related to our raw materials inventory. In 2009 and 2008, the Company recorded charges of $127 million and $1,256 million, respectively, to adjust the value of its inventory to market, which was lower than the carrying value on December 31, 2009 and 2008.

Impairments — Impairments of $37 million, $17 million and $5,207 million were recognized by the Company in 2010, 2009 and 2008, respectively. In the 2010 Successor period, we recognized $28 million of impairment charges, including a charge of $25 million related to impairment of the carrying value of assets at the Berre refinery. Capital spending required for the operation of the Berre refinery will continue to be impaired until such time as the discounted cash flow projections for the Berre refinery are sufficient to recover the asset’s carrying amount. In 2008, the Company recognized charges of $4,982 million for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical and $225 million primarily related to the carrying value of its Berre refinery.

SG&A Expenses — Selling, general and administrative (“SG&A”) expenses were $872 million in 2010, $850 million in 2009 and $1,197 million in 2008. The $347 million decrease in 2009 compared to 2008 was primarily the result of LyondellBasell AF’s 2009 cost reduction program, and a favorable effect from changes in currency exchange rates. Currency exchange rates had a favorable effect on costs of non-U.S. operations as the U.S. dollar strengthened versus the Euro in 2009 compared to 2008. SG&A expenses in 2008 included $564 million of Lyondell Chemical and Berre refinery SG&A expense following their acquisitions by LyondellBasell AF on December 20, 2007 and April 1, 2008, respectively.

Operating Income (Loss) — The Company had operating income of $2,944 million and $317 million in 2010 and 2009, respectively, and an operating loss of $5,928 million in 2008. The results of our underlying operations improved in 2010, compared to 2009, reflecting higher product margins and the effect of higher sales volumes as demand increased due to improved global market conditions, particularly in the first half of the year compared to the same periods in 2009 when demand was very weak. Operating results in the 2010 Successor period benefited from lower depreciation and amortization expense of $651 million primarily due to the $7,474 million write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting. Operating results in the 2010 Successor period also included the negative impact of the $64 million non-cash charge related to a dispute over environmental liability.

Results in 2009 compared to 2008 reflected the benefits of the Company’s cost reduction program, offset by the unfavorable effects of lower product margins, sales volumes, and currency exchange rates on non-U.S. operating income. Results in 2008 were impacted by charges of $4,982 million and $225 million, respectively, for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical and the carrying value of the Berre refinery; and a charge of $1,256 million to adjust inventory to market value.

Operating results for each of our business segments are reviewed further in the “Segment Analysis” section below.

Interest Expense — Interest expense was $1,258 million in 2010, $1,795 million in 2009 and $2,476 million in 2008. Interest expense was $537 million lower in 2010 compared to 2009, primarily due to the repayment or discharge of debt on the Emergence Date in accordance with the Plan of Reorganization, upon which interest was accruing during the bankruptcy, and the repayment of $1,233 million of debt in the fourth quarter 2010. This decrease in interest expense was partially offset by interest expense on the debt incurred as part of the emergence financing (see Note 15 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010) and $26 million of charges related to the prepayment of $769 million of debt in December 2010. The prepayment of debt included $275 million of our 8% senior secured notes and $494 million of the senior secured term loan facility in December 2010. We also repaid $464 million under the accounts receivable securitization facility and accounts receivable factoring agreement during October and November of 2010. Interest expense in 2009 was lower, compared to 2008, primarily due to various debt instruments becoming subject to compromise as a result of the chapter 11 filing. Contractual interest expense for the Predecessor periods was $2,720 million for 2009 and $2,476 million for 2008.

Other Income (Expense), net — The Company had other expense, net, of $366 million in 2010 and other income, net, of $319 million and $106 million in 2009 and 2008, respectively. Other expense, net, in 2010 included the negative effect of the fair value adjustment of the warrants to purchase our shares of $114 million and foreign exchange losses of $240 million. In 2009 and 2008, the Company recognized involuntary conversion gains of $120 million and $79 million, respectively, representing partial insurance settlements of outstanding insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany, and foreign exchange gains of $123 million and $20 million, respectively, as a result of changes in currency exchange rates. Other income, net, in 2009 also included benefits totaling $72 million resulting from indemnification payments received from previous plant owners for employee benefit and environmental remediation costs related to plant closures and a $15 million gain related to settlement of a U.K. pension claim. The foreign exchange loss of $240 million in 2010 and gain of $123 million in 2009 were primarily the result of the revaluation of third party debt of certain of the Company’s subsidiaries due to changes in the foreign exchange rates in effect during those periods. Such debt was denominated in currencies other than the functional currencies of the subsidiaries and was refinanced upon emergence from bankruptcy.

Income (Loss) from Equity Investments — The Company had income from equity investments totaling $170 million in 2010, a loss from equity investments of $181 million in 2009 and income from equity investments of $38 million in 2008. The loss from equity investments in 2009 included a $228 million charge for impairment of the carrying value of the Company’s investments in certain joint ventures. Income from equity investments in 2010 benefited from the operations of our Saudi Ethylene & Polyethylene Company Ltd. joint venture, which commenced operations in June 2009, and from a new polypropylene plant operated by our HMC Polymers Company Ltd. joint venture that commenced operations in October 2010.

Reorganization Items — The Company had income from reorganization items totaling $7,365 million in 2010 compared to reorganization expense of $2,961 million in 2009. Gains from reorganization items in 2010 included gains totaling $13,617 million related to settlement of liabilities subject to compromise, deconsolidation of entities upon emergence, adjustments related to rejected contracts, and a reduction of environmental remediation liabilities. These gains were partially offset by a charge of $6,278 million related to the changes in net assets resulting from the application of fresh-start accounting and by several one-time emergence costs, including the success and other fees earned by certain professionals upon the Company’s emergence from bankruptcy, damages related to the rejection of executory contracts and plant closure costs. Reorganization items expense in the 2010 Successor period is primarily related to professional fees. The 2009 period included charges for the write off of assets associated with a lease rejection; damage claims related to certain executory contracts; the net write off of unamortized debt issuance costs, premiums and discounts; environmental liabilities; professional fees associated with the chapter 11 proceedings; shutdown costs related primarily to the shutdown of its olefins plant at Chocolate Bayou, Texas and the long-term idling of its ethylene glycol facility in Beaumont, Texas; as well as employee severance and other costs.

For additional information on reorganization items, see Note 3 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010.

Income Tax — In the eight months ended December 31, 2010, the Successor recorded a tax provision of $170 million, representing an effective tax rate of 10.1% on pre-tax income of $1,686 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,315 million, representing a negative effective tax rate of 18.3% on pre-tax income of $7,191 million. During 2009, the Predecessor recorded a tax benefit of $1,411 million, representing an effective tax rate of 32.9% on a pre-tax loss of $4,283 million. The provision for the 2010 Successor period differs from the statutory rate primarily due to the adjustment of various chapter 11 tax-related assets, the release of certain valuation allowances against our net operating loss carryforwards in the fourth quarter 2010, due to improved business results and the completion of a reorganization of our French subsidiaries. The tax provision for the 2010 Predecessor period differs from the statutory rate primarily because a significant portion of the pre-tax gain from the discharge of pre-petition liabilities, which was partially offset by restructuring charges for which no tax benefit was provided. The tax benefit recorded for 2009 was lower than the statutory rate primarily due to restructuring costs for which no tax benefit was provided. During 2008, LyondellBasell AF had a tax benefit of $848 million on a pretax loss of $8,191 million. The effective income tax rate of 10.4% in 2008 primarily reflected the effect of goodwill impairment charges, which are not deductible for tax purposes and the provision of valuation allowances in jurisdictions where future tax benefits are not expected to be realized.

Income (Loss) from Continuing Operations — Income from continuing operations was $10,022 million in 2010 and losses from continuing operations were $2,872 million in 2009 and $7,343 million in 2008. The following table summarizes the major components contributing to the income (loss) from continuing operations:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Operating income (loss)	$2,254	$690	$317	$(5,928)
Interest expense, net	(528)	(708)	(1,777)	(2,407)
Other income (expense), net	(103)	(263)	319	106
Income (loss) from equity investments	86	84	(181)	38
Reorganization items	(23)	7,388	(2,961)	—
Provision for (benefit from) income taxes	170	(1,315)	(1,411)	(848)

Net income (loss) from continuing operations	$1,516	$8,506	$(2,872)	$(7,343)

In 2009, the loss from equity investments for the O&P — EAI segment included charges of $228 million for impairment of the carrying value of the Company’s equity investments in certain joint ventures (see Note 13 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010).

The table below summarizes some of the items of special note with regards to our income (loss) from continuing operations for the periods shown:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months
	December 31,	April 30,	Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Pretax charges (benefits):
Impairments	$28	$9	$245	$5,207
Reorganization items	23	(7,388)	2,961	—
Warrants — fair value adjustment	114	—	—	—
Charge related to dispute over environmental liability	64	—	—	—
Charges and premiums related to repayment of debt	26	—	—	—
Inventory valuation adjustments	42	—	127	1,256
Interest rate swap termination — Structured Financing Transaction	—	—	—	55
Hurricane costs	—	—	5	55
Gain related to insurance settlements	—	—	(120)	(79)
Provisions for uncollectible accounts receivable	12	7	18	47

Total pretax income effect	309	(7,372)	3,236	6,541
Tax effect of above items	(48)	(1,260)	(1,133)	(546)

Total	$261	$(8,632)	$2,103	$5,995

Impairments in 2009 include an adjustment related to prior periods which increased income from operations and net income for the three-month period ended December 31, 2009, by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

Income (Loss) from Discontinued Operations, Net of Tax — The Company had income from discontinued operations of $64 million in the 2010 Successor period related to the sale of its Flavor and Fragrance chemicals business. The Company had a loss from discontinued operations in the 2010 Predecessor period of $2 million and income from discontinued operations of $1 million and $15 million, respectively, in 2009 and 2008 related to the sale of a toluene di-isocyanate business in September 2008.

Fourth Quarter 2010 versus Third Quarter 2010 — Net income was $766 million in the fourth quarter 2010 compared to $467 million in the third quarter 2010. The $299 million increase in net income was primarily attributable to the release of non-U.S. valuation allowances against net deferred tax assets in the fourth quarter 2010, a net benefit related to reorganization items attributable to events that occurred during the fourth quarter 2010 and the gain related to the sale of our Flavor and Fragrance chemicals business in December 2010, partially offset by lower operating results attributable to our O&P-EAI and Technology segments discussed below. The release of the non-U.S. valuation allowances was due to improved business results and the completion of a reorganization of our French subsidiaries.

Segment Analysis

Our operations are primarily in five reportable segments: O&P — Americas; O&P — EAI; I&D; Refining and Oxyfuels; and Technology. These operations comprise substantially the same businesses owned and operated by LyondellBasell AF prior to the Company’s emergence from bankruptcy. However, for accounting purposes, the operations of LyondellBasell AF are deemed to have ceased on April 30, 2010 and LyondellBasell N.V. is deemed to have begun operations on that date. The results of operations for the Successor are not comparable to the Predecessor due to adjustments made under fresh-start accounting as described in “Emergence from Chapter 11 Proceedings.” The impact of these items is addressed in the discussion of each segment’s results below.

The following tables reflect selected financial information for our reportable segments. Operating income (loss) for segment reporting is on a LIFO basis for the Successor and on a current cost basis for the Predecessor.

	Successor	Predecessor
	May 1	January 1	For the Twelve
	through	through	Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues:
O&P — Americas segment	$8,406	$4,183	$8,614	$16,412
O&P — EAI segment	8,729	4,105	9,401	13,489
I&D segment	3,754	1,820	3,778	6,218
Refining and Oxyfuels segment	10,321	4,748	12,078	18,362
Technology segment	365	145	543	583
Other, including intersegment eliminations	(3,891)	(1,534)	(3,586)	(4,358)

Total	$27,684	$13,467	$30,828	$50,706

Operating income (loss):
O&P — Americas segment	$1,043	$320	$169	$(1,355)
O&P — EAI segment	411	115	(2)	220
I&D segment	512	157	250	(1,915)
Refining and Oxyfuels segment	241	(99)	(357)	(2,378)
Technology segment	69	39	210	202
Other, including intersegment eliminations	(22)	(41)	18	(134)
Current cost adjustment	—	199	29	(568)

Total	$2,254	$690	$317	$(5,928)

Income (loss) from equity investments:
O&P — Americas segment	$16	$5	$7	$6
O&P — EAI segment	68	80	(172)	34
I&D segment	2	(1)	(16)	(2)

Total	$86	$84	$(181)	$38

Olefins and Polyolefins — Americas Segment

2010 Versus 2009 — Market demand in the U.S. for ethylene was higher in 2010 compared to 2009. As a result of higher industry operating rates compared to rates experienced during 2009, ethylene margins were higher as benchmark sales prices increased significantly more than the benchmark weighted average costs of ethylene production. Sales of polyolefins in 2010 were comparable to 2009 although producers favored domestic market sales over exports due to improved domestic demand.

The O&P — Americas segment operating results for 2010 primarily reflected strong demand and higher margins for ethylene due to improved economic conditions in 2010 and unplanned operating issues and turnarounds at competitor facilities in the first half of the year. Polypropylene results were also higher in 2010 compared to 2009 as domestic economic conditions improved. Demand for polyethylene in 2010 was comparable to 2009. Operating results for the Successor period reflected the impacts of the Company’s reorganization and fresh-start accounting, including a non-cash charge to adjust inventory to market value and the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations — Cost of Sales”). The net effect of these items contributed to the significantly improved results of operations in the 2010 Successor periods compared to the twelve months of 2009.

2009 Versus 2008 — While improving during the course of 2009, ethylene market demand in the U.S. remained weak, resulting in lower industry operating rates compared to rates in the 90% to 95% range during the first eight months of 2008. Ethylene margins contracted as benchmark sales prices decreased more than the benchmark weighted average cost of ethylene production. Polyolefins markets were weaker in 2009 compared to 2008 with the notable exception of U.S. polyethylene markets, which benefited from strong export demand during 2009.

The O&P — Americas segment operating results for 2009 primarily reflected the strong polyethylene (“PE”) export markets in 2009, lower olefins product margins and lower fixed costs. As a result of weak ethylene demand during late 2008 and the first half of 2009, LyondellBasell AF idled and subsequently shut down the Chocolate Bayou olefins plant, near Alvin, Texas. LyondellBasell AF also idled and subsequently restarted the La Porte, Texas olefins plant in January 2009. Strong PE export markets in 2009, benefited PE product margins and sales volumes. However, other polyolefins product markets were weaker and resulted in net lower sales volumes compared to 2008. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009 compared to 2008.

In the third quarter 2008, operating results were negatively impacted by lost production at certain U.S. Gulf Coast plants due to the effects of a hurricane.

Ethylene Raw Materials — Benchmark crude oil and natural gas prices generally have been indicators of the level and direction of the movement of raw material and energy costs for ethylene and its co-products in the O&P — Americas segment. Ethylene and its co-products are produced from two major raw material groups:

•	crude oil-based liquids (“liquids” or “heavy liquids”), including naphtha, condensates, and gas oils, the prices of which are generally related to crude oil prices; and

•	NGLs, principally ethane and propane, the prices of which are generally affected by natural gas prices.

Although the prices of these raw materials are generally related to crude oil and natural gas prices, during specific periods the relationships among these materials and benchmarks may vary significantly.

In the U.S., we have a significant capability to shift the ratio of raw materials used in the production of ethylene and its co-products to take advantage of the relative costs of heavy liquids and NGLs.

In 2010, especially in the latter part of the year, production economics for the industry favored NGLs. As a result, we increased our use of NGLs and reduced liquids consumption at our U.S. plants. During 2010, approximately 70% of our U.S. ethylene production was produced from NGLs.

The following table shows the average U.S. benchmark prices for crude oil and natural gas for the applicable periods, as well as benchmark U.S. sales prices for ethylene and propylene, which we produce and sell or consume internally, and certain polyethylene and polypropylene products. The benchmark weighted average cost of ethylene production, which is reduced by co-product revenues, is based on CMAI’s estimated ratio of heavy liquid raw materials and NGLs used in U.S. ethylene production.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	For the Twelve Months Ended December 31,			For the Twelve Months Ended December 31,
	2010	2009	Change	2009	2008	Change

Crude oil — dollars per barrel	79.58	62.09	28%	62.09	99.75	(38)%
Natural gas — dollars per million BTUs	4.48	3.78	19%	3.78	8.86	(57)%
United States — cents per pound
Weighted average cost of ethylene production	30.0	26.2	14%	26.2	45.4	(42)%
United States — cents per pound
Ethylene	45.9	33.9	35%	33.9	58.5	(42)%
Polyethylene (high density)	82.2	66.5	24%	66.5	86.4	(23)%
Propylene — polymer grade	59.6	37.9	57%	37.9	60.0	(37)%
Polypropylene	86.0	64.4	34%	64.4	87.6	(26)%

The following table sets forth the O&P — Americas segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor	Predecessor
	May 1	January 1	For the Twelve
	through	through	Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$8,406	$4,183	$8,614	$16,412
Operating income (loss)	1,043	320	169	(1,355)
Income from equity investments	16	5	7	6
Production Volumes, in millions of pounds
Ethylene	5,585	2,768	8,129	7,990
Propylene	1,998	1,019	2,913	3,975
Sales Volumes, in millions of pounds
Polypropylene	1,735	836	2,416	2,928
Polyethylene	3,704	1,765	5,472	5,256

Revenues — Revenues in 2010 increased by $3,975 million, or 46%, compared to 2009 primarily due to significantly higher overall average sales prices. The increases in average sales prices in the 2010 periods reflected an increase in demand resulting from improved economic conditions and the effect of constrained supply due to operating issues and turnarounds at competitor plants.

Revenues in 2009 decreased $7,798 million, or 48%, compared to 2008. Lower average product sales prices were responsible for a revenue decrease of 35% in 2009 compared to 2008, while net lower sale volumes were responsible for the remaining 12% decrease in revenues. Net lower 2009 sales volumes reflected the effect of lower sales volumes for polypropylene and ethylene and co-products, partly offset by higher sales volumes for polyethylene, which benefited from the strong U.S. export markets.

Operating Income (Loss) — Operating results for the O&P — Americas segment reflected an increase of $1,194 million in 2010 compared to 2009 and an increase of $1,524 million in 2009 compared to 2008. The underlying operations of the O&P — Americas segment in 2010 increased compared to 2009, primarily due to higher product margins for ethylene as higher average sales prices for ethylene and its co-products more than offset higher raw material costs. In addition, the effect of higher polypropylene sales volumes during 2010 partially offset the effect of higher utility, planned maintenance and other costs. Operating results for 2010 were impacted by a non-cash charge of $34 million to adjust inventory to market values. Lower depreciation and amortization expense of $204 million in 2010 compared to 2009 was primarily the result of our write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting.

Compared with 2008, the increase in the 2009 O&P — Americas operating results reflected the benefit of lower fixed costs, resulting from LyondellBasell AF’s cost reduction program, partially offset by net lower product margins and the effect of net lower sales volumes. Operating results for 2008 were negatively affected by the $120 million estimated impact of lost production due to Hurricane Ike, and related costs of $39 million, including a $7 million pretax charge for impairment of the carrying value of assets. Operating results for 2008 also included inventory valuation adjustments of $619 million and goodwill impairment charges of $624 million.

Fourth Quarter 2010 versus Third Quarter 2010 — The O&P — Americas segment had operating income of $446 million in the fourth quarter 2010 compared to $448 million in the third quarter 2010. Operating results in the fourth quarter 2010 included a non-cash benefit of $163 million related to inventory market price recovery in the fourth quarter 2010, which partially offsets the charges recorded in the second and third quarters of 2010 of $171 million and $26 million, respectively, to adjust inventory to market value after the Emergence Date. Excluding the non-cash inventory adjustment, the decline in fourth quarter 2010 operating results was primarily due to a combination of lower product margins for polyethylene and polypropylene, lower sales volumes, and higher fixed costs. Polyethylene and polypropylene product margins declined as the increases in feedstock prices outpaced the increases in average sales price. Product margins for ethylene were comparable in the third and fourth quarters of 2010. The decrease in sales volumes was primarily related to the effects of seasonality as well as planned and unplanned outages during the fourth quarter 2010. Fixed costs were higher in the fourth quarter 2010, compared to the third quarter 2010, primarily due to higher maintenance costs associated with the planned and unplanned outages and bonus expense.

Olefins and Polyolefins — Europe, Asia and International Segment

2010 Versus 2009 — Ethylene market demand in Europe was generally higher in 2010 compared to 2009 as planned and unplanned outages resulted in reduced supply and higher operating results in the second and third quarters of 2010. Ethylene margins expanded as benchmark average sales prices increased more than the benchmark weighted average cost of ethylene production. Global polyolefin markets also improved in 2010 compared to 2009. The improvement in polypropylene and LDPE reflected tight supply conditions amid planned and unplanned industry outages throughout 2010.

The O&P — EAI segment operating results for the 2010 periods reflected higher product margins for both olefins and polyolefins. Higher sales volumes for PP Compounds and polypropylene in 2010 compared to 2009, reflect higher demand, primarily from the automotive industry. Operating results for the Successor period also reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations-Cost of Sales”).

2009 Versus 2008 — While improving during the course of 2009, ethylene market demand in Europe remained weak, resulting in lower industry operating rates in the range of 75% to 80% compared to rates in the 85% to 90% range prior to the fourth quarter downturn in 2008. Ethylene margins contracted as benchmark sales prices decreased more than the benchmark weighted average cost of ethylene production. Global polyolefin markets were considerably weaker in 2009 compared to 2008. The general weakness in global polyolefin markets resulted in lower sales volumes, due to weaker demand, particularly in polypropylene, and lower product margins, as selling prices decreased significantly.

The O&P — EAI segment operating results for 2009 reflected the negative effects of significantly lower product margins compared to 2008 for olefins products, while polyolefin product results for 2009 reflected generally weaker global polyolefin markets, which resulted in lower sales volumes across all polyolefins product lines and net lower product margins compared to 2008. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009, partly offsetting the negative effects of the weak markets.

Ethylene Raw Materials — In Europe, heavy liquids are the primary raw materials for our ethylene production.

The following table shows the average West Europe benchmark prices for Brent crude oil, a heavy liquid raw material, for the applicable periods, as well as benchmark West Europe prices for ethylene and propylene, which we produce and consume internally or purchase from unrelated suppliers, and certain polyethylene and polypropylene products.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	For the Year Ended			For the Year Ended
	December 31,			December 31,
	2010	2009	Change	2009	2008	Change

Brent crude oil — dollars per barrel	80.80	68.30	18%	68.30	101.83	(33)%
Western Europe — €0.01 per pound
Weighted average cost of ethylene production	29.5	23.8	24%	23.8	28.2	(16)%
Ethylene	43.2	33.4	29%	33.4	50.0	(33)%
Polyethylene (HD)	52.5	42.9	22%	42.9	58.5	(27)%
Propylene	42.4	27.7	53%	27.7	43.6	(36)%
Polypropylene (homopolymer)	57.7	39.9	45%	39.9	54.2	(26)%
Average Exchange Rate — $US per €	1.3205	1.3972	(5)%	1.3972	1.4739	(5)%

The following table sets forth the O&P — EAI segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$8,729	$4,105	$9,401	$13,489
Operating income (loss)	411	115	(2)	220
Income (loss) from equity investments	68	80	(172)	34
Production Volumes, in millions of pounds
Ethylene	2,502	1,108	3,503	3,615
Propylene	1,572	661	2,149	2,135
Sales Volumes, in millions of pounds
Polyethylene	3,402	1,658	4,815	4,821
Polypropylene	4,906	2,117	6,156	7,023

Revenues — Revenues for 2010 increased $3,433 million, or 37%, compared to revenues for 2009, and revenues for 2009 decreased $4,088 million, or 30%, compared to revenues for 2008. Higher average product sales prices across most products, particularly ethylene, butadiene, polyethylene and polypropylene, were responsible for a 25% increase in 2010 revenues compared to 2009. The remaining 12% increase was due to the effect of higher sales volumes, particularly polypropylene, including Catalloy and PP Compounds.

Lower average product sales prices, which include the unfavorable effects of changes in currency exchange rates as the U.S. dollar was stronger in relation to the Euro in 2009 compared to 2008, were responsible for a 29% decrease in 2009 revenues compared to 2008. The remaining decrease in revenues was the result of lower 2009 polypropylene and ethylene co-product sales volumes, which were partly offset by higher sales volumes for polyethylene and ethylene products.

Operating Income (Loss) — Operating results for 2010 increased $528 million compared to 2009 and decreased $222 million for 2009 compared to 2008. The underlying operating results of our O&P — EAI business segment were higher in 2010 compared to 2009, primarily as a result of higher product margins for ethylene, butadiene, polypropylene and polyethylene, mainly LDPE. Fixed costs were also higher in 2010 compared to 2009, reflecting costs related to our maintenance program and the start up of the polymers plant in Münchsmünster, Germany. Operating results for 2010 were negatively impacted by a $35 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over an environmental indemnity. Lower depreciation and amortization expense of $62 million in 2010 compared to 2009 was primarily a result of our write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting.

In 2009, the underlying operations of the O&P — EAI segment reflected significantly lower net product margins and lower sales volumes, primarily in Europe, offset by the benefit of lower fixed costs compared to 2008. The lower fixed costs were primarily a result of LyondellBasell AF’s cost reduction program.

Income (loss) from equity investments — Income from equity investments for the O&P — EAI segment increased $320 million in 2010 compared to 2009 and decreased $206 million from 2008 to 2009. We received dividends of $40 million from our equity investments during 2010. The decrease from 2008 to 2009 was primarily due to recognition of a $228 million after-tax impairment of the carrying value of LyondellBasell AF’s investment in certain joint ventures during 2009 as a result of weak current and projected market conditions. This loss was based on estimates of fair values developed in connection with LyondellBasell AF’s estimation of its reorganization enterprise value.

Fourth Quarter 2010 Versus Third Quarter 2010 — The O&P — EAI segment had operating income of $66 million in the fourth quarter 2010 compared to $231 million in the third quarter 2010. Underlying operating results reflected a decrease in the fourth quarter 2010, compared to the third quarter 2010, primarily due to lower product margins, particularly ethylene, and to a lesser extent, higher fixed costs and the effect of lower sales volumes. The lower product margins reflected higher raw material costs while the higher fixed costs resulted from higher costs related to our maintenance program. The decrease in product margins was amplified by the unfavorable effects of changes in currency exchange rates as the Euro weakened against the U.S. dollar in the fourth quarter compared to the third quarter 2010. Operating results in the fourth quarter 2010 included an $10 million non-cash credit related to inventory market price recovery in the fourth quarter 2010, which offsets the $5 million inventory adjustments recorded in each of the second and third quarters of 2010 to adjust inventory to market value after the Emergence Date. Operating results for the third quarter 2010 also included a $35 million charge associated with a change in estimate related to a dispute that arose during that period over an environmental liability.

Intermediates and Derivatives Segment

2010 Versus 2009 — Market demand for PO and PO derivatives improved in 2010 as the recovery of the automotive industry from a particularly weak 2009 and planned and unplanned industry outages during 2010 resulted in tightened supply. Demand in the Intermediates market also returned to at or above pre-recession levels.

The I&D segment’s operating results for 2010 primarily reflected higher sales volumes across most products compared to 2009. The propylene oxide business benefited from planned and unplanned competitor downtime in the first half of 2010 as the market for durable goods end-uses strengthened. Operating results for the Successor periods reflected the impacts of fresh-start accounting, including a non-cash charge, in the second quarter 2010, to adjust inventory to market value that was offset by the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations — Cost of Sales”).

2009 Versus 2008 — While improving during the course of 2009, markets for PO and PO derivatives, ethylene derivatives and other intermediate chemical products generally experienced weaker demand in 2009 compared to 2008 particularly in durable goods markets.

The I&D segment operating results in 2009 primarily reflected the negative effects of lower sales volumes compared to 2008. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009, partly offsetting the negative effects of the weak markets. Product margins were relatively stable. In response to lower PO demand, LyondellBasell AF temporarily idled two PO facilities in late 2008. In mid-May 2009, LyondellBasell AF restarted one of the idled PO facilities, which is located in Europe and is part of LyondellBasell AF’s joint venture with Bayer (see Note 12 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). The second PO facility restarted in September 2009.

In the third quarter 2008, operating results were negatively impacted by lost production at certain U.S. Gulf Coast plants due to the effects of a hurricane.

The following table sets forth the Intermediates & Derivatives segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$3,754	$1,820	$3,778	$6,218
Operating income (loss)	512	157	250	(1,915)
Income (loss) from equity investments	2	(1)	(16)	(2)
Sales Volumes, in millions of pounds
PO and derivatives	2,248	1,134	2,695	2,997
EO and derivatives	614	358	1,063	1,387
Styrene	2,023	858	2,291	3,183
Acetyls	1,189	518	1,682	1,605
TBA intermediates	1,208	613	1,381	1,597

Revenues — Revenues for 2010 increased $1,796 million or, 48% compared to 2009, and revenues for 2009 decreased $2,440 million or, 39%, compared to revenues for 2008. The increase in revenue in 2010 compared to 2009 reflected increased demand in the current year leading to higher sales volumes and higher average sales prices across most products, particularly PO, BDO, PG, TBA, and styrene. The higher average product sales prices were responsible for a 28% revenue increase. Higher sales volumes, except in EO and EG, were responsible for the remaining 20% increase in revenues. EO and EG sales volumes were lower in 2010 due to planned and unplanned maintenance activities during the latter half of 2010.

The decrease in 2009 revenue compared to 2008 reflected the effect of lower product sales prices and net lower sale volumes, a trend which began in the latter part of 2008. Lower product sales prices, which include the unfavorable effects of changes in currency exchange rates as the U.S. dollar was stronger in relation to the Euro in 2009 compared to 2008 were responsible for a 23% decrease in revenues. The remaining 16% decrease in revenues was due to the lower sales volumes in 2009 compared to 2008.

Operating Income (Loss) — Operating results for 2010 for the I&D segment increased $419 million compared to 2009 and increased $2,165 for 2009 compared to 2008. Operating results for 2010 include an $8 million non-cash charge to adjust inventory at December 31, 2010 to market value, which was lower than the value at April 30, 2010 applied during fresh-start accounting. Lower depreciation and amortization expense of $104 million in 2010 compared to 2009 was primarily the result of our write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. The remaining increases in 2010 primarily reflected the favorable effect of significantly higher sales volumes for PO and PO derivatives, TBA and styrene. Lower product margins for styrene and TBA and derivatives more than offset higher product margins for acetyls, EO and EG.

Results in 2009 reflected lower fixed costs compared to 2008 as a result of LyondellBasell AF’s cost reduction program, and lower utility costs compared to 2008 due to lower natural gas prices. Product margins in 2009 were flat compared to 2008, as lower product prices were offset by lower raw material costs. Results in 2008 were impacted by charges of $1,992 million for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical and inventory valuation adjustments of $65 million.

Fourth Quarter 2010 versus Third Quarter 2010 — The I&D segment had operating income of $196 million in the fourth quarter 2010 compared to $207 million in the third quarter 2010. Operating results in the fourth quarter 2010 included a non-cash benefit of $17 million related to inventory market price recovery in the fourth quarter 2010, which partially offsets the $25 million charge recorded in the second quarter 2010 to adjust inventory to market value after the Emergence Date. The segment’s underlying fourth quarter 2010 operating results reflect slightly lower product margins higher fixed costs. The lower product margins primarily reflected higher raw material and utility costs.

Refining and Oxyfuels Segment

2010 Versus 2009 — In 2010 compared to 2009, benchmark heavy crude refining margins averaged higher, primarily due to an increase in the differential between the cost of heavy and light crude oil.

Segment operating results in 2010 compared to 2009 primarily reflected higher benchmark refining margins and lower crude processing rates at the Houston refinery. Crude processing rates for the Houston refinery reflected the effects of a crude unit fire, sulfur recovery constraints and unplanned outages, while the Berre refinery crude processing rates were negatively affected by national strikes in France during the fourth quarter 2010. Oxyfuels results were lower in 2010. Operating results for the Successor period reflected the impacts of fresh-start accounting, including non-cash charges in the second and third quarters of 2010 to adjust inventory to market value, all of which was recovered in the fourth quarter 2010, and the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations — Cost of Sales”).

2009 Versus 2008 — Benchmark refining margins for 2009 were lower compared to the same period in 2008, generally reflecting the weaker global economy and consequent weaker demand for gasoline and distillate products, such as diesel and heating oil. The weaker demand resulted in lower prices for light crude oil, while OPEC-mandated production cuts resulted in lower supplies of heavy crude oil and lower price discounts relative to light crude oil. Both factors compressed the price differential between light and heavy crude oil. Benchmark margins for oxyfuels in 2009 were comparable to 2008.

Refining and Oxyfuels segment operating results in 2009 primarily reflected the effects of significantly lower U.S. refining margins compared to the same period in 2008. The operating results of the Berre refinery, which was acquired on April 1, 2008, reflected the weak distillate markets in 2009. Operating results in 2009 benefited from higher margins for oxygenated gasoline blending components and lower utility and fixed costs, but were negatively affected by outages of some of the Houston refinery’s sulfur recovery units during the second quarter 2009 and of a crude unit during the fourth quarter 2009. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009 compared to 2008.

In 2008, operating results were negatively impacted by lost production at the Houston refinery due to the effects of a hurricane and a scheduled maintenance turnaround of one of the refinery’s crude trains and coker units during the third quarter 2008 that was delayed by an incident involving a contractor’s crane and an unplanned second quarter 2008 outage of a FCC unit.

The following table sets forth the Refining and Oxyfuels segment’s sales and other operating revenues, operating income and sales volumes for certain gasoline blending components for the applicable periods. In addition, the table shows market refining margins for the U.S. and Europe and MTBE margins in Northwest Europe (“NWE”). In the U.S., “WTI,” or West Texas Intermediate, is a light crude oil, while “Maya” is a heavy crude oil. In Europe, “Urals — 4-1-2-1” is a measure of West European refining margins.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months
	December 31,	April 30,	Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$10,321	$4,748	$12,078	$18,362
Operating income (loss)	241	(99)	(357)	(2,378)
Sales Volumes, in millions
Gasoline blending components — MTBE/ETBE (gallons)	625	266	831	1,018

Crude processing rates (thousands of barrels per day):
Houston Refining	223	263	244	222

Berre Refinery(1)	94	75	86	102

Market margins — $ per barrel
WTI — 2-1-1	8.98	7.50	6.98	12.37
WTI Maya	8.99	9.46	5.18	15.71

Total	17.97	16.96	12.16	28.08

Urals — 4-1-2-1	6.59	6.17	5.57	10.98

Market margins — cents per gallon
MTBE — NWE	33.9	50.2	67.9	51.9

(1)	Berre Refinery purchased April 1, 2008

Revenues — Revenues for the Refining and Oxyfuels segment increased $2,991 million, or 25%, in 2010 compared to 2009 and decreased $6,284 million, or 34%, from 2008 to 2009. Higher average sales prices at the Houston and Berre refineries in 2010 were responsible for a 30% increase in revenues compared to 2008. Lower crude processing rates in 2010 compared to 2009 decreased revenues by 5%. Crude processing rates for the Houston refinery were 3% lower, compared to 2009, as a result of a May 2010 crude unit fire and other planned and unplanned outages during 2010. Crude processing rates for the Berre refinery were 2% higher in 2010, compared to 2009, despite several planned and unplanned outages.

Lower average sales prices in 2009 were responsible for a 36% decrease in revenues compared to 2008, while higher sales volumes at the Houston refinery increased revenues by 2%. The decrease during 2009 was partially offset by the effect of a full year of operation of the Berre refinery, which was acquired April 1, 2008.

Operating Income (Loss) — Operating results increased $499 million in 2010, compared to 2009, and increased $2,021 million in 2009, compared to 2008. Operating results in 2010 were negatively impacted by a $21 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over an environmental indemnity, the impairment of assets related to the Berre refinery, and by a crude unit fire in May 2010 resulting in lost production and $14 million in cash costs. Operating results for 2009 included the benefit of $50 million from the settlement of hedging activity at the Houston refinery related to distillates. Lower depreciation and amortization expense of $269 million in 2010 compared to 2009 was primarily the result of the write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. Apart from the effects of the items listed above, increases in operating results for 2010 were primarily due to higher refining margins, especially at the Houston refinery, partially offset by lower product margins for oxyfuels. The decreased oxyfuels margins in 2010 are primarily due to the normalization of margins in 2010 compared to the exceptional margins achieved in 2009.

Operating results in 2009 were negatively affected by lower crude refining margins, partially offset by lower utility costs due to lower natural gas prices and lower fixed costs. The latter reflected LyondellBasell AF’s cost reduction program. The lower refining margins were primarily attributable to U.S. refining markets, although margins were lower for both the Houston and Berre refineries. In 2008, operating results were negatively impacted by scheduled maintenance turnarounds of crude and coker units and the related July 2008 crane incident at the Houston refinery, as well as by operating disruptions related to Hurricane Ike by an estimated $205 million. In addition to the turnaround and hurricane effects, operating results were negatively affected by an estimated $220 million as a result of lost production due to unplanned maintenance at the Houston refinery’s FCC and other operating units. Operating results were also negatively impacted by impairment charges against goodwill of $2,305 million and other assets of $218 million and inventory valuation adjustments of $442 million.

Fourth Quarter 2010 Versus Third Quarter 2010 — The Refining and Oxyfuels segment had operating income of $144 million in the fourth quarter 2010 compared to $83 million in the third quarter 2010. Operating results in the fourth quarter 2010 reflect the non-cash benefit of $132 million related to inventory market price recovery, which offsets the lower of cost or market charges recorded in the second and third quarters of 2010 of $132 million and $1 million, respectively, and the impairment of assets related to the Berre refinery. Third quarter 2010 operating results include the $21 million charge associated with a change in estimate related to a dispute over an environmental indemnity. The underlying operating results of the Refining and Oxyfuels business segment decreased in the fourth quarter 2010 primarily due to lower overall sales volumes, partially offset by higher refining margins at both the Houston and Berre refineries. Crude processing rates for the Houston refinery were 11% lower compared to the third quarter 2010, reflecting the effect of unplanned outages during the fourth quarter, while crude processing rates in the fourth quarter 2010 for the Berre refinery were only slightly lower compared to the third quarter 2010. Refining margins during the fourth quarter reflected the effect of higher average sales prices resulting from, in the case of the Berre refinery, the disruption due to the national strikes in France. Normal seasonal declines affected oxyfuels product margins and sales volumes during the fourth quarter 2010. The seasonal decline in margins was steeper than usual as the price of feedstocks, butane and ethanol, rose rapidly due to cold weather and a poor grain harvest, respectively.

Technology Segment

2010 Versus 2009 — The Technology segment results in 2010 were negatively impacted by lower licensing revenue, reflecting a slowdown in new polyolefin projects as a consequence of the economic crisis beginning late in the fourth quarter 2008. Higher sales volumes for catalysts partially offset the results for process licenses. The negative effect of a strengthening U.S. dollar versus the Euro in 2010 also negatively impacted the Technology segment’s 2010 results.

2009 Versus 2008 — Technology segment results for 2009 were primarily affected by lower license revenue, reflecting weaker global markets compared to 2008. The segment results also reflected the negative effects of changes in currency exchange rates as the U.S. dollar strengthened versus the Euro. The 2009 results benefited from lower R&D expense, reflecting LyondellBasell AF’s cost reduction program and a government subsidy, and the effects of higher catalyst sales volumes.

The following table sets forth the Technology segment’s sales and other operating revenues and operating income.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$365	$145	$543	$583
Operating income	69	39	210	202

Revenues — Revenues for 2010 decreased $33 million, or 6% compared to 2009 and decreased $40 million, or 7% from 2008 to 2009. Lower process license revenue in 2010 and 2009 was responsible for decreases in revenues of 15% and 7%, respectively. Higher catalyst sales volumes increased revenues by 9% and 5%, respectively. However, lower average sales prices for catalysts in 2009 compared to 2008 decreased revenues by 5%, offsetting the effect of the higher sales volumes. In addition, currency exchange rates had an unfavorable effect on operating income of non-U.S. operations as the U.S. dollar strengthened versus the Euro in both periods.

Operating Income — Operating income for 2010 for the Technology segment decreased $102 million compared to 2009 and increased $8 million from 2008 to 2009. Operating income for 2010 was negatively affected by an $8 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over an environmental indemnity and by a $17 million charge related to the sale, in 2010, of higher cost inventory. The remaining decrease in operating income in 2010 compared to 2009 was the result of lower licensing revenue, and to a lesser extent, the negative effects of a strengthening U.S. dollar versus the Euro in 2010 compared to 2009. These decreases in 2010 operating results were only partly offset by the effect of increased catalyst sales volumes in 2010. Operating income in 2009 also included the benefit of a government subsidy recognized as a reduction of R&D expense.

The $8 million increase in operating income in 2009, compared to 2008, was primarily the result of higher catalysts sales volumes, partly offset by an unfavorable effect from changes in currency exchange rates. Currency exchange rates had an unfavorable effect on operating income as the U.S. dollar strengthened versus the Euro in 2009 compared to 2008.

Fourth Quarter 2010 versus Third Quarter 2010 — The Technology segment had operating income of $8 million in the fourth quarter 2010 compared to $38 million in the third quarter 2010. Apart from a fourth quarter 2010 charge of $17 million related to the sale of higher cost inventory during the year and an $8 million charge related to a dispute over environmental liability, operating results in the fourth quarter 2010 reflected lower licensing income and the effect of lower sales volumes for catalysts, compared to the third quarter 2010.

FINANCIAL CONDITION

Operating, investing and financing activities of continuing operations, which are discussed below, are presented in the following table:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Source (use) of cash:
Operating activities	$2,957	$(936)	$(787)	$1,090
Investing activities	(312)	(213)	(611)	(1,884)
Financing activities	(1,194)	3,315	1,101	1,083

Operating Activities — Cash provided in the combined Successor and Predecessor periods of 2010 primarily reflected an increase in earnings offset by payments for reorganization items, claims under the Plan of Reorganization, and certain annual payments relating to sales rebates, employee bonuses, property taxes and insurance premiums. The use of cash in 2009 primarily reflected a $573 million increase in cash used by the main components of working capital — accounts receivable and inventory, net of accounts payable — and $329 million of vendor prepayments that were required by certain third parties as a result of LyondellBasell AF’s chapter 11 filing.

In 2010, the main components of working capital — accounts receivable and inventory, net of accounts payable used cash of $456 million compared to $573 million in 2009. The increase in these components of working capital during 2010 reflected a $702 million increase in accounts receivable due to higher average sales prices and higher sales volumes and a $395 million increase in inventory, partially offset by a $641 million increase in accounts payable due to the higher costs and volumes of feedstocks, and more favorable payment terms.

Changes in the main components of working capital used cash of $573 million in 2009 and provided cash of $747 million in 2008. The increase in cash used by the main components of working capital in 2009 primarily reflected a $503 million repayment that was required in connection with the termination of an accounts receivable securitization program in early 2009. Operationally, cash used by the main components of working capital increased by only $70 million, despite the effect of rising prices during 2009, as the Company focused on reducing working capital levels.

In 2008, the $747 million of cash provided by the main components of working capital primarily reflected the effects of declining crude oil prices on sales prices and the value of inventory; the disruptive effects of Hurricane Ike on the Company’s Gulf Coast operations; and the planned and unplanned outages related to a turnaround at the Houston Refinery. Other factors impacting the main components of working capital included a general tightening of credit in the industry and the delay, in December 2008 of certain payments.

Investing Activities — Cash used in investing activities in 2010 included $692 million of capital expenditures, partially offset by proceeds of $154 million from the sale of our F&F business in December 2010 and $12 million in proceeds from a money market fund that had suspended rights to redemption in 2008, as described below.

The cash used in 2009 primarily included $779 million of capital expenditures, partially offset by proceeds of $120 million from insurance claims, $20 million from sales of assets, and $23 million from a net reduction of short-term investments. The cash provided by insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany.

The cash used in 2008 was primarily related to business acquisitions and capital expenditures, partially offset by proceeds from the sales of assets and insurance claims related to the polymers plant in Münchsmünster, Germany. Acquisitions in 2008 included the April 2008 acquisition of the Shell oil refinery, inventory and associated infrastructure and businesses at our Berre Refinery for a purchase price of $927 million, including final adjustment for working capital and the February 2008 acquisition of Solvay Engineered Polymers, Inc., a leading supplier of polypropylene compounds in North America, for $134 million (see Note 5 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). Asset sales included the September 2008 sale of the TDI business for proceeds of €77 million ($113 million) and the July 2008 sale of a Canadian plant for proceeds of $18 million. As a result of financial difficulties experienced by major financial institutions beginning in the latter part of 2008, LyondellBasell AF received notice that rights of redemption had been suspended with respect to a money market fund in which LyondellBasell AF had invested approximately $174 million. LyondellBasell AF subsequently redeemed a total of $172 million, including $137 million in 2008, $23 million in 2009 and $12 million in January 2010.

The following table summarizes capital expenditures for the periods presented:

		Successor	Predecessor
		May 1	January 1	Twelve Months
		through	through	Ended
	Plan	December 31,	April 30,	December 31,
	2011	2010	2010	2009	2008
Millions of dollars
Capital expenditures by segment:
O&P — Americas	$361	$146	$52	$142	$201
O&P — EAI	286	105	102	411	509
I&D	122	77	8	23	66
Refining and Oxyfuels	345	108	49	167	196
Technology	38	19	12	32	33
Other	15	12	3	6	24

Total capital expenditures by segment	1,167	467	226	781	1,029
Less:
Contributions to PO Joint Ventures	3	1	—	2	29

Consolidated capital expenditures of continuing operations	$1,164	$466	$226	$779	$1,000

The capital expenditures presented in the table above exclude costs of major periodic maintenance and repair activities, including turnarounds and catalyst recharges of $74 million in the first quarter 2010 and $71 million, $39 million and $164 million in the Predecessor periods of 2010, 2009 and 2008, respectively.

Financing Activities — The two month Successor period ending June 30, 2010 reflects a net increase in borrowings of $132 million under our European Securitization facility and a $2 million payment related to a previous factoring facility in France. The cash used in the Successor period primarily reflects the repayment of debt in the fourth quarter of 2010. In December 2010, we redeemed $225 million and €37.5 million ($50 million) of our 8% Senior Secured Notes due 2017, comprising 10% of the outstanding senior secured dollar notes and senior secured Euro notes, respectively. In conjunction with the redemption of the notes, we paid premiums totaling $8 million. Also in 2010, we repaid $495 million of the Senior Term Loan Facility, including a mandatory quarterly amortization payment of $1 million and a prepayment, at par, of $494 million in December 2010.

Since the Emergence Date, we made net payments totaling $398 million under the European Securitization Facility, which includes the entire outstanding balance in October 2010. We also made net payments of $14 million under our accounts receivable factoring facility during the Successor period.

As part of our emergence from bankruptcy, we received gross proceeds of $2,800 million on April 30, 2010 in connection with the issuance of shares in a rights offering and paid $86 million of fees, including $70 million of fees to equity backstop providers. On April 30, 2010 we also received net proceeds of $3,242 million from the issuance of new debt by our subsidiary, Lyondell Chemical, including Senior Secured Notes in the amounts of $2,250 million and €375 million ($497 million) and from proceeds of the Senior Term Loan facility of $495 million. Proceeds from the rights offering and the Senior Notes, along with borrowings under the Senior Term Loan Facility and the amended and restated European Securitization, were used to repay outstanding amounts of $2,167 million under the DIP New Money Term Loan, $985 million under the DIP ABL Facility and to pay a $195 million exit fee required under the DIP financing. We also paid fees totaling $92 million in connection with our new U.S. ABL Facility and amended and restated European Securitization facility. Predecessor debt classified as Liabilities subject to compromise immediately prior to emergence from bankruptcy was discharged pursuant to the Plan of Reorganization (see Note 4 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010).

Apart from the payments reflected above, during the 2010 Predecessor period, we repaid a $5 million Argentinean loan; made a $12 million mandatory quarterly amortization payment of the Dutch Tranche A Dollar Term Loan, $3 million of which was related to the DIP Roll-Up Loans; and made payments of $8 million on the French Factoring Facility. In addition, we made payments totaling $13 million related to the extension of the DIP financing. We also had a net increase in borrowings of $47 million under the European Securitization facility in the 2010 Predecessor period.

In 2009, LyondellBasell AF borrowed $2,167 million under a DIP financing arrangement, receiving net proceeds of $2,089 million and subsequently paid additional bank fees of $97 million. In addition, LyondellBasell AF paid fees of $93 million related to the issuance of the DIP ABL facility, and at December 31, 2009 had $325 million of net borrowings outstanding under this facility.

The chapter 11 filing in 2009 constituted a termination event under the asset-based credit facilities in the U.S., and LyondellBasell AF used $880 million of the net proceeds under the DIP financing arrangement to repay $766 million and $114 million outstanding under the previous inventory-based credit facility and the North American accounts receivable securitization program, respectively. As noted under Operating Activities, LyondellBasell AF also used $503 million to repurchase outstanding accounts receivable sold under its previous $1,150 million receivables securitization facility. In addition, LyondellBasell AF repaid a $100 million demand note related to emergency postpetition funding. In 2009, LyondellBasell AF made net repayments totaling $201 million under its European receivables securitization program, which was amended and restated in March 2009. LyondellBasell AF repaid $45 million (70 million Australian dollars) outstanding under an Australian term loan and $11 million of other loans, including $6 million outstanding under an Argentinean bank loan, and made mandatory quarterly amortization payments of the Dutch Tranche A Dollar Term Loan totaling $24 million, $6 million of which was related to the DIP financing.

A non-debtor subsidiary of LyondellBasell AF entered into an accounts receivable factoring agreement in 2009 under which it received $24 million of proceeds. See the “Accounts Receivable Factoring Agreement” section in “Liquidity and Capital Resources.” Also in 2009, LyondellBasell AF received $18 million of proceeds from an Argentinean bank loan and borrowed $17 million related to a letter of credit presented for payment under the prepetition senior secured revolving credit facility.

LyondellBasell AF had an additional $21 million of cash used by financing activities, primarily related to the effects of bank overdrafts.

The cash provided in 2008 primarily reflected net $1,510 million borrowed under LyondellBasell AF’s credit facilities offset by $384 million of long-term debt repayments. The borrowings were used to fund the business acquisitions described in the “Investing Activities” section above.

Liquidity and Capital Resources — As of December 31, 2010, we had cash on hand of $4,222 million. In addition, we had total unused availability under our credit facilities of $1,883 million at December 31, 2010, which included the following:

•	$1,380 million under our $1,750 million U.S. ABL facility, which matures in 2014. Availability under the U.S. ABL facility is subject to a borrowing base of $1,750 million at December 31, 2010, and is reduced to the extent of outstanding borrowings and outstanding letters of credit provided under the facility. At December 31, 2010, we had $370 million of outstanding letters of credit and no outstanding borrowings under the facility.

•	€368 million and $16 million (totaling approximately $503 million) under our €450 million European receivables securitization facility. Availability under the European receivables securitization facility is subject to a borrowing base comprising €368 million and $16 million in effect as of December 31, 2010. There were no outstanding borrowings under this facility at December 31, 2010.

In October 2010, we provided the lenders under our accounts receivable factoring facility with notice of our intent to terminate the agreement. The facility was repaid in full in November 2010 and terminated.

At December 31, 2010, we had total short-term and long-term debt, including current maturities, of $6,082 million. At December 31, 2010, our $4 million of current maturities of long-term debt comprises various non-U.S. loans.

Receivables securitization — On May 4, 2010, we amended and restated an existing securitization agreement under which two of our non-U.S. subsidiaries may sell, subject to a borrowing base, up to €450 million in trade receivables. Transfers of accounts receivable under this three-year program do not qualify as sales; therefore, the transferred accounts receivable and the proceeds received through such transfers are included in trade receivables, net, and short-term debt in the consolidated balance sheets. There were no borrowings under this facility as of December 31, 2010.

Contractual and Other Obligations — The following table summarizes, as of December 31, 2010, our minimum payments for long-term debt, including current maturities, short-term debt, and contractual and other obligations for the next five years and thereafter.

		Payments Due By Period
	Total	2011	2012	2013	2014	2015	Thereafter
Millions of dollars

Total debt	$6,082	$46	$10	$1	$—	$1	$6,024
Interest on total debt	4,460	609	608	608	589	579	1,467
Pension benefits:
PBO	2,933	161	166	236	186	205	1,979
Assets	(1,760)	—	—	—	—	—	(1,760)

Funded status	1,173
Other postretirement benefits	332	22	22	23	23	24	218
Advances from customers	101	12	17	16	12	12	32
Other	605	112	93	71	35	33	261
Deferred income taxes	656	122	119	107	97	87	124
Other obligations:
Purchase obligations:
Take-or-pay contracts	15,223	2,400	2,352	2,328	2,357	1,910	3,876
Other contracts	41,593	13,484	6,325	5,612	5,405	4,767	6,000
Operating leases	1,687	278	232	211	185	152	629

Total	$71,912	$17,246	$9,944	$9,213	$8,889	$7,770	$18,850

Total Debt — Total debt includes our 8% U.S. dollar and Euro Senior Secured Notes due 2017, Senior Secured Term Loan Facility due 2016, 11% Senior Secured Notes due 2018, 8.1% guaranteed notes due 2027 (the “2027 Notes”) and various non-U.S. loans. See Note 15 for a discussion of covenant requirements under the credit facilities and indentures and additional information regarding our debt facilities.

Interest — Our debt and related party debt agreements contain provisions for the payment of monthly, quarterly or semi-annual interest at a stated rate of interest over the term of the debt.

Pension Benefits — We maintain several defined benefit pension plans, as described in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010. At December 31, 2010, the projected benefit obligation for our pension plans exceeded the fair value of plan assets by $1,173 million. Subject to future actuarial gains and losses, as well as actual asset earnings, we, together with our consolidated subsidiaries, will be required to fund the $1,173 million, with interest, in future years. We contributed $99 million to our pension plans in 2010 and LyondellBasell AF made contributions to the plans of $52 million in 2009 and $80 million in 2008. In January 2011, we contributed $155 million of the approximately $287 million of required contributions that we expect to make to our pension plans in 2011. Estimates of pension benefit payments through 2015 are included in the table above.

Other Postretirement Benefits — We provide other postretirement benefits, primarily medical benefits to eligible participants, as described in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010. We pay other unfunded postretirement benefits as incurred. Estimates of other postretirement benefit payments through 2015 are included in the table above.

Advances from Customers — We are obligated to deliver product, primarily at cost-based prices, in connection with long-term sales agreements under which our Predecessor received advances from customers in prior years. These advances are treated as deferred revenue and will be amortized to earnings as product is delivered over the remaining terms of the respective contracts, which primarily range from 4 to 8 years. The unamortized long-term portion of such advances totaled $101 million as of December 31, 2010.

Other — Other primarily consists of accruals for environmental remediation costs, obligations under deferred compensation arrangements, and anticipated asset retirement obligations. See “Critical Accounting Policies” below for a discussion of obligations for environmental remediation costs.

Deferred Income Taxes — The scheduled settlement of the deferred tax liabilities shown in the table is based on the scheduled reversal of the underlying temporary differences. Actual cash tax payments will vary depending upon future taxable income.

Purchase Obligations — We are party to various obligations to purchase products and services, principally for raw materials, utilities and industrial gases. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements. The commitments are segregated into take-or-pay contracts and other contracts. Under the take-or-pay contracts, we are obligated to make minimum payments whether or not we take the product or service. Other contracts include contracts that specify minimum quantities; however, in the event that we do not take the contractual minimum, we are only obligated for any resulting economic loss suffered by the vendor. The payments shown for the other contracts assume that minimum quantities are purchased. For contracts with variable pricing terms, the minimum payments reflect the contract price at December 31, 2010.

Operating Leases — We lease various facilities and equipment under noncancelable lease arrangements for various periods. See Note 16 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010 for related lease disclosures.

RELATED PARTY TRANSACTIONS

We have related party transactions with certain of our major shareholders and their affiliates and our joint venture partners. We believe that such transactions are effected on terms substantially no more or less favorable than those that would have been agreed upon by unrelated parties on an arm’s length basis.

LyondellBasell AF had related party transactions with its equity investees and its affiliates as well as a member of its Board of Directors (see Note 7 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). In addition, prior to the Emergence Date, LyondellBasell AF had related party transactions with Access Industries.

CRITICAL ACCOUNTING POLICIES

Management applies those accounting policies that it believes best reflect the underlying business and economic events, consistent with accounting principles generally accepted in the U.S. (see Note 2 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). Our more critical accounting policies include those related to the valuation of inventory, long-lived assets, the valuation of goodwill, accruals for long-term employee benefit costs such as pension and other postretirement costs, liabilities for anticipated expenditures to comply with environmental regulations, and accruals for taxes based on income. Inherent in such policies are certain key assumptions and estimates made by management. Management periodically updates its estimates used in the preparation of the financial statements based on its latest assessment of the current and projected business and general economic environment. Changes to these critical accounting policies have been reviewed with LyondellBasell N.V.’s Supervisory Board.

Inventory — LyondellBasell N.V. adopted the LIFO method of accounting for inventory upon implementation of fresh-start accounting. In conjunction with the implementation of fresh-start accounting on April 30, 2010, the Company recorded its inventory, which is primarily crude-oil derived, at fair value. The resulting increase in inventory was primarily in the U.S. and was largely driven by the price of crude oil. The per barrel benchmark price of WTI crude oil at April 30, 2010 had increased to $86.15. The price of crude oil is subject to many factors, including changes in economic conditions. The fluctuation in the price of crude oil from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent periods as market prices recover. Accordingly, our cost of sales and results of operations may be affected by such fluctuations.

Following the revaluation of our inventory on April 30, 2010, the per barrel benchmark price of WTI crude oil declined to $75.63 on June 30, 2010, resulting in a $333 million lower of cost or market adjustment primarily to the Company’s raw materials and finished goods inventory and associated increase in cost of sales for the period from May 1 through June 30, 2010. In the third quarter 2010, as a result of lower market prices for certain of the

Company’s finished goods inventory, the Company recorded a non-cash charge of $32 million to adjust the value to the lower of cost or market. The recovery of the market price of crude oil in the fourth quarter of 2010, resulted in a non-cash credit of $323 million to earnings.

Long-Lived Assets — With respect to long-lived assets, key assumptions included the estimates of the asset fair values and useful lives at the Emergence Date and the recoverability of carrying values of fixed assets and other intangible assets, as well as the existence of any obligations associated with the retirement of fixed assets. Such estimates could be significantly modified and/or the carrying values of the assets could be impaired by such factors as new technological developments, new chemical industry entrants with significant raw material or other cost advantages, uncertainties associated with the European, U.S. and world economies, the cyclical nature of the chemical and refining industries, and uncertainties associated with governmental actions, whether regulatory or, in the case of Houston refinery, with respect to its crude oil contract.

Earnings in the 2010 Successor period included a pretax charge of $28 million primarily related to impairment of the carrying value of capital additions at our Berre refinery following an analysis of its discounted cash flow projections.

Predecessor earnings for 2009 included pretax impairment charges of $17 million, primarily related to the impairment of LyondellBasell AF’s emissions allowances that are subject to reallocation to other industry participants under a proposed regulation by the Texas Commission on Environmental Quality. As part of its reorganization, LyondellBasell AF also recognized charges totaling $679 million, including $624 million for the write off of the carrying value and related assets of its Chocolate Bayou olefins facility near Alvin, Texas and $55 million for the write off of its ethylene glycol facility in Beaumont, Texas.

Predecessor earnings for 2008 included a $218 million pretax charge for impairment of the carrying value of the assets related to LyondellBasell AF’s Berre Refinery. Also in 2008, LyondellBasell AF recognized a $7 million charge for impairment of its ethylene glycol facility in Beaumont, Texas.

For purposes of recognition and measurement of the above-noted impairments, long-lived assets were grouped with other assets and liabilities at the lowest level for which identifiable cash flows were largely independent of the cash flows of other assets and liabilities.

The estimated useful lives of long-lived assets range from 3 to 30 years. Depreciation and amortization of these assets, including amortization of deferred turnaround costs, under the straight-line method over their estimated useful lives totaled $1,123 million in 2010, including $558 million in the Successor period. Based upon the estimated fair values and re-assessed useful lives at the Emergence Date, depreciation and amortization would be approximately $850 million per year. If the useful lives of the assets were found to be shorter than originally estimated, depreciation and amortization charges would be accelerated over the revised useful life.

Goodwill — Goodwill of $595 million at December 31, 2010 represents the tax effect of the differences between the tax and book bases of the Company’s assets and liabilities resulting from the Company’s revaluation of those assets and liabilities to fair value in connection with the Company’s emergence from bankruptcy and adoption of fresh-start accounting. LyondellBasell N.V. evaluates the carrying value of goodwill annually or more frequently if events or changes in circumstances indicate that the carrying amount may exceed fair value. Recoverability is determined by comparing the estimated fair value of the reporting unit to which the goodwill applies to the carrying value, including goodwill, of that reporting unit.

The recoverability of LyondellBasell N.V.’s goodwill is dependent upon the future operating results associated with its reporting units, which could change significantly based upon business performance or other factors.

Long-Term Employee Benefit Costs — The costs to LyondellBasell N.V. of long-term employee benefits, particularly pension and other postretirement medical and life insurance benefits, are incurred over long periods of time, and involve many uncertainties over those periods. The net periodic benefit cost attributable to current periods is based on several assumptions about such future uncertainties, and is sensitive to changes in those assumptions. It is management’s responsibility, often with the assistance of independent experts, to select assumptions that in its judgment represent its best estimates of the future effects of those uncertainties. It also is management’s responsibility to review those assumptions periodically to reflect changes in economic or other factors that affect those assumptions.

The current benefit service costs, as well as the existing liabilities, for pensions and other postretirement benefits are measured on a discounted present value basis. The discount rate is a current rate, related to the rate at which the liabilities could be settled. LyondellBasell N.V.’s assumed discount rate is based on published average rates for high-quality (Aa rating) ten-year fixed income securities. For the purpose of measuring the benefit obligations at December 31, 2010, LyondellBasell N.V. used a discount rate of 5.25% for most U.S. plans while a rate of 5.0% was used for certain U.S. plans to reflect the different terms of the related benefit obligations. The discount rate used to measure obligations for non-U.S. plans at December 31, 2010 was 4.97%, reflecting market interest rates. The discount rates in effect at December 31, 2010 will be used to measure net periodic benefit cost during 2011.

The benefit obligation and the periodic cost of other postretirement medical benefits also are measured based on assumed rates of future increase in the per capita cost of covered health care benefits. As of December 31, 2010, the assumed rate of increase for our U.S. plans was 9.1%, decreasing to 5% in 2026 and thereafter. The assumed rate of increase for our Canadian plans, as of December 31, 2010, was 8.5%, decreasing to 5% in 2018 and thereafter. A one percentage point change in the health care cost trend rate assumption would have no significant effect on either the benefit liability or the net periodic cost, due to limits on LyondellBasell N.V.’s maximum contribution level under the medical plan.

The net periodic cost of pension benefits included in expense also is affected by the expected long-term rate of return on plan assets assumption. Investment returns that are recognized currently in net income represent the expected long-term rate of return on plan assets applied to a market-related value of plan assets which, for LyondellBasell N.V., is defined as the market value of assets. The expected rate of return on plan assets is a longer term rate, and is expected to change less frequently than the current assumed discount rate, reflecting long-term market expectations, rather than current fluctuations in market conditions.

The weighted average expected long-term rate of return on U.S. and non-U.S. plan assets of 8% and 6.24%, respectively, is based on the average level of earnings that its independent pension investment advisor had advised could be expected to be earned over time. The expectation is based on an asset allocation that varies by region. The asset allocations are summarized in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010. The actual returns in 2010 for U.S. and non- U.S. plan assets were 15.6% and 8.4%, respectively.

The actual rate of return on plan assets may differ from the expected rate due to the volatility normally experienced in capital markets. Management’s goal is to manage the investments over the long term to achieve optimal returns with an acceptable level of risk and volatility.

Net periodic pension cost recognized each year includes the expected asset earnings, rather than the actual earnings or loss. This unrecognized amount, to the extent it exceeds 10% of the projected benefit obligation for the respective plan, is recognized as additional net periodic benefit cost over the average remaining service period of the participants in each plan.

In May 2010, LyondellBasell N.V. resumed matching contributions under its defined contribution plans (the 401(k) Employee Savings Plans). LyondellBasell AF had temporarily suspended its matching contributions under the Company’s defined contribution plans beginning in March 2009 as a result of the bankruptcy.

Additional information on the key assumptions underlying these benefit costs appears in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010.

Liabilities for Environmental Remediation Costs — Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can be reasonably estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

As of December 31, 2010, LyondellBasell N.V.’s accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $107 million. The liabilities for individual sites range from less than $1 million to $37 million, and remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In the opinion of management, it is reasonably possible that losses in excess of the liabilities recorded for environmental remediation may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require LyondellBasell N.V. to reassess potential exposure related to environmental matters. See Note 21 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010 for further discussion of environmental remediation matters.

Accruals for Taxes Based on Income — The determination of our provision for income taxes and the calculation of our tax benefits and liabilities is subject to management’s estimates and judgments due to the complexity of the tax laws and regulations in the tax jurisdictions in which we operate. Uncertainties exist with respect to interpretation of these complex laws and regulations.

Deferred tax assets and liabilities are determined based on temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.

We recognize future tax benefits to the extent that the realization of these benefits is more likely than not. Our current provision for income taxes was impacted significantly by the initial recognition of valuation allowances related to net deferred assets in certain non-U.S. jurisdictions. Further changes to these valuation allowances may impact our future provision for income taxes, which will include no tax benefit with respect to losses incurred and no tax expense with respect to income generated in these countries until the respective valuation allowance is eliminated.

For further information related to our income taxes, see Note 20 to the Consolidated Financial Statements of LyondellBasell N.V. for the year ended December 31, 2010. See Note 24 to LyondellBasell AF’s Consolidated Financial Statements for the year ended December 31, 2009 for further information related to income taxes in the predecessor periods.

Accounting and Reporting Changes

For a discussion of the potential impact of new accounting pronouncements on our consolidated financial statements, see Note 2 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 3.03. Material Modification to Rights of Security Holders;
Item 5.07. Submission of Matters to a Vote of Security Holders.
          On November 7, 2011, Lyondell Chemical Company (“Lyondell”), a wholly owned subsidiary of LyondellBasell Industries N.V. (the “Company”), accepted for purchase certain of its 8% Senior Secured Dollar Notes due 2017, 8% Senior Secured Euro Notes due 2017, and 11% Senior Secured Notes due 2018 tendered in its previously announced cash tender offer and consent solicitation.
          The tender offer was oversubscribed with respect to each series of Notes; therefore, Lyondell has accepted for purchase tendered Notes on a prorated basis. The following table sets forth the original outstanding principal amount of each series of Notes included in the tender offer, the principal amount of each such series that had been tendered and not withdrawn as of the early tender/consent deadline, the principal amount accepted for purchase for each such series and the approximate proration factor for each such series.

		Aggregate
	Principal	Principal	Aggregate
	Amount	Amount	Principal
	Outstanding	Tendered and	Amount	Approximate
	Held by Non-	Not	Accepted for	Proration
Securities	Affiliates(1)	Withdrawn	Purchase(2)	Factor(2)

8% Dollar Notes due 2017	$1,822,500,000	$1,796,894,000	$1,203,615,000	66.9831%
8% Euro Notes due 2017	€303,750,000	€299,823,930	€199,827,000	66.6481%
11% Notes due 2018	$2,637,342,089	$2,618,963,978	$1,318,672,000	50.3509%

(1)	As of October 20, 2011. The total aggregate principal amount of 8% Dollar Notes, 8% Euro Notes and 11% Notes held by all holders as of October 20, 2011 is $1,822,500,000, €303,750,000 and $3,240,225,105, respectively.

(2)	Reflects the results of rounding upon the terms and conditions described in the Offer to Purchase.
          Additionally, as a result of the receipt of the required consents pursuant to the cash tender offer and consent solicitation, Lyondell and the trustees under the indentures governing the Notes have executed supplemental indentures to amend certain terms included in the indentures. These amendments include the release of all of the collateral securing the Notes and modification of other provisions relating to restrictive covenants, including removal of the exception for certain existing shareholders from the current definition of change of control contained in the indentures, increasing the Company’s capacity to make restricted payments, and modifying and limiting the exceptions in the 8% Notes indenture related to the incurrence of liens.
          The foregoing description of the supplemental indentures does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
4.1	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: November 7, 2011	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description
4.1	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 2, 2011, by and among Lyondell Chemical Company, a Delaware Corporation (the “Issuer”), LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (the “Company”) and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuer, the Company and the other Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an Amended and Restated Indenture (the “Indenture”), dated as of April 30, 2010, providing for the issuance of 8% Senior Secured Dollar Notes due 2017 and the 8% Senior Secured Euro Notes due 2017 (collectively, the “Notes”);
     WHEREAS, the Issuer has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of October 20, 2011 (the “Statement”), with an accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), to the Holders of the Notes in connection of the offer to purchase for cash (the “Tender Offer”) up to $1,470,134,000 in aggregate principal amount of such Notes and the concurrent solicitation of such Holders’ consents (the “Consent Solicitation”) to certain proposed amendments to the Indenture;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture;
     WHEREAS, pursuant to the Statement, the Holders of at least a majority in aggregate principal amount of the Notes outstanding, and with respect to Article III hereof, the Holders of at least 66% in aggregate principal amount of the Notes outstanding, (excluding, in each case, any Notes owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Company) have consented to all of the amendments effected by this First Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Issuer to the Trustee, and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this First Supplemental Indenture have been complied with as of the date hereof; and
     WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Company have been done.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     SECTION 1.02. DEFINITION. When used herein, “Trigger Event” shall mean the occurrence of each of the following events: (1) the 8% Notes Early Payment Date (as such term is defined in the Statement), or if there is no 8% Notes Early Payment Date, the 8% Notes Final Payment Date (as such term is defined in the Statement), and (2) the payment to Holders of Notes the total

1

applicable Consent Payment (as such term is defined in the Statement) payable as of such 8% Notes Early Payment Date, or if there is no 8% Notes Early Payment Date, the 8% Notes Final Payment Date, pursuant to the terms and conditions of the Statement and the Letter of Transmittal.
ARTICLE II
AMENDMENTS TO THE INDENTURE
     SECTION 2.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto, the Indenture is hereby amended as follows:
     (a) The term “Permitted Holders” and the text of the definition thereof in Section 1.01 shall be deleted in its entirety.
     (b) The text of the definition of “Change of Control” in Section 1.01 shall be amended and restated in its entirety as follows:
          “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
     (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company.
     (c) The following new defined term “Leverage Ratio” shall be added to Section 1.01:
“Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness, as defined in clauses 1(a) , 1(b), 1(c) or 1(d) of the definition of “Indebtedness,” of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP), to (ii) Consolidated EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of such calculation. Calculation of the Leverage Ratio shall be made on the same basis, and with the same adjustments, as those described under the definition of “Secured Indebtedness Leverage Ratio.”
     (d) The text of Section 4.04(a)(3) shall be amended and restated in its entirety as follows:
     (3) the aggregate amount of Restricted Payments made after the Release Date (including the Fair Market Value of non-cash amounts constituting Restricted Payments and Restricted Payments permitted by clauses (i), (ii) (vi)(B), (viii), (xii)(B), (xvi) and

2

(xxi) (excluding up to $2.6 billion of dividends paid pursuant thereto) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)) shall not exceed the sum of, without duplication.
     (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period, the “Reference Period”) from October 1, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after October 1, 2011 (other than net cash proceeds to the extent such net cash proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xiv) from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary), plus
     (iii) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash after October 1, 2011 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xiv)), plus
     (iv) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary thereof issued after October 1, 2011 (other than Indebtedness or Disqualified Stock issued to the Company or a Restricted Subsidiary thereof) or 100% of the principal amount of any debt securities of the Company or any Restricted Subsidiary thereof that are convertible into or exchangeable for Capital Stock issued after the Issue Date (other than debt securities issued to the Company or a Restricted Subsidiary thereof) which, in any such case, have been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent entity of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished) after October 1, 2011, plus
     (v) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary after October 1, 2011 from:
     (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases

3

and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of Section 4.04(b) below) or
     (B) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, plus
     (vi) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case subsequent to October 1, 2011, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) of Section 4.04(b) below or constituted a Permitted Investment).
     (e) The following new subsection (xxi) shall be added to text of Section 4.04(b), and the word “and” shall be deleted from the end of subsection (xix) and added the end of subsection (xx):
(xxi) Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such payment), the Company’s Leverage Ratio would not exceed 2.00 to 1.00;
     (f) The text of the proviso in Section 4.04(b) immediately following the new subsection (xxi) added pursuant to clause (e) above shall be amended and restated in its entirety as follows::
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iii), (vi), (vii), (viii), (ix), (x), (xii)(B) and (xxi) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
ARTICLE III
ADDITIONAL AMENDMENTS TO THE INDENTURE
     SECTION 3.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto,
     (a) (1) all Collateral securing the Obligations of the Issuer, the Company and the Guarantors under the Notes, the Guarantees and the Indenture shall be released, and the Trustee and the Collateral Agent are authorized and instructed to execute all releases, termination statements and other documents reasonably requested by the Issuer, the Company and the Guarantors to evidence such release and termination of all Security Documents; and (2) notwithstanding any provision in the Indenture or any

4

Security Document to the contrary, no existing or future asset or property of the Issuer, the Company or any Guarantor shall constitute “Collateral.”
     (b) The text of clause (6)(B) of the definition of “Permitted Liens” in Section 1.01 shall be amended and restated in its entirety as follows:
(B) Liens securing (a) Indebtedness in an aggregate principal amount up to 5% of Consolidated Net Tangible Assets of the Company, (b) Indebtedness so long as the Notes are equally and ratably secured with the holders of any such Indebtedness by the property or assets securing any such Indebtedness pursuant to security and intercreditor arrangements not materially less favorable, in the reasonable judgment of the Company, to the holders of the Notes than the Security Documents, First Lien Intercreditor Agreement and Junior Intercreditor Agreement, each as in effect with respect to the Collateral securing the Notes prior to the release of such Collateral pursuant to the First Supplemental Indenture, with such adjustments as are reasonably necessary to reflect the relevant property or assets securing such Indebtedness and other circumstances in effect at the relevant time, and (c) Liens on ABL Facility Collateral securing the Plan Roll-Up Notes if the Indenture relating to the Plan Roll-Up Notes is not amended to release all Liens on such Collateral in connection with the Tender Offer and the Consent Solicitation,
ARTICLE IV
MISCELLANEOUS
     SECTION 4.01. RATIFICATION OF INDENTURE; FIRST SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4.02. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     SECTION 4.03. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     SECTION 4.04. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 4.05. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 4.06. SEPARABILITY. In case any provision in this First Supplemental Indenture is invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

LYONDELL CHEMICAL COMPANY, as the Issuer
By:
Name:
Title:

LYONDELLBASELL INDUSTRIES N.V., as the Company
By:
Name:
Title:

[Signature Page to Supplemental Indenture for the 8% Notes]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Signature Page to Supplemental Indenture for the 8% Notes — Wilmington Trust, National Association]

Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 2, 2011, by and among Lyondell Chemical Company, a Delaware Corporation (the “Issuer”), LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (the “Company”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuer, the Company and the other Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 30, 2010, providing for the issuance of 11% Senior Secured Notes due 2018 (the “Notes”);
     WHEREAS, the Issuer has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of October 20, 2011 (the “Statement”), with an accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), to the Holders of the Notes in connection of the offer to purchase for cash (the “Tender Offer”) up to $1,318,672,000 in aggregate principal amount of such Notes and the concurrent solicitation of such Holders’ consents (the “Consent Solicitation”) to certain proposed amendments to the Indenture;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture;
     WHEREAS, pursuant to the Statement, the Holders of at least a majority in aggregate principal amount of the Notes outstanding, and with respect to Article III hereof, the Holders of at least 66% in aggregate principal amount of the Notes outstanding, (excluding, in each case, any Notes owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Company) have consented to all of the amendments effected by this First Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Issuer to the Trustee, and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this First Supplemental Indenture have been complied with as of the date hereof; and
     WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Company have been done.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     SECTION 1.02. DEFINITION. When used herein, “Trigger Event” shall mean the occurrence of each of the following events: (1) the 11% Notes Early Payment Date (as such term is defined in the Statement), or if there is no 11% Notes Early Payment Date, the 11% Notes Final Payment Date (as such term is defined in the Statement), and (2) the payment to Holders of Notes the total applicable Consent Payment (as such term is defined in the Statement) payable as of such 11% Notes Early Payment Date, or if there is no 11% Notes Early Payment Date, the 11% Notes Final Payment Date, pursuant to the terms and conditions of the Statement and the Letter of Transmittal.
ARTICLE II
AMENDMENTS TO THE INDENTURE
     SECTION 2.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto, the Indenture is hereby amended as follows:
     (a) The term “Permitted Holders” and the text of the definition thereof in Section 1.01 shall be deleted in its entirety.
     (b) The text of the definition of “Change of Control” in Section 1.01 shall be amended and restated in its entirety as follows:
          “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
     (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company.
     (c) The following new defined term “Leverage Ratio” shall be added to Section 1.01:
“Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness, as defined in clauses 1(a) , 1(b), 1(c) or 1(d) of the definition of “Indebtedness,” of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP), to (ii) Consolidated EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of such calculation. Calculation of the Leverage Ratio shall be made on the same basis, and with the same adjustments, as those described under the definition of “Secured Indebtedness Leverage Ratio.”
     (d) The text of Section 4.04(a)(3) shall be amended and restated in its entirety as follows:
     (3) the aggregate amount of Restricted Payments made after the Issue Date (including the Fair Market Value of non-cash amounts constituting Restricted Payments and Restricted Payments permitted by clauses (i), (ii) (vi)(B), (viii), (xii)(B), (xvi) and

2

(xxi) (excluding up to $2.6 billion of dividends paid pursuant thereto) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)) shall not exceed the sum of, without duplication.
     (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period, the “Reference Period”) from October 1, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after October 1, 2011 (other than net cash proceeds to the extent such net cash proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xiv) from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary), plus
     (iii) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash after October 1, 2011 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xiv)), plus
     (iv) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary thereof issued after October 1, 2011 (other than Indebtedness or Disqualified Stock issued to the Company or a Restricted Subsidiary thereof) or 100% of the principal amount of any debt securities of the Company or any Restricted Subsidiary thereof that are convertible into or exchangeable for Capital Stock issued after the Issue Date (other than debt securities issued to the Company or a Restricted Subsidiary thereof) which, in any such case, have been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent entity of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished) after October 1, 2011, plus
     (v) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary after October 1, 2011 from:
     (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases

3

and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of Section 4.04(b) below) or
     (B) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, plus
     (vi) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case subsequent to October 1, 2011, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) of Section 4.04(b) below or constituted a Permitted Investment).
     (e) The following new subsection (xxi) shall be added to text of Section 4.04(b), and the word “and” shall be deleted from the end of subsection (xix) and added the end of subsection (xx):
(xxi) Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such payment), the Company’s Leverage Ratio would not exceed 2.00 to 1.00;
     (f) The text of the proviso in Section 4.04(b) immediately following the new subsection (xxi) added pursuant to clause (e) above shall be amended and restated in its entirety as follows::
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iii), (vi), (vii), (viii), (ix), (x), (xii)(B) and (xxi) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
ARTICLE III
ADDITIONAL AMENDMENTS TO THE INDENTURE
     SECTION 3.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto,
     (a) (1) all Collateral securing the Obligations of the Issuer, the Company and the Guarantors under the Notes, the Guarantees and the Indenture is hereby released, and the Trustee and the Collateral Agent are authorized and instructed to execute all releases, termination statements and other documents reasonably requested by the Issuer, the Company and the Guarantors to evidence such release and termination of all Security Documents, including the Junior Lien Intercreditor Agreement; and (2)

4

notwithstanding any provision in the Indenture or any Security Document to the contrary, no existing or future asset or property of the Issuer, the Company or any Guarantor shall constitute “Collateral.”
     (b) The text of clause (6)(B) of the definition of “Permitted Liens” in Section 1.01 shall be amended and restated in its entirety as follows:
(B) Liens securing (a) Indebtedness in an aggregate principal amount up to 5% of Consolidated Net Tangible Assets of the Company, or (b) Indebtedness so long as the Notes are secured by the property or assets securing any such Indebtedness pursuant to security and intercreditor arrangements not materially less favorable, in the reasonable judgment of the Company, to the holders of the Notes than the Security Documents and Junior Intercreditor Agreement, each as in effect with respect to the Collateral securing the Notes prior to the release of such Collateral pursuant to the First Supplemental Indenture, with such adjustments as are reasonably necessary to reflect the relevant property or assets securing such Indebtedness and other circumstances in effect at the relevant time,
     (c) The text of Section 11.04(a)(2)(i) shall be amended and restated in its entirety as follows:
(i) First Priority Lien Obligations that are secured by Liens on property or assets of the Issuer or the Company of the type constituting the Collateral and the related Liens are incurred in reliance on clauses (6)(B)(b) or (6)(D) of the definition of Permitted Liens or
ARTICLE IV
MISCELLANEOUS
     SECTION 4.01. RATIFICATION OF INDENTURE; FIRST SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4.02. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     SECTION 4.03. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     SECTION 4.04. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 4.05. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 4.06. SEPARABILITY. In case any provision in this First Supplemental Indenture is invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

LYONDELL CHEMICAL COMPANY, as the Issuer
By:
Name:
Title:

LYONDELLBASELL INDUSTRIES N.V., as the Company
By:
Name:
Title:

[Signature Page to Supplemental Indenture for the 11% Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Signature Page to Supplemental Indenture for the 11% Notes — Wells Fargo Bank, National Association]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 8.01. Other Events.
     On November 4, 2011, LyondellBasell Industries N.V. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $1.0 billion aggregate principal amount of its 6.0% senior notes due 2021 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc. and UniCredit Capital Markets LLC (collectively, the “Initial Purchasers”).
     The Company expects the offering to close on or about November 14, 2011, subject to customary closing conditions. The Company intends to use the net proceeds from the offering of the notes, together with available cash, to pay a special dividend in the aggregate amount of up to approximately $2.6 billion. The notes will be guaranteed on a senior basis by, subject to certain exceptions, each existing and future wholly owned U.S. subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any debt securities issued in the capital markets by the Company or any subsidiary.
     The Company will sell the notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers will then sell the Notes to (i) qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A or (ii) pursuant to Regulation S under the Securities Act. The Company will rely on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
     On November 4, 2011, the Company issued a press release announcing that it had commenced the offering of the notes. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference. Also on November 4, 2011, the Company issued a press release announcing that it had priced the notes. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated November 4, 2011.

99.2	Press Release dated November 4, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: November 9, 2011	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

99.1	Press Release dated November 4, 2011
99.2	Press Release dated November 4, 2011

Exhibit 99.1

NEWS RELEASE

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141
FOR IMMEDIATE RELEASE
LyondellBasell Announces Senior Notes Offering
ROTTERDAM, Netherlands, Nov. 4, 2011 — LyondellBasell Industries N.V. (NYSE: LYB) today announced that it is planning to issue an aggregate principal amount of up to $1.0 billion of senior notes due 2021 (the “notes”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.
LyondellBasell (the “Company”) intends to use the net proceeds from the offering of the notes, together with available cash, to pay a special dividend in the aggregate amount of up to approximately $2.6 billion. The notes are expected to be guaranteed on a senior basis by, subject to certain exceptions, each existing and future wholly owned United States subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any debt securities issued in the capital markets by the Company or any subsidiary.
The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
# # #
LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
SOURCE: LyondellBasell Industries
LyondellBasell Industries
www.lyondellbasell.com

Exhibit 99.2

NEWS RELEASE

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141
FOR IMMEDIATE RELEASE
LyondellBasell Prices $1.0 Billion of Senior Notes Due 2021
ROTTERDAM, Netherlands, Nov. 4, 2011 — LyondellBasell Industries N.V. (NYSE: LYB) today announced that it has priced its previously announced offering of $1.0 billion aggregate principal amount of 6% senior notes due 2021 (the “notes”) at an issue price of 100%. LyondellBasell (the “Company”) expects the offering to close on Nov. 14, 2011, subject to customary closing conditions.
The Company intends to use the net proceeds from the offering of the notes, together with available cash, to pay a special dividend in the aggregate amount of up to approximately $2.6 billion. The notes will be guaranteed on a senior basis by, subject to certain exceptions, each existing and future wholly owned United States subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any debt securities issued in the capital markets by the Company or any subsidiary.
The notes will be issued in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.
The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
# # #
LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward- looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
SOURCE: LyondellBasell Industries
LyondellBasell Industries
www.lyondellbasell.com

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     As previously disclosed, on November 4, 2011, LyondellBasell Industries N.V. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $1.0 billion aggregate principal amount of its 6.0% senior notes due 2021 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc. and UniCredit Capital Markets LLC (collectively, the “Initial Purchasers”). The notes are guaranteed on a senior basis by, subject to certain exceptions, each existing and future wholly owned U.S. subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any debt securities issued in the capital markets by the Company or any subsidiary. The closing of the sale of the notes occurred on November 14, 2011.
     LyondellBasell received net proceeds of approximately $985 million from the offering and intends to use those proceeds, together with available cash, to pay a special dividend in the aggregate amount of up to approximately $2.6 billion.
     The notes were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and were sold by the Initial Purchasers to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.
     The notes are governed by an indenture, dated as of November 14, 2011, among the Company, as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo National Association, as trustee, registrar and paying agent. A copy of the indenture is included in this Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary description of the indenture in this report is qualified in its entirety by reference to Exhibit 4.1.
     The notes will bear interest at a rate of 6.000% per year payable semiannually in arrears in cash on May 15 and November 15 of each year, beginning on May 15, 2012. The notes will mature on November 15, 2021.
     The indenture includes covenants customary for transactions of this type that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur indebtedness, including secured indebtedness and indebtedness of our subsidiaries that are not Guarantors of the notes, enter into certain sale and lease-back transactions or enter into consolidations, mergers or sales of all or substantially all of our assets. Upon a Change of Control Repurchase Event (as defined in the indenture), the holders of the notes may require the Company to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any. The notes are redeemable in whole or in part at any time at the option of the Company at a redemption price, plus accrued and unpaid interest, as specified in the indenture.
     The notes will be the Company’s general unsecured obligations and will rank pari passu in right of payment with all of its existing and future senior unsecured indebtedness and senior in right of payment to any of its future subordinated indebtedness. The notes will rank effectively junior in right of payment to any of its secured indebtedness, including indebtedness under our asset based revolving credit agreement, which is secured principally by a lien on collateral consisting primarily of inventory and receivables, to the extent of the value of the collateral securing such indebtedness. In addition, the notes will be structurally subordinated to all liabilities of our subsidiaries that do not guarantee the notes.
     In connection with the issuance of the notes, on November 14, 2011, the Company, the Guarantors and the Initial Purchasers, entered into a registration rights agreement (the “Registration Rights Agreement”) requiring the Company to file and cause to become effective a registration statement with the Securities and Exchange Commission to register an offer to exchange the notes for registered notes with substantially identical terms (other than restrictions on transfer and provisions for additional interest) within one year of November 14, 2011. A copy of the Registration Rights Agreement is included in this Form 8-K as Exhibit 4.2 and incorporated herein by reference. The summary description of the Registration Rights Agreement in this report is qualified in its entirety by reference to Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

4.1	Indenture, dated as of November 14, 2011, among the Company, as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo National Association, as trustee, registrar and paying agent (including form of 6.000% Senior Note due 2021).

4.2	Registration Rights Agreement, dated as of on November 14, 2011, among the Company, the Guarantors and the Initial Purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: November 17, 2011	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

4.1
Indenture, dated as of November 14, 2011, among the Company, as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo National Association, as trustee, registrar and paying agent (including form of 6.000% Senior Note due 2021).

4.2	Registration Rights Agreement, dated as of on November 14, 2011, among the Company, the Guarantors and the Initial Purchasers.

Exhibit 4.1
EXECUTION VERSION

LYONDELLBASELL INDUSTRIES N.V.
as Company
6.000% Senior Notes due 2021

INDENTURE
Dated as of November 14, 2011

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, Registrar and Paying Agent

v

     INDENTURE dated as of November 14, 2011 among LYONDELLBASELL INDUSTRIES N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (the “Company”), each of the Guarantors named herein, as guarantors, WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee, registrar and paying agent (the “Trustee”).
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of senior notes in a principal amount of $1,000,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2021 issued on the date hereof (the “Initial Notes”).
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01. Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Additional Interest” means all additional interest then owing in respect of a Note pursuant to the Registration Rights Agreement.
     “Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes issued for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 hereof.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar or Paying Agent, including any permitted successors or assigns thereto.

     “Applicable Premium” means, in connection with the optional redemption of any Note, the greater of:
     (x) 1.00% of the then outstanding principal amount of the Note; and
     (y) the excess of: (a) the present value at such redemption date of (i) the principal amount of the Note at maturity plus (ii) all required interest payments due on the Note through maturity (excluding accrued but unpaid interest but including additional interest, if any), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the outstanding principal amount of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
     “Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
     “Board of Directors” means, as to any Person, the board of directors, the supervisory board and/or the management board (as the context requires with respect to the Company), or the equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner of such Person or manager) or any duly authorized committee thereof.
     “Broker-Dealer” means any broker or dealer registered under the Exchange Act.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City or The Netherlands are authorized or required by law or executive order to close.
     “Capital Markets Debt” means any debt securities (other than a Qualified Receivables Financing) issued in the capital markets by the Company or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock or shares;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
     (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of the imposition of a holding company, or the reincorporation of the Company in another jurisdiction, so long as the beneficial owners of the Voting Stock of the Company immediately prior to such transaction hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.
     “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
     “Clearstream” means Clearstream Banking S.A.
     “Company Order” means a written request or order signed on behalf of the Company by an Officer of the Company, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and delivered to the Trustee.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Consolidated EBITDA” means, in respect of any Person for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of such Person and its Subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.
     “Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided, that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.07(c) hereof, substantially in the form of Exhibit A hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means DTC as depositary for the Notes, and its successors in such capacity.
     “Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
     “DTC” means The Depository Trust Company, its nominees and successors.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.07(f) hereof.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary, (iv) any Wholly Owned Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (v) any Domestic Subsidiary of the Company as of the Issue Date or at any time thereafter meeting the following conditions that has been designated by the Company as an Excluded Subsidiary in writing to the Trustee (which designation may be rescinded by granting a Guarantee in accordance with the requirements of this Indenture): (a) the Total Assets of such Domestic Subsidiary determined as of the end of the fiscal year of the Company most recently ended for which financial statements are required to be delivered under this Indenture does not exceed $25.0 million or (b) the Consolidated EBITDA of such Domestic Subsidiary does not exceed $25.0 million, for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to this Indenture; provided that, at any time or from time to time after the Issue Date, Domestic Subsidiaries (other than a Special Purpose Subsidiary) shall not be designated as Excluded Subsidiaries to the extent that such Domestic Subsidiaries under this clause (v) would represent, in the aggregate, (a) 5% or more of Total Assets of the Company at the end of the most recently ended fiscal year of the Company or (b) 5% or more of the Consolidated EBITDA of the Company for the most recently ended fiscal year, in each case, based upon the most recent financial statements required to be delivered pursuant to this Indenture; provided, further, that, if the most recent financial statements required to be delivered pursuant to this Indenture for any fiscal quarter occurring after the Issue Date indicate that, by reason of subsequent changes following the designation of any one or more Subsidiaries as an Excluded Subsidiary or Excluded Subsidiaries, the foregoing requirements of this definition would not be complied with (other than as a result of an impairment charge), individually or in the aggregate, then the Company shall use commercially reasonable efforts to promptly (but in any event within 180 days after the date the financial statements are required), rescind such designations as are necessary, and provide such guarantees as are necessary, so as to comply with the requirements of this

Indenture. Any uncured Default shall not occur until the expiration of such 180 days provided such efforts are used.
     “Existing 8% Notes” means Lyondell Chemical Company’s U.S. Dollar-denominated 8% Senior Secured Notes due 2017 outstanding on the Issue Date and its Euro-denominated 8% Senior Secured Notes due 2017 outstanding on the Issue Date.
     “Existing 11% Notes” means Lyondell Chemical Company’s 11% Senior Secured Notes due 2018 outstanding on the Issue Date.
     “Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in this Indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. The Company shall give notice of any such election to the Trustee.
     “Global Note Legend” means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as the case may be, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) hereof.
     “Government Obligations” means securities that are:
     (1) direct Obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
     (2) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government Obligations or a specific payment of principal of or interest on any such U.S. government Obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government Obligations or the specific payment of principal of or interest on the U.S. government Obligations evidenced by such depository receipt.
     “guarantee” means any Obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness or other Obligation of any other Person. The term “guarantee” used as a verb has a corresponding meaning.
     “holder” means the Person in whose name a Note is registered on the Registrar’s books.
     “Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
     “Indenture” means this Indenture as amended, supplemented, modified, extended, restructured, renewed or restated in whole or in part from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., UniCredit Capital Markets LLC, and Wells Fargo Securities, LLC.
     “Interest Payment Date” has the meaning set forth in Exhibit A hereto.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
     “Issue Date” means November 14, 2011.
     “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which the Company or a Subsidiary has a direct or indirect equity or similar interest.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include (i) any Exchange Notes and (ii) any Additional Notes that may be issued under a supplemental indenture. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to the Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.
     “Offering Memorandum” means the confidential offering memorandum dated November 4, 2011 relating to the issuance of the Initial Notes under this Indenture.
     “Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Financial Director or the Secretary or Assistant Secretary of any Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity. Notwithstanding the foregoing, with respect to the Company, “Officer” means any member of the Management Board of the Company and any person who has been appointed an attorney-in-fact by a resolution of the Management Board of the Company so long as the power of attorney granted by such resolution remains in effect.
     “Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in this indenture.
     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or to the Trustee. Counsel giving any Opinion of

Counsel shall be entitled to rely on an Officer’s Certificate as to any factual matters relevant to such opinion.
     “Participants” means with respect to the Notes, institutions that have accounts with DTC or its nominee.
     “Paying Agent” means initially Wells Fargo Bank, National Association and any additional paying agent appointed hereunder.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
     “Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.
     “Qualified Non-Recourse Debt” means indebtedness that (1) is (a) Incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Company and any Guarantor and (3) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.
     “Qualified Non-Recourse Subsidiary” means (1) a Subsidiary that is not a Guarantor and that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Subsidiary of a Qualified Non-Recourse Subsidiary.
     “Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Company and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole.
     “Rating Agency” means (1) S&P, (2) Moody’s, or (3) if either of S&P or Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.
     “Ratings Event” means at any time from or after the occurrence of a Change of Control and until the earlier to occur of (x) 60 days after the later of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (y) both Rating Agencies publicly reaffirming an Investment Grade Rating on the Notes following such Change of Control, the Notes have a below Investment Grade Rating by either Rating Agency.
     “Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
     “Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary makes an investment and to which the Company or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:
     (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (b) with which neither the Company nor any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

     (c) to which neither the Company nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
     “Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means May 1 and November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.
     “Registrar” has the meaning provided in Section 2.04.
     “Registration Rights Agreement” means the Registration Rights Agreement relating to the Notes dated as of November 14, 2011 among the Company and the Initial Purchasers.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule).

     “Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor rule).
     “Rule 903” means Rule 903 promulgated under the Securities Act (or any successor rule).
     “Rule 904” means Rule 904 promulgated under the Securities Act (or any successor rule).
     “S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
     “Sale and Lease-Back Transaction” means the leasing by the Company or any Subsidiary of any asset, whether owned at the date of this Indenture or acquired after the date of this Indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such property.
     “SEC” means the Securities and Exchange Commission or any successor agency or commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).
     “Special Purpose Subsidiary” means any Subsidiary whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.
     “Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Qualified Receivables Financing.
     “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or (3) with respect to the Company, for so long as the Company or any of its Subsidiaries, individually or in the aggregate, has at least a 50% ownership interest in Lyondell Bayer Manufacturing Maasvlakle VOF, Lyondell Bayer Manufacturing Maasvlakle VOF. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Company.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.
     “Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance sheet required to be delivered pursuant to Section 4.02.
     “Treasury Rate” means, in connection with the calculation of any Applicable Premium with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Note being prepaid. If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

     “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
     “U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Wholly Owned Domestic Subsidiary” is any Wholly Owned Subsidiary that is a Domestic Subsidiary.
     “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by others in Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
     Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.11(a)
“Additional Guarantee”	4.08(a)
“Authorized Agent”	11.10
“Authentication Order”	2.03
“Bankruptcy Law”	6.01(g)
“Change in Tax Law”	3.09
“Change of Control Offer”	4.06(b)
“Company”	Preamble
“covenant defeasance option”	8.01(b)
“disposed group”	5.01(d)
“Custodian”	6.01(g)
“EU Savings Tax Directive”	4.11(b)(vii)
“EU-Swiss Savings Tax Agreement”	4.11(b)(vii)
“Event of Default”	6.01
“Guarantee”	10.01
“Guaranteed Obligations”	10.01

Term	Defined in Section
“Guarantor”	10.01
“incorporated provision”	11.01
“indebtedness”	4.03(a)
“Initial Notes”	Preamble
“legal defeasance option”	8.01(b)
“mortgage”	4.03(a)
“Non-Guarantor Subsidiary Debt”	4.04(a)
“Notice of Default”	6.01(c)
“Paying Agent”	2.04
“Payor”	4.11(a)
“property”	4.03(a)
“protected purchaser”	2.08
“Registrar”	2.04
“Relevant Taxing Jurisdiction”	4.11(a)
“Specified Courts”	11.10
“Successor Guarantor”	5.01(c)(i)
“Tax Redemption Date”	3.09
“Taxes”	4.11(a)
“Trustee”	Preamble
     Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Notes and any Guarantee.
     “obligor” on the indenture securities means the Company and each Guarantor and any other obligor on the Notes.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.04. Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;

     (d) “including” means including without limitation;
     (e) words in the singular include the plural and words in the plural include the singular;
     (f) unsecured indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
     (i) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and
     (j) whenever in this Indenture or the Notes there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest and Additional Amounts, to the extent that, in such context, Additional Interest is, or Additional Amounts are, were or would be payable in respect thereof.
ARTICLE 2
The Notes
     Section 2.01. Amount of Notes; Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $1,000,000,000.
     The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.06 hereof. The Notes shall not be redeemable, other than as provided in Article 3.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     Additional Notes ranking pari passu with the Initial Notes may be created and issued under this Indenture from time to time by the Company without notice to or consent of the holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes other than the initial payment date; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with this Indenture. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any Additional Notes subsequently issued under this Indenture shall be issued with the same CUSIP number as the Initial Notes only if, for U.S. federal income tax purposes, such Additional Notes are part of the same “issue” or such Additional Notes are not issued with more than a de minimis amount of original issue discount. Unless the context otherwise requires, for all purposes of this Indenture, references to the Notes include any Additional Notes actually issued.
     Section 2.02. Form and Dating.
     (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Registrar or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.07 hereof.
     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
     Section 2.03. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Notes in accordance with this Section 2.03. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     On the Issue Date, the Trustee shall, upon receipt of a Company Order (an “Authentication Order”) and an Officer’s Certificate, authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel conforming with Section 314(c) of the TIA and the terms hereof, authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.
     The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with holders or an Affiliate of the Company. The Trustee hereby appoints Wells Fargo Bank, National Association as authenticating agent for the Notes and Wells Fargo Bank, National Association accepts such appointment.
     Section 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Paying Agent shall not be the Company or an Affiliate of the Company. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes Wells Fargo Bank, National Association, as Paying Agent, and any additional paying agent and the term “Registrar” includes Wells Fargo Bank, National Association, as Registrar, and any co-registrar. The Company may change the Paying Agent or Registrar without notice to any holder.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.
     The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign upon 30 days prior written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
     Section 2.05. Paying Agent to Hold Money in Trust. With respect to any Notes, prior to 10:00 a.m. New York City time, on each due date of the principal of and interest on any Note, the Company shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.
     Section 2.07. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.07, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 120 days, or (B) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (A) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.07 or Section 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) above and pursuant to Section 2.07(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes representing Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes and any Regulation S Global Note (during the Restricted Period) shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and as set forth in an Officer’s Certificate, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or
     (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subpargraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subpargraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subpargraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.07(a) hereof and receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;
     (C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the

Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;
     (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and the Registrar shall mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A) of Section 2.07(a) hereof and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;
and, in each such case set forth in this subpargraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.07(a) hereof and satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1(1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof; or

     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee and/or Registrar shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(c)4 thereof; or
     (2) if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;
and, in each such case set forth in this subpargraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subpargraphs in this Section 2.07(d)(ii), the Trustee and/or Registrar shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee and/or Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subpargraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 above hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item 3 thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or
     (2) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;
and, in each such case set forth in this subpargraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order and Officer’s Certificate and Opinion of Counsel conforming with Section 314(c) of the TIA in accordance with Section 2.03 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and the Registrar shall mail to the Persons designated by the holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.
     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
     (i) Private Placement Legend.
     (A) Except as permitted by subpargraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     “THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM OR PRIOR TO ONE YEAR AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THE NOTES AND THREE MONTHS AFTER THE HOLDER HEREOF CEASES TO BE AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT). EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:
     (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:
     (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND/OR OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS),
     (ii) TO THE ISSUER, OR
     (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT,
AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND
     (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
     EACH HOLDER OF THIS SECURITY AGREES, BY VIRTUE OF ITS ACQUISITION HEREOF, THAT WITH RESPECT TO ANY OFFER OR TRANSFER OF SUCH SECURITY WITHIN ONE YEAR OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY OR, IF THE HOLDER HEREOF WAS AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE OFFER OR TRANSFER (OR SUCH LATER DATE REFERRED TO ABOVE), IT WILL FURNISH TO THE COMPANY AND THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH RESALE OR TRANSFER IS MADE IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS ON TRANSFER.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend and the Private Placement Legend may be removed from the Regulation S Global Notes upon completion of the Restricted Period.
     (ii) Global Note Legend. Each Global Note representing Notes shall bear a legend in substantially the following form:

     “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee and/or Registrar in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 hereof or at the Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.08, 3.09, 4.06, and 9.05 hereof).
     (iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.04 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.09 hereof, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and the Registrar shall mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
     (viii) At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and the Registrar shall mail, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Section 2.03 hereof.
     (ix) All certifications, certificates, Officer’s Certificates and Opinions of Counsel required to be submitted to the Registrar and/or Trustee pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.
     (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
     (xi) Any request to the Trustee shall be in writing and may be transmitted electronically.
     Section 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the

Company and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
     Every replacement Note is an additional Obligation of the Company.
     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
     Section 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Trustee and/or Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.
     If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
     Section 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee and/or Registrar for cancellation. The Trustee and/or Registrar and each Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Trustee and/or Registrar and each Paying Agent shall give written notice to the Trustee of any Notes delivered to them and cancelled. Subject to Section 2.08, the Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee and/or Registrar for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture. However, if the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.
     Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
     Section 2.12. CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers and ISINs.
     Section 2.13. Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.06 of this Indenture. Any such calculation made pursuant to this Section 2.13 shall be made by the Company and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3
Redemption
     Section 3.01. Optional Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the forms of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.
     Section 3.02. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
     Section 3.03. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 5 of the Note, it shall notify the Trustee, Registrar and each Paying Agent in writing of (a) the Section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 45 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 5 of the Note, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein, as well as such notice required to be delivered under Section 3.05 below. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any holder and shall thereby be void and of no effect.
     Section 3.04. Selection of Notes to be Redeemed. Selection of Notes for redemption will be made by the Trustee on a pro rata basis by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption or otherwise in accordance with the procedures of the Depository to the extent practicable; provided that no Notes of $200,000 principal amount or less shall be redeemed in part.
     If less than all the Notes are to be redeemed at any time in connection with an optional redemption, the Trustee will select Notes for redemption as follows:
     (i) if the Notes to be redeemed are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

     (ii) if the Notes to be redeemed are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption.
     Section 3.05. Notice of Optional Redemption.
     (a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 5 of the Note, the Company shall mail or cause to be mailed by first-class mail a notice of redemption to each holder whose Notes are to be redeemed. The Company may provide in any such notice that payment of the redemption price or performance of its obligations with respect to the redemption or purchase may be performed by another Person.
     Any such notice shall identify the Notes to be redeemed and shall state:
     (i) the redemption date, and any conditions precedent to such date;
     (ii) the redemption price and the amount of accrued interest to the redemption date;
     (iii) the name and address of the Paying Agent;
     (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;
     (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
     (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
     (viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.
     (b) At the Company’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee, Registrar and each Paying Agent with the information required by this Section at least one Business Day prior to the date such notice is to be provided to holders in the final form such notice is to be delivered to holders and such notice may not be canceled.
     Section 3.06. Effect of Notice of Redemption.
     (a) Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.
     (b) Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.
     Section 3.07. Deposit of Redemption Price. With respect to any Notes, prior to 11:00 a.m. New York City time, on each due date, the Company shall deposit with the Paying Agent U.S. Legal Tender funds sufficient to pay the principal of, plus accrued and unpaid interest and Additional Interest (if any) on, the Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as Obligations to the Trustee pursuant to Article 7.
     Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.
     Section 3.08. Notes Redeemed in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the holder at the expense of the Company a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due and payable on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the redemption price on such date, interest ceases to accrue on the Notes or portions thereof called for such redemption so long as the Company has deposited with the Paying Agent, on or before the date fixed for redemption, funds sufficient to pay the redemption price, plus accrued and unpaid interest and Additional Interest, if any and Additional Amounts, if any, with respect to the Notes to be redeemed.
     Section 3.09. Redemption for Taxation Reasons. The Company may redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Company or any Guarantor determines in good faith that, as a result of:
     (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or
     (b) any change in, or amendment to, an official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice) of a Relevant Taxing Jurisdiction,
(each of the foregoing in clauses (a) and (b), a “Change in Tax Law”), the Company or any Guarantor is, or on the next Interest Payment Date in respect of the Notes would be, required to pay any Additional Amounts or indemnification payments as described in Section 4.11, and such obligation cannot be avoided by taking reasonable measures available to the Company or Guarantor (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of the Offering Memorandum, such Change in Tax Law must become effective on or after the date of the Offering Memorandum.
     In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Offering Memorandum, such Change in Tax Law must become effective on or after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the predecessor of the successor company under Article 5.

     No such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Company or any Guarantor would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee:
     (i) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts or indemnification payments by taking reasonable measures available to it; and
     (ii) a written opinion of an independent tax counsel of recognized standing to the effect that the Company or any Guarantor has or have been or will become obligated to pay Additional Amounts or indemnification payments as a result of a Change in Tax Law.
     The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.
     Section 3.10. Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
Covenants
     Section 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m. Eastern time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.
     The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
     Section 4.02. Reports and Other Information.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),
     (i) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
     (ii) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
     (iii) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and
     (iv) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, the Company will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
     (b) The Company will make such information available to prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) Notwithstanding the foregoing, (i) the Company will be deemed to have furnished such reports referred to above to the Trustee and holders if the Company has filed such reports with the Commission via the EDGAR filing system or if the Company is not subject to reporting under Section 13 or 15(d) of the Exchange Act and are not permitted to file such reports with the Commission, if the Company posts such reports on its publicly-available website and (ii) at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will not be deemed to have failed to comply with any of its obligations under this section until 30 days after the date any report hereunder is due.
     (d) Reports by the Company or Guarantors delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 4.03. Restrictions on Secured Debt.
     (a) The Company will not, nor will it permit any Subsidiary to, create, Incur, issue, assume or guarantee any indebtedness for borrowed money (hereinafter called “indebtedness”) secured by a mortgage, security interest, pledge or lien (hereinafter called “mortgage”) of or upon any of their property or assets (hereinafter called “property”), whether such property is owned at the date of this Indenture or hereafter acquired, without in any such case making or causing to be made effective provision (and the Company covenants that in any such case it shall make or cause to be made effective provision) whereby the Notes (together with, if the Company shall so determine, any other indebtedness created, Incurred, issued, assumed or guaranteed by the Company or any Subsidiary then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of the Company, prior to) such indebtedness, so long as such indebtedness shall be so secured.
     (b) The provisions of Section 4.03(a) shall not, however, apply to any indebtedness secured by any one or more of the following:
     (i) mortgages of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or indebtedness acquired by, the Company or any Subsidiary after the date of this Indenture (A) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or indebtedness upon the acquisition thereof by the Company or any Subsidiary, or (B) to secure any indebtedness issued, assumed or guaranteed by the Company or any Subsidiary prior to, at the time of, or within one year after (1) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock or indebtedness, the acquisition of such shares of Capital Stock or indebtedness, which indebtedness is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or indebtedness and, in the case of property, the cost of construction thereof or improvements thereon;
     (ii) mortgages of or upon any property, shares of Capital Stock or indebtedness existing at the time of acquisition thereof by the Company or any Subsidiary;
     (iii) mortgages of or upon any property of a corporation existing at the time such corporation is merged with or into or consolidated with the Company or any Subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to the Company or any Subsidiary;
     (iv) mortgages of or upon (A) any property of, or shares of Capital Stock or indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (B) any shares of capital stock or indebtedness of a Joint Venture;
     (v) mortgages to secure indebtedness of any Subsidiary to the Company or to another Subsidiary;
     (vi) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness Incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or indebtedness subject to such mortgages, or the cost of constructing or improving the property subject to such mortgages (including, without limitation, mortgages Incurred in connection with pollution control, industrial revenue or similar financings);
     (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage existing at the date of this Indenture or any mortgage referred to in the foregoing clauses (i) through (vi), inclusive; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or indebtedness which was subject to the mortgage so extended, renewed or replaced; and
     (viii) mortgages on accounts receivables and related assets of the Company and its Subsidiaries pursuant to Qualified Receivables Financing entered into in the ordinary course of their respective businesses.

     (c) Notwithstanding the provisions of Section 4.03(a), the Company or any Subsidiary may, without equally and ratably securing the Notes, issue, assume or guarantee indebtedness secured by a mortgage not excepted by clauses (i) through (viii) of Section 4.03(b), if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the aggregate amount of all such indebtedness secured by mortgages which would otherwise be subject to such restriction (other than any indebtedness secured by mortgages permitted as described in clauses (i) through (viii) of Section 4.03(b)) plus the aggregate amount (without duplication) of (x) all Non-Guarantor Subsidiary Debt (other than Non-Guarantor Subsidiary Debt described in clauses (i) through (vii) of Section 4.04(b)) and (y) all Attributable Debt of the Company and any of its Subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (i) and (ii) of Section 4.05(a)) does not exceed 15% of Consolidated Net Tangible Assets of the Company.
     Section 4.04. Restrictions on Subsidiary Debt.
     (a) The Company will not permit any of its Subsidiaries that is not a Guarantor to create, assume, Incur, issue, or guarantee any indebtedness for borrowed money (any indebtedness of a non-Guarantor Subsidiary, “Non-Guarantor Subsidiary Debt”), without guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.
     (b) The provisions of Section 4.04(a) shall not apply to, and there shall be excluded from indebtedness in any computation under such restriction, Non-Guarantor Subsidiary Debt constituting:
     (i) indebtedness of a Person existing at the time such Person is merged into or consolidated with any Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary and is assumed by such Subsidiary; provided that any indebtedness was not Incurred in contemplation thereof and is not guaranteed by any other Subsidiary;
     (ii) indebtedness of a Person existing at the time such Person becomes a Subsidiary; provided that any indebtedness was not Incurred in contemplation thereof;
     (iii) indebtedness owed to the Company or any other Subsidiary;
     (iv) indebtedness of such Subsidiary secured by liens on assets of such Subsidiary permitted under any of clauses (i) and (vi) of Section 4.03(b);

     (v) indebtedness outstanding on the date of this Indenture or any extension, renewal, replacement or refunding of any indebtedness existing on the date of this Indenture or referred to in clauses (i), (ii), (iii) or (iv) of this Section 4.04(b) (other than any indebtedness under the Existing 11% Notes or the Existing 8% Notes, the refinancing of which may not be Incurred or guaranteed by any Subsidiary that is not a Guarantor pursuant to this clause); provided that the principal amount of the indebtedness shall not exceed the principal amount of indebtedness plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;
     (vi) indebtedness in respect of a Qualified Receivables Financing; and
     (vii) indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of indebtedness Incurred under this clause (vii), when aggregated with the principal amount of all other indebtedness then outstanding and Incurred pursuant to this clause (vii), does not exceed $200 million at any one time outstanding.
     (c) Notwithstanding the restrictions described above, the Company and any of its Subsidiaries may create, Incur, issue, assume or guarantee Non-Guarantor Subsidiary Debt, without guaranteeing the Notes, if at the time of such creation, Incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the aggregate amount of all such Non-Guarantor Subsidiary Debt which would otherwise be subject to such restrictions (other than Non-Guarantor Subsidiary Debt which is described in clauses (i) through (vii) of Section 4.04(b)) plus the aggregate amount (without duplication) of (x) all indebtedness secured by mortgages (not including any such indebtedness secured by mortgages described in clauses (i) through (viii) of Section 4.03(b)) and (y) all Attributable Debt of the Company and any of its Subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (i) and (ii) of Section 4.05(a)) does not exceed 15% of Consolidated Net Tangible Assets of the Company.
     Section 4.05. Restrictions on Sale and Lease-Back Transactions.
     (a) The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any of their assets unless,
     (i) the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (i) or (vi) of Section 4.03(b), without equally and ratably securing the Notes, to create, issue, assume or guarantee indebtedness secured by a mortgage on such property; or
     (ii) the Company or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such property or (y) the fair market value (as determined by the Board of Directors of the Company) of such property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of indebtedness Incurred or assumed by the Company or any Subsidiary (other than indebtedness owned by the Company or any Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or
     (iii) the Attributable Debt of the Company and its Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (i) and (ii) of this Section 4.05(a)), plus the aggregate principal amount (without duplication) of (x) indebtedness secured by mortgages then outstanding (not including any such indebtedness secured by mortgages described in clauses (i) through (viii) of Section 4.03(b)) which do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other indebtedness secured thereby) and (y) Non-Guarantor Subsidiary Debt (with the exception of Non-Guarantor Subsidiary Debt which is described in clauses (i) through (vii) of Section 4.04(b)), would not exceed 15% of Consolidated Net Tangible Assets of the Company.
     Section 4.06. Change of Control.
     (a) Upon the occurrence of a Change of Control Repurchase Event, each holder will have the right to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Company has previously or concurrently elected to redeem Notes pursuant to Article 3.
     (b) Within 30 days following any Change of Control Repurchase Event, except to the extent that the Company has exercised its right to redeem the Notes by delivery of a notice of redemption pursuant to Article 3, the Company shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

     (i) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Company to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of holders of record on a Record Date to receive interest on the relevant Interest Payment Date);
     (ii) the circumstances and relevant facts and financial information regarding such Change of Control Repurchase Event;
     (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (iv) the instructions determined by the Company, consistent with this Section 4.06, that a holder must follow in order to have its Notes purchased.
     (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
     (d) On the repurchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the holders entitled thereto.
     (e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
     (f) Notwithstanding the foregoing provisions of this Section 4.06, the Company shall not be required to make a Change of Control Offer upon the consummation of a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

     (g) Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.
     (h) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.
     (i) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
     (j) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.
     Section 4.07. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2011, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.07, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.
     Section 4.08. Future Subsidiary Guarantors.
     (a) The Company will cause each Wholly Owned Domestic Subsidiary of the Company that has not become a Guarantor on the Issue Date, other than, at the election of the Company, an Excluded Subsidiary, that is an issuer or co-issuer in respect of, or guarantees any, Capital Markets Debt to execute and deliver to the Trustee a supplemental indenture joining each such Subsidiary of the Company to this Indenture substantially in the form of Exhibit D hereto, pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and subject to the same conditions and limitations as those described under Article 10 in this Indenture (each such guarantee of the Notes, an “Additional Guarantee”). In addition, the Company may cause other Subsidiaries to guarantee the Notes at its option.
     (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Additional Guarantee of the Notes by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged in the circumstances described under Section 10.02 hereof. Any Additional Guarantee shall be considered a “Guarantee” as described in Section 10.01 and any such Subsidiary providing such Additional Guarantee shall be considered a “Guarantor” as described in Section 10.01.
     Section 4.09. Maintenance of Office or Agency.
     (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.02.
     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     (c) The Company hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Company in accordance with Section 2.04.
     Section 4.10. Maintenance of Insurance. The Company shall maintain with reputable insurance companies, insurance with respect to its assets, properties and business against loss or damage to the extent available on commercially reasonable terms of the kinds customarily insured against by Persons of similar size engaged in the same or similar industry, of such types and in such amounts (after giving effect to any self-insurance (including captive industry insurance) reasonable and customary for similarly situated Persons of similar size engaged in the same or similar businesses as the Company and its Subsidiaries) as are customarily carried under similar circumstances (including flood insurance) by such other Persons to the extent available to the Company and the Subsidiaries on commercially reasonable terms.
     Section 4.11. Additional Amounts.
     (a) All payments made under or with respect to the Notes by (i) the Company or (ii) any Guarantor or any entity that becomes a successor of the Company that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia as a result of a merger or other transaction permitted by Section 5.01 (each such person, a “Payor”) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Payor is organized, resident or doing business for tax purposes or from or through which any Payor makes any payment on the Notes or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct Taxes by law. If a Payor is required by law to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Payor, subject to the exceptions listed below, will pay additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by each holder of the Notes after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted.
     (b) A Payor will not, however, pay Additional Amounts to a holder or beneficial owner of Notes:
     (i) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the holder’s or beneficial owner’s present or former connection with the Relevant Taxing Jurisdiction or but for any such connection on the part of a partner, beneficiary, settlor or shareholder of such a holder or beneficial owner (other than any connection resulting from the acquisition, ownership, holding or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes);
     (ii) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the holder or beneficial owner of Notes, following the Payor’s written request addressed to the holder at least 30 days prior to the date upon which such compliance would be required, to the extent such holder or beneficial owner is legally eligible to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);
     (iii) with respect to any estate, inheritance, gift, sales, personal property or any similar Taxes;
     (iv) with respect to any Taxes, which are payable otherwise than by withholding from payments of principal of or interest on the Notes;
     (v) if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or sole beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole beneficial owner);
     (vi) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
     (vii) with respect to any withholding or deduction that is imposed on a payment to a beneficial owner within the meaning of and that is required to be made pursuant to the European Council Directive 2003/48/EC on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003 or any law or other government regulation implementing or complying with, or introduced in order to conform to such directive (the “EU Savings Tax Directive”) or is required to be made pursuant to the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive (the “EU-Swiss Savings Tax Agreement”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement;
     (viii) to the extent of any Taxes imposed by the United States or any political subdivision thereof or tax authority therein; or

     (ix) any combination of items (i) through (viii).
     (c) The Payor will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Payor, such other documentation that provides reasonable evidence of such payment by the Payor.
     (d) At least 30 calendar days prior to each date on which any payment under or with respect to a Note is due and payable if the Payor will be obligated to pay Additional Amounts with respect to such payments (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly due thereafter), the Payor will deliver to the Trustee, the Registrar and each Paying Agent an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable each Paying Agent to pay such Additional Amounts to the holders on the payment date. The Payor will promptly publish a notice stating that such Additional Amounts will be payable and describing the obligation to pay such Additional Amounts. The Company will pay to the Trustee or the Paying Agent such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall promptly provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the holders upon request. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished to them pursuant to this Section 4.11.
     The Payor will indemnify and hold harmless the holders of Notes, and, upon written request of any holder of Notes, reimburse such holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such holder in connection with payments made under or with respect to the Notes held by such holder; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the holder of the Notes would not have been entitled to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (ix) of subsection (b) above or to the extent such holder received Additional Amounts with respect to such payments. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note or any Guarantee, such reference includes the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.
     The foregoing obligations of this Section 4.11 will survive any termination, defeasance or discharge of this Indenture and the removal or resignation of the Trustee and the Agents and will apply mutatis mutandis to any successor Person, to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.
ARTICLE 5
Successor Company
     Section 5.01. When Company May Merge or Transfer Assets.
     (a) The Company may consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of its property and assets if:
     (i) the corporation formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets is a corporation organized and existing under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece);
     (ii) the corporation formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, agrees to pay the principal of, and any premium and interest on, the Notes, perform and observe all covenants and conditions of this Indenture by executing and delivering to the Trustee a supplemental indenture and assumes all of the Company’s obligations under the Registration Rights Agreement; and
     (iii) immediately after giving effect to such transaction and treating indebtedness for borrowed money which becomes the Company’s obligation or an obligation of a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.
     (b) If, upon any such consolidation or merger, or upon any such lease, sale or transfer of any of the Company’s assets or any shares of Capital Stock or indebtedness of any Subsidiary, owned immediately prior to the transaction, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation or party (other than any mortgage, security interest, pledge or lien permitted by this Indenture), the Company, prior to such consolidation, merger, lease, sale or transfer, will, by executing and delivering to the Trustee a supplemental indenture, secure the due and punctual payment of the principal of, and any premium and interest on, the Notes (together with, if the Company decides, any other indebtedness of, or guaranteed by, the Company or any Subsidiary then existing or thereafter created) equally and proportionately with (or, at the Company’s option, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien.
     (c) No Guarantor will, and the Company will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
     (i) either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture pursuant to documents or instruments in form required by this Indenture, or (B) such sale or disposition or consolidation, amalgamation or merger is a disposition of such Guarantor such that it will no longer be a Subsidiary and is not in violation of this Indenture; and
     (ii) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
     Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such

Guarantor under this Indenture and such Guarantor’s Obligations in respect of the Notes, and such Guarantor will automatically be released and discharged from its Obligations under this Indenture and such Guarantor’s Obligations in respect of the Notes. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of indebtedness of the Guarantor is not increased thereby and (2) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Company or may convert its legal form under the laws of reorganization in its jurisdiction.
     In addition, notwithstanding the foregoing, any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Company or any Guarantor.
     (d) Notwithstanding and without compliance with Section 5.01(a) and Section 5.01(c), the Company shall be permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the Capital Stock or all or part of the assets of any Subsidiary, division or line of business or group of such Subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated Consolidated EBITDA that was less than 40% of the Consolidated EBITDA of the Company in (A) the most recently completed four quarters for which financial statements are required to be delivered pursuant to this Indenture and (B) each of the last three completed fiscal years of the Company for which financial statements are required to be delivered pursuant to this Indenture and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of the Company and its Subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements are required to be delivered pursuant to this Indenture; provided that such disposition otherwise complies with this Indenture. Any such disposition shall also not be deemed a Change of Control pursuant to clause (1) of the definition thereof.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs with respect to Notes if:
     (a) there is a failure to pay interest upon the Notes that continues for a period of 30 days after payment is due;
     (b) there is a failure to pay the principal or premium, if any, on the Notes when due upon maturity, redemption, acceleration or otherwise;

     (c) there is a failure to comply with any of the Company’s or any Subsidiary’s other agreements contained in this Indenture applicable to the Notes or the Guarantees (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), for a period of 90 days after written notice to the Company of such failure from the Trustee (or to the Company and the Trustee from the holders of at least 25% of the principal amount of the Notes then outstanding) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) there is a failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any indebtedness (other than indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default, in each case, if the total amount of such indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent;
     (e) the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its obligations under this Indenture and such Default continues for 10 days;
     (f) either the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary insolvency proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against either the Company or any Significant Subsidiary of the Company in an involuntary case;

     (ii) appoints a Custodian of either the Company or any Significant Subsidiary of the Company or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of either the Company or any Significant Subsidiary of the Company;
     (iv) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary of the Company;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     The Company shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or propose to take with respect thereto.
     Section 6.02. Acceleration; Recission. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or 6.01(g) hereof with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or 6.01(g) with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
     After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07, (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(f) or 6.01(g), the Trustee shall have received an Officer’s Certificate to the effect that such Event of Default has been cured or waived and (vi) in the event of any Event of Default specified in Section 6.01(d) the Trustee shall have received an Officer’s Certificate to the effect that (x) the indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Subject to Section 7.01, in case an Event of Default shall occur and be continuing with respect to the Notes, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
     Section 6.04. Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
     Section 6.05. Control by Majority. The holders of a majority in principal amount of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
     Section 6.06. Limitation on Suits.
     (a) No holder of any Note will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:
     (i) the holder gives the Trustee written notice of a continuing Event of Default with respect to the Notes,
     (ii) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,
     (iii) such holder or holders offer the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liability or expense,
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and
     (v) during such 60-day period the holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note.
     (b) A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.
     Section 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Company, any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
     Section 6.10. Priorities. Any money or property collected by the Trustee pursuant to this Article 6 and any other money or property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:
     FIRST: to the Trustee, its agents, professionals and counsel and the Agents for amounts due under this Indenture;

     SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     THIRD: to the Company or, to the extent the Trustee collects any amount for any Guarantor, to the such Guarantor.
     The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each holder and the Company a notice that states the record date, the payment date and amount to be paid.
     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.
     Section 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee and Agents
     Section 7.01. Duties of Trustee and Agents.
     (a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in them by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the Trustee and Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and Agents (it being agreed that the permissive right of the Trustee and Agents to do things enumerated in this Indenture shall not be construed as a duty); and
     (ii) in the absence of bad faith on its part, the Trustee and Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and Agents and conforming to the requirements of this Indenture. The Trustee and Agents shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee and Agents shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee or Agents may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of Section 7.01(b);
     (ii) the Trustee or Agents shall not be liable for any error of judgment made in good faith by a Responsible Officer or Agent unless it is proved that the Trustee or Agent was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
     (iv) no provision of this Indenture shall require the Trustee or Agents to expend or risk its own funds or otherwise Incur financial or personal liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and paragraphs (b) and (c) with respect to the Agents.
     (e) The Trustee and Agents shall not be liable for interest on any money received by it except as the Trustee and Agents may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and Agents shall be subject to the provisions of this Section and the Trustee shall be subject to the provisions of the TIA.
     Section 7.02. Rights of Trustee and Agents.
     (a) The Trustee and Agents may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee and Agents need not investigate any fact or matter stated in the document.
     (b) Before the Trustee or Agents acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee and Agents shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
     (c) The Trustee and Agents may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee and Agents shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s and Agents’ conduct does not constitute willful misconduct or negligence.
     (e) The Trustee and Agents may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee and Agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee and Agents, in their discretion, may (but shall not be obligated to) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or Agents shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall Incur no liability of any kind by reason of such inquiry or investigation. Any and all notices, instructions, demands, requests, consents, appraisals, correspondence or other communications shall be in writing and delivered in accordance with Section 11.02.
     (g) The Trustee or Agents shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee or Agents security and indemnity satisfactory to the Trustee or Agents against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee and Agents, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and Agents in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (i) The Trustee and Agents shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee and Agents or the exercising of any power conferred by this Indenture.
     (j) Any action taken, or omitted to be taken, by the Trustee and Agents in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
     (k) The Trustee and Agents shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or Agents at the Corporate Office of the Trustee or Agents, and such notice references the Notes and this Indenture.
     (l) The Trustee and Agents may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s

Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
     (m) The Trustee and Agents shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee and Agents have been advised of the likelihood of such loss or damage and regardless of the form of actions.
     (n) The Trustee and Agents shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
     (o) The Trustee and Agents shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     Section 7.04. Trustee’s and Agents’ Disclaimer. The Trustee and Agents shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s or Agents’ certificate of authentication. The Trustee and Agents shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c)-6.01(g) or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee or Agents shall have received written notice thereof in accordance with Section 11.02 hereof from the Company or any Guarantor or any holder. In accepting the trust hereby created, the Trustee and Agents act solely as Trustee and Agents for the holders of the Notes and not in their respective individual capacities and all persons, including without limitation the holders of Notes and the Company having any claim against the Trustee and Agents arising from this Indenture shall look only to the funds and accounts held by the Trustee and Agents hereunder for payment except as otherwise provided herein.

     Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the holders. The Company is required to deliver to the Trustee, annually, an Officer’s certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.
     Section 7.06. Reports by Trustee to the Holders. As promptly as practicable after each June 30 beginning with the June 30 following the date of this Indenture, and in any event prior to July 30 in each year, the Trustee shall mail to each holder a brief report dated as of such July 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.
     A copy of each report at the time of its mailing to the holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
     Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee and Agents from time to time such compensation, as the Company and the Trustee and Agents shall from time to time agree in writing, for the Trustee’s and Agent’s acceptance of this Indenture and its applicable services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee or Agents upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or Agents’ applicable agents and counsel. The Company and the Guarantors, jointly and severally shall indemnify and hold harmless the Trustee and Agents and their respective directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Company or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any holder or any other

Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or Agents or the termination of this Indenture. The Trustee and Agents shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and such Guarantor, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Guarantor, as applicable, and such indemnified parties in connection with such defense; provided, further, that, unless the Company otherwise agrees in writing, the Company shall not be liable to pay fees and expenses of more than one counsel at any given time located within one particular jurisdiction. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.
     To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee and Agents shall have a lien prior to the Notes on all money or property held or collected by the Trustee and Agents other than money or property held in trust to pay principal of and interest on particular Notes.
     The Company’s and the Guarantors’ payment and indemnity obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or Agents. Without prejudice to any other rights available to the Trustee and Agents under applicable law, when the Trustee and Agents Incur expenses after the occurrence of a Default specified in Section 6.01(f) or 6.01(g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     No provision of this Indenture shall require the Trustee or Agents to expend or risk its own funds or otherwise Incur any financial or personal liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity and security against such risk or liability is not assured to its satisfaction.
     Section 7.08. Replacement of Trustee and Agents.
     (a) The Trustee or Agents may resign by so notifying the Company in writing at least 30 days in advance. The holders of a majority in principal amount of the Notes may remove the Trustee or Agents by so notifying the Company and the applicable Trustee or Agent and may appoint a successor Trustee or Agent with the Company’s consent. A resignation or removal of a Trustee or Agent and appointment of a successor Trustee or Agent shall become effective only with the successor Trustee’s or Agent’s acceptance of appointment as provided in this Section. The Company shall remove the Trustee or Agent if:
     (i) the Trustee fails to comply with Section 7.10;
     (ii) the Trustee or Agent is adjudged bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee or Agent otherwise becomes incapable of acting.
     (b) If the Trustee or any Agent resigns, is removed by the Company or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee or Agent, or if a vacancy exists in the office of Trustee or an Agent for any reason (the Trustee or Agent in such event being referred to herein as the retiring Trustee or retiring Agent), the Company shall promptly appoint a successor Trustee or Agent.
     (c) The successor Trustee or Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee or Agent shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. The successor Trustee or Agent shall mail a notice of its succession to the holders. The retiring Trustee or Agent shall promptly transfer all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the lien provided for in Section 7.07.
     (d) If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent or the holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee or Agent.
     (e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Agent.

     Section 7.09. Successor Trustee or Agent by Merger. If the Trustee or Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Agent; provided, however, that such corporation shall be otherwise qualified and eligible under this Article 7.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee or Agent shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee or Agent may adopt the certificate of authentication of any predecessor trustee or agent, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or Agent may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee or agent; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee or Agent shall have.
     Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
     Section 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
     Section 7.12. Paying Agent. If the Company maintains a Paying Agent with respect to the Notes in a member state of the European Union, such Paying Agent will be located in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to the EU Savings Tax Directive or pursuant to the EU-Swiss Savings Tax Agreement or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement.

ARTICLE 8
Discharge of Indenture; Defeasance
     Section 8.01. Discharge of Liability on Notes; Defeasance.
     (a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:
     (i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit;
     (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and
     (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date.
     In addition, the Company shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Company.
     (b) Subject to Sections 8.01(c) and 8.02, the Company may at any time elect to terminate some or all of its obligations under the outstanding Notes and this Indenture (hereinafter, “legal defeasance option”) except for obligations under Sections 2.04, 2.07 and 2.08 and obligations under the TIA. The Company may terminate its obligations (i) under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.08,

4.10 and Section 5.01 and (ii) under Sections 6.01(c), 6.01(d), 6.01(e), and Sections 6.01(f) and 6.01(g) (with respect to Significant Subsidiaries), on a date the conditions set forth in Section 8.02 are satisfied (hereinafter, “covenant defeasance option”) and thereafter, any omission to comply with any covenant referred to in clause (i) above will not constitute a Default or an Event of Default with respect to the Securities. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
     (c) If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), or Sections 6.01(f) or 6.01(g) (with respect to Significant Subsidiaries), or because of the failure of the Company to comply with Section 5.01 with respect thereto.
     (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
     (e) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 2.09, 4.11, 7.07, 7.08, 9.05 and 9.06 and this Article 8 shall survive until such time as the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.
     Section 8.02. Conditions to Defeasance.
     (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (i) the Company irrevocably deposits in trust with the Trustee cash in U.S. Dollars or Government Obligations in such amounts or a combination thereof as will be sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;
     (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

     (iii) the deposit does not constitute a default under any other agreement binding on the Company;
     (iv) in the case of its legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
     (v) the Company does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
     (vi) in the case of its covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (vii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.
     (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.
     Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from

Government Obligations, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.
     Section 8.04. Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.
     Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
     Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.
     Section 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.
ARTICLE 9
Amendments and Waivers
     Section 9.01. Without Consent of the Holders.
     (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any holder:

     (i) to cure any ambiguity, omission, defect or inconsistency to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, or to make any other provisions as may be necessary or desirable, including the making of any modifications in the form of the Note, provided that such actions shall not adversely affect the interests of the holders of the Notes in any material respect;
     (ii) to provide for the assumption by a successor of the Obligations of the Company under this Indenture and the Notes;
     (iii) to add a Guarantor with respect to the Notes pursuant to Section 4.08;
     (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
     (v) to conform the text of this Indenture, the Notes or the Registration Rights Agreement to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Registration Rights Agreement;
     (vi) to evidence and provide acceptance of the appointment of a successor Trustee, Registrar or Paying Agent under this Indenture;
     (vii) to comply with the rules of any applicable securities depository;
     (viii) to add collateral or security to secure the Notes;
     (ix) to add to the covenants of the Company or the Subsidiaries for the benefit of the holders or to surrender any right or power herein conferred upon the Company or the Subsidiaries;
     (x) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

     (xi) to make any change that would provide any additional benefit or rights to the holders or that does not adversely affect in any material respect the legal rights of any holder;
     (xii) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities;
     (xiii) to comply with the rules of any applicable securities depository; or
     (xiv) to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture.
     (b) The Trustee may require an Officer’s Certificate or Opinion of Counsel that such amendment under this Section 9.01 is permitted under this Indenture and that all conditions have been complied with. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.
     (c) After an amendment under this Section 9.01 becomes effective, the Company shall mail to the holders a notice briefly describing such amendment, provided that in the case of an amendment pursuant to Section 9.01(a)(xiv), no such notice shall be required. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
     Section 9.02. With Consent of the Holders.
     (a) The Company and the Trustee may amend this Indenture and the Security Documents with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes).
     (b) However, without the consent of each holder of an outstanding Note, no amendment may,
     (i) change the due date of the principal of, or any installment of principal of or interest on any Note or the redemption terms with respect to such Notes;
     (ii) reduce the principal amount of, or any premium or interest rate on, the Notes;

     (iii) change the place or currency of payment of principal of, or any premium or interest on, the Notes;
     (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes after the due date thereof; or
     (v) reduce the percentage in principal amount of the then outstanding Notes, the consent of whose holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.
     (c) It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     (d) After an amendment under this Section 9.02 becomes effective, the Company shall mail to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
     Section 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.
     Section 9.04. Revocation and Effect of Consents and Waivers.
     (a) A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.
     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     Section 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
     Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity and security reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03, Section 11.04 and Section 11.05).
     Section 9.07. Additional Voting Terms. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter only if the Company so elects pursuant to Section 2.01 of this Indenture. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.13.
ARTICLE 10
Guarantee
     Section 10.01. Guarantee.

     (a) Each existing Wholly Owned Domestic Subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any Capital Markets Debt on the Issue Date, by execution of this Indenture (other than any Excluded Subsidiary) (each such entity, a “Guarantor”) will, jointly and severally, irrevocably and unconditionally guarantee on a senior basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all Obligations of the Company under this Indenture (including obligations to the Trustee and the Agents) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes (the “Guarantee”) and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing, including the Guarantee, being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
     (b) To the extent applicable, each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of each Guarantor, except as provided in Section 10.02(b) or Section 10.02(c). Each Guarantor hereby waives any right to which it may be entitled to have its Obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.
     (c) Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.
     (d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.
     (e) The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 10, the senior unsecured Obligations of the Guarantors, equal in right of payment to all existing and future unsubordinated indebtedness of the relevant Guarantor.
     (f) Except as expressly set forth in Section 8.01(b), Section 10.02 and Section 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
     (g) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
     (h) In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the holders, the Trustee and Agents.

     (i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section 10.01.
     (j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee, the Agents or any holder in enforcing any rights under this Section 10.01.
     (k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     Section 10.02. Limitation on Liability.
     (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     (b) The Obligations of any Guarantor, under its Guaranteed Obligations will be automatically and unconditionally released and discharged from all Obligations under this Article 10 when any of the following occurs:
     (i) upon the full and final payment by or on behalf of the Company of all of its Obligations under this Indenture and the Notes;
     (ii) upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default has occurred or is continuing or would be caused thereby;
     (iii) the occurrence of legal defeasance or covenant defeasance in accordance with this Indenture;
     (iv) except for those limitations described in Section 10.02(c), in the event that the continued obligation of such Guarantor under its Guarantee or the continued existence of such Guarantee will result in a violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company or such Guarantor; provided that all guarantees, if any, of all other indebtedness are also released;
     (v) if such Guarantor no longer is an issuer or co-issuer in respect of, or guarantees, any Capital Markets Debt;
     (vi) any issuance, sale, exchange, transfer or other disposition (including, without limitation, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or otherwise), directly or indirectly, of Capital Stock of such Guarantor (or any parent of such Guarantor) to any Person that is not a Subsidiary that results in such Guarantor ceasing to be a Subsidiary; or
     (vii) upon such Guarantor being designated as an Excluded Subsidiary in compliance with this Indenture and the Company gives written notice of such release to the Trustee.
     (c) In addition to the initial Guarantors, other Subsidiaries may become Guarantors after the Issue Date, as provided in this Indenture. The Guaranteed Obligations of the Guarantors will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.
     Section 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the holders and, in the event of any transfer or assignment of rights by any holder, the Agents or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
     Section 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Agents or the holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
     Section 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
     Section 10.06. Execution of Supplemental Indenture for Future Note Guarantors. Each Subsidiary and other Person which is required to become a Guarantor of the Notes pursuant to Section 4.08 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.
     Section 10.07. Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
ARTICLE 11
Miscellaneous
     Section 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.
     Section 11.02. Notices.
     (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:
if to the Company or a Guarantor:
LyondellBasell Industries N.V.
Weena 737
3013 AM Rotterdam

The Netherlands
Facsimile: +31 10 713 6259
Attention: General Counsel
and
Lyondell Chemical Company
1221 McKinney Street
Suite 700
Houston, TX 77010
Facsimile: (713) 309-4631
Attention: General Counsel
if to the Trustee Paying Agent or Registrar:
Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Facsimile: 212-515-1589
Attention: Corporate Trust Services — Administrator for LyondellBasell Industries N.V.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     (c) Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
     Section 11.03. Communication by the Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.
     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.07) shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
     Section 11.06. When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
     Section 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
     Section 11.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
     Section 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     Section 11.10. Consent to Jurisdiction and Service. The Company irrevocably (i) agree that any legal suit, action or proceeding against the Company arising out of or based upon this Indenture, the Notes or any Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the City and County of New York (collectively, the “Specified Courts”) and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding. The Company hereby appoints C T Corporation System, 111 Eighth Avenue, New York, New York, 10011, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Notes or the transactions contemplated hereby which may be instituted in any Specified Court, expressly consent to the jurisdiction of any such Specified Court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable by the Company. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent in any manner permitted by applicable law and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
     Section 11.11. Waiver of Immunity. The Company and each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal suit, action or proceeding against the Company or any Guarantor arising out of or based upon this Indenture, the Notes or any Guarantee or the transactions contemplated hereby may be instituted in any Specified Court, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any such court in any such legal suit, action or proceeding, the Company and each Guarantor waives any such immunity in such courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal suits, actions or proceedings, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     Section 11.12. Judgment Currency.
     (a) U.S. dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise by any holder of a Note, as the case may be, or by the Trustee, in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
     (b) If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Note, the Company will indemnify them against any loss sustained by such recipient as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the holder of a Note or the Trustee to certify in a manner reasonably satisfactory to the Company (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Company’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.
     Section 11.13. No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Company, Company or any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 11.14. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 11.15. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 11.16. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 11.17. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
     Section 11.18. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 11.19. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide to the Trustee and the Agents with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.
     Section 11.20. Force Majeure. In no event shall the Trustee or any Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s or the Agents’ control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot or embargo, which delay, restrict or prohibit the providing of the services contemplated by this Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LYONDELLBASELL INDUSTRIES N.V.
By:
Name:
	Title:	Authorized Person

LYONDELLBASELL FINANCE COMPANY
LYONDELLBASELL ACETYLS, LLC
HOUSTON REFINING LP
LYONDELLBASELL F&F HOLDCO, LLC
LYONDELLBASELL ACETYLS HOLDCO, LLC
LYONDELL REFINING I LLC
LYONDELL REFINING COMPANY LLC
LYONDELL EUROPE HOLDINGS INC.
LYONDELL CHIMIE FRANCE LLC
LYONDELL CHEMICAL COMPANY
LYONDELL CHEMICAL TECHNOLOGY, L.P.
LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.
LYONDELL CHEMICAL TECHNOLOGY 1 INC.
LYONDELL CHEMICAL PROPERTIES, L.P.
LYONDELL CHEMICAL OVERSEAS SERVICES, INC.
LYONDELL CHEMICAL INTERNATIONAL COMPANY
EQUISTAR CHEMICALS, LP
BASELL NORTH AMERICA INC.
EQUISTAR GP, LLC
EQUISTAR LP, LLC

By:
Name:
	Title:	Authorized Person

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, Registrar and Paying Agent
By:
Name:
Title:

EXHIBIT A
FORM OF NOTE
[Face of Note]
     [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
     [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [144A: 552081AC5/REG. S: N53745AB6]
ISIN: [144A: US552081AC57/REG. S: USN53745AB61]
[RULE 144A] [REGULATION S] GLOBAL NOTE
representing up to
$1,000,000,000
6.000% Senior Note due 2021

No. ___	[$______________]
     LYONDELLBASELL INDUSTRIES, N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on November 15, 2021.
     Interest Payment Dates: May 15 and November 15
     Record Dates: May 1 and November 1
     Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LYONDELLBASELL INDUSTRIES N.V.
By:
Name:
Title:

Dated: November 14, 2011

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[Back of Note]
6.000% Senior Note Due 2021
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. LyondellBasell Industries, N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands, (the “Company,”) promises to pay interest on the principal amount of this Note at 6.000% per annum from November 14, 2011 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below and Additional Amounts in respect thereof as set forth in the Indenture. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be May 15, 2012. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered holders of Notes at the close of business on May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the holders at their addresses set forth in the register of holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Trustee; Paying Agent and Registrar. Wells Fargo Bank, National Association, will be the Trustee, Paying Agent and Registrar (the “Trustee”) under the Indenture with regard to the Notes.

     4. Indenture. The Company issued the Notes under an Indenture, dated as of November 14, 2011 (the “Indenture”), among the Company and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 6.000% Senior Notes due 2021 (the “Notes”). The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes issued under the Indenture (including any Exchange Notes issued in exchange therefor) shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption.
     (a) The Company may, in whole at any time or in part from time to time prior to the date that is 90 days prior to the scheduled maturity date of the Notes, redeem the Notes (including any additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
     (b) At any time on or after the date which is 90 days prior to the final maturity date of the Notes, the Company may, in whole at any time or in part, redeem the Notes (including any additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
     6. Redemption for Taxation Reasons. In accordance with Section 3.09 of the Indenture, the Company may redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts

(as defined in Section 4.11 of the Indenture), if any and further described in Section 3.09 of the Indenture.
     7. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     8. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his, her or its registered address. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of $200,000 (and integral multiples of $1,000 in excess thereof), principal amount or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $200,000. Notes and portions of them the Trustee selects shall be in amounts of $200,000 (and integral multiples of $1,000 in excess thereof). The notice of redemption relating to such Note selected to be redeemed shall state the portion of the principal amount thereof to be redeemed.
     If less than all the Notes are to be redeemed at any time in connection with an optional redemption, the Trustee will select Notes for redemption as follows:
     (a) if the Notes to be redeemed are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or
     (b) if the Notes to be redeemed are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption.
     If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
     9. Offers to Repurchase. Upon the occurrence of a Change of Control Repurchase Event, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

     10. Denominations, Transfer, Exchange. The Notes are in fully registered form only, without coupons, in denominations of $200,000 and integral multiples of $1,000. A holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.
     11. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.
     12. Amendment, Supplement and Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
     13. Defaults and Remedies. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
     14. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
     15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to holders of Notes under the Indenture, holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
     16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:
LyondellBasell Industries N.V.
Weena 737
3013 AM Rotterdam
The Netherlands
Facsimile: +31 10 713 6259
Attention: General Counsel
and
Lyondell Chemical Company
1221 McKinney Street
Suite 700
Houston, TX 77010
Facsimile: (713) 309-4631
Attention: General Counsel

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 of the Indenture, check the box below:
[   ] Section 4.06
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased:
$_______________
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
     The initial outstanding principal amount of this Global Note is $_________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal
		Amount of	Amount of	Signature of
		increase in	this Global	authorized
	Amount of	Principal	Note	signatory of
	decrease in	Amount of	following	Trustee or
Date of	Principal	this Global	such decrease	Note
Exchange	Amount	Note	or increase	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
LyondellBasell Industries N.V.
Facsimile: +31 107 13 62 59
Attention: General Counsel

Re:    6.000% Senior Notes due 2021
     Reference is hereby made to the Indenture, dated as of November 14, 2011 (the “Indenture”), among LyondellBasell Industries N.V. (the “Company”), the Trustee and the Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     _______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [$]___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
     2. [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
     3. [   ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) [   ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) [   ] such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) [   ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
     4. [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
     (a) [   ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) [   ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) [   ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
     (a) [   ] a beneficial interest in the:
(i)	[ ] 144A Global Note ([CUSIP: ] [Common [ISIN: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ] [ISIN: ]), or
     (b) [   ] a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
     (a) [   ] a beneficial interest in the:
(i)	[ ] 144A Global Note ([CUSIP: ] [Common [ISIN: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ] [Common [ISIN: ]), or

(iii)	[ ] Unrestricted Global Note ([ ] [ ]); or
     (b) [   ] a Restricted Definitive Note; or
     (c) [   ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
LyondellBasell Industries N.V.
Facsimile: +31 107 13 62 59
Attention: General Counsel

Re:    6.000% Senior Notes due 2021
     Reference is hereby made to the Indenture, dated as of November 14, 2011 (the “Indenture”), among LyondellBasell Industries N.V. (the “Company”), the Trustee, and the Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of [$]______ in such Note[s] or interests (the "Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES.
     (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the

Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES.

     (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated .

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE RELATED TO SUBSIDIARY
GUARANTORS]
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of LYONDELLBASELL INDUSTRIES N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (or its successor) (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a company, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of November 14, 2011, as supplemented, providing for the issuance of the Company’s $1,000,000,000 aggregate principal amount of 6.000% Senior Notes due 2021 (the “Notes”);
     WHEREAS Section 4.08 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and other existing Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words "herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.
     3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.
     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Exhibit 4.2
EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
by and among
LyondellBasell Industries N.V.
the Guarantors
party hereto
and
Merrill Lynch, Pierce, Fenner & Smith
and the other Initial Purchasers
Dated as of November 14, 2011

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 14, 2011, by and among LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (the “Company”), the Guarantors (as defined in the Purchase Agreement (as defined below)) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers listed in Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”), each of whom has agreed to purchase a portion of the $1,000,000,000 aggregate principal amount of the Company’s 6.000% Notes due 2021 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement. The Initial Notes and the related Guarantees are herein collectively referred to as the “Securities.”
     This Agreement is made pursuant to the Purchase Agreement, dated November 4, 2011, as amended on November 7, 2011 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(g) of the Purchase Agreement.
     The parties hereby agree as follows:
     SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
     Additional Interest Payment Date: With respect to the Securities, each Interest Payment Date.
     Broker-Dealer: Any broker or dealer registered under the Exchange Act.
     Business Day: Any day other than a Saturday, Sunday or other day on which banking institutions or trust companies are authorized or required by law to close in New York City, London or The Netherlands.
     Commission: The United States Securities and Exchange Commission.
     Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Securities that were tendered by Holders thereof pursuant to the Exchange Offer.
     Effectiveness Target Date: A date no later than 365 days after the Issue Date or if such 365th day is not a Business Day, the next succeeding Business Day.
     Exchange Act: The Securities Exchange Act of 1934, as amended.
     Exchange Date: As defined in Section 3(b) hereof.
     Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

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     Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act, to certain institutional “accredited investors,” as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.
     Exchange Securities: The 6.000% Notes due 2021 and the related Guarantees, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.
     FINRA: Financial Industry Regulatory Authority, Inc.
     Guarantees: As defined in the preamble hereto.
     Guarantors: As defined in the preamble hereto.
     Holders: As defined in Section 2(b) hereof.
     Indemnified Holder: As defined in Section 8(a) hereof.
     Indenture: The Indenture, dated as of November 14, 2011, by and among the Company, the Guarantors and Wells Fargo, National Association, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
     Initial Purchasers: As defined in the preamble hereto.
     Initial Notes: As defined in the preamble hereto.
     Initial Placement: The issuance and sale by the Company of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.
     Interest Payment Date: As defined in the Indenture and the Securities.
     Issue Date: November 14, 2011
     Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     Purchase Agreement: As defined in the preamble hereto.
     Registration Default: As defined in Section 5 hereof.
     Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
     Securities: As defined in the preamble hereto.
     Securities Act: The Securities Act of 1933, as amended.
     Shelf Filing Deadline: As defined in Section 4(a) hereof.
     Shelf Registration Statement: As defined in Section 4(a) hereof.

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     Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).
     Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
     SECTION 2. Securities Subject to this Agreement.
     (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
     (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
     SECTION 3. Registered Exchange Offer.
     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, each of the Company and the Guarantors shall (i) use its commercially reasonable efforts to cause to be filed with the Commission as soon as reasonably practicable, but in any event no later than the Effectiveness Target Date, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable but in any event no later than the Effectiveness Target Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.
     (b) The Company and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws with respect to the disposition of all securities covered by the Exchange Offer. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days after the Effectiveness Target Date (or if such 45th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”).
     (c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such

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Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission.
     Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days following the consummation of the Exchange Offer exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.
     The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90 day period (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
     SECTION 4. Shelf Registration.
     (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to effect the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated prior to the Effective Target Date, (iii) prior to the 20th Business Day following the Exchange Date, any Initial Purchaser requests from the Company with respect to Transfer Restricted Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer or (iv) prior to the 20th Business Day following the Exchange Date, with respect to any Holder of Transfer Restricted Securities, such Holder notifies the Company that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus (other than by reason of such Holder’s status as affiliate of the Company) and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company and the Guarantors shall (except for a shelf registration required by clause (ii) above if the Exchange Offer has at the relevant time been Consummated)
     (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement within 45 days after such filing obligation arises (or if such 45th day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
     (y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day) (the “Shelf Effectiveness Date”).
     Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the

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requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) one-year following the effective date of such Shelf Registration Statement; (ii) the date when all the Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; (iii) the date when all the Securities covered by such Shelf Registration Statement cease to be outstanding; and (iv) the date when all the Securities covered by such Shelf Registration Statement become eligible for resale pursuant to Rule 144 under the Securities Act without regard to volume, manner of sale or other restrictions contained in Rule 144 (the “Shelf Registration Period”).
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not contain an untrue statement of material fact or omit to state any fact necessary to make the statement therein not misleading.
     SECTION 5. Additional Interest. If (i) an Exchange Offer Registration Statement is required pursuant to Section 3(a) and the Exchange Offer is not Consummated within 45 days after the Effectiveness Target Date; or (ii) following the Effectiveness Target Date, a Shelf Registration Statement is required pursuant to Section 4(a)(x) and such Shelf Registration Statement (x) is not filed on or prior to the applicable Shelf Filing Deadline, (y) does not become effective on or prior to the 90th day after the Shelf Filing Deadline, or (z) is filed and becomes effective but thereafter ceases to be effective or the corresponding Prospectus fails to be usable for its intended purpose at any time during the Shelf Registration Period, and such failure to remain effective or usable exists for more than 45 days consecutive days and up to 120 days in the aggregate, in each case in any 12-month period (each such event referred to in the foregoing clauses (i) or (ii) a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Notwithstanding the foregoing, immediately following the earliest of (x) the cure of all Registration Defaults relating to any particular Transfer Restricted Securities and (y) the date on which there are no outstanding Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.
     Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Transfer Restricted Securities that is not entitled to the benefits of the Shelf Registration Statement (because, e.g., such Holder has not elected to include information or has not timely delivered such information to the Company pursuant to Section 4(b) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.
     All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.
     SECTION 6. Registration Procedures.
     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

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     (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.
     (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company.
     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration (unless automatically declared effective) to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as soon as commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.
     (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), each of the Company and the Guarantors shall:
     (i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period of this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective (unless automatically

7

declared effective) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
     (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (iv) furnish without charge to each of the Initial Purchasers upon request of a majority of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission. Notwithstanding the last two sentences, the Company shall not be prohibited from making any filing that is, in the opinion of counsel to the Company, necessary to comply with applicable law;
     (v) [Reserved.];
     (vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantor’ officers, directors and employees to

8

supply all information, in each case as shall be reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;
     (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
     (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;
     (ix) if requested, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
     (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
     (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of at least 10% of the aggregate principal amount of Transfer Restricted Securities then outstanding or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:
     (A) furnish to each Initial Purchaser, each selling Holder of at least 10% of the aggregate principal amount of Securities then outstanding and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:
     (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by one of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, Treasurer, or authorized Attorney-in-Fact of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;
     (2) if requested by Holders of a majority of the aggregate principal amount of Securities then outstanding, an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and

9

the Guarantors, covering the matters set forth in the opinions and letter delivered pursuant to Sections 5(c) and 5(d) of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and
     (3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;
     (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
     (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.
     If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;
     (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;
     (xiii) shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange

10

Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company for cancellation;
     (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);
     (xv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;
     (xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;
     (xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;
     (xviii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;
     (xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;
     (xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;
     (xxi) cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if reasonably requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any; and
     (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.
     Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith

11

discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.
     SECTION 7. Registration Expenses.
     (a) All reasonable and documented expenses incident to the Company’s and the Guarantor’s performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and one counsel to such person, that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, all reasonable fees and disbursements of one counsel to the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.
     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
     SECTION 8. Indemnification.
     (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages,

12

liabilities, judgments, actions and reasonable expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any (x) Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein or (y) Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders, its directors, officers, employees or controlling persons furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any Guarantor may otherwise have.
     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of the Company, the Guarantors and any such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

13

     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.
     SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
     SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
     SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such

14

offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.
     SECTION 12. Miscellaneous.
     (a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.
     (c) Adjustments Affecting the Securities. The Company will not effect any change, or permit any change to occur, with respect to the term of the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
     (e) Notices. All notices and other communications provided for or permitted here under shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     (ii) if to the Company or any Guarantor:
LyondellBasell Industries N.V.
Weena 737
3013 AM Rotterdam
The Netherlands
Facsimile: +31 10 713 6259
Attention: General Counsel
with a copy to:
Lyondell Chemical Company
1221 McKinney Street

15

Suite 700
Houston, TX 77010
Facsimile: (713) 309-4631
Attention: General Counsel
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.
     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[Signature page to follow]

16

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LyondellBasell Industries N.V.
By:
Name:
	Title:	Attorney-in-Fact

Guarantors
LYONDELLBASELL FINANCE COMPANY
LYONDELLBASELL ACETYLS, LLC
HOUSTON REFINING LP
LYONDELLBASELL F&F HOLDCO, LLC
LYONDELLBASELL ACETYLS HOLDCO, LLC
LYONDELL REFINING I LLC
LYONDELL REFINING COMPANY LLC
LYONDELL EUROPE HOLDINGS INC.
LYONDELL CHIMIE FRANCE LLC
LYONDELL CHEMICAL COMPANY
LYONDELL CHEMICAL TECHNOLOGY, L.P.
LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.
LYONDELL CHEMICAL TECHNOLOGY 1 INC.
LYONDELL CHEMICAL PROPERTIES, L.P.
LYONDELL CHEMICAL OVERSEAS SERVICES, INC.
LYONDELL CHEMICAL INTERNATIONAL COMPANY
EQUISTAR CHEMICALS, LP
BASELL NORTH AMERICA INC.
EQUISTAR GP, LLC
EQUISTAR LP, LLC

All By:
Name:
	Title:	Authorized Person

1

     The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
	Title:	Managing Director

2